                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section  240.14a-11(c) or Section
      240.14a-12

                            Larizza Industries, Inc.
      ____________________________________________________________________
                (Name of Registrant as Specified in its Charter)
      ____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.
[ ]   $500 per each party to the controversy
      pursuant to Exchange Act Rule 14a-6(i)(3).
[x]   Fee computed on table below per
      Exchange Act Rules 14a-6(i)(4) and 0-11.
 (1)  Title of each class of securities to which transaction applies:
      Common Stock, no par value
 (2)  Aggregate number of securities to which transaction applies:
      22,088,107 shares
 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      $6.50 per share (cash merger consideration)
 (4)  Proposed maximum aggregate value of transaction:
      $143,572,695.50
 (5)  Total fee paid:
      $28,714.54
[x]   Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.
 (1)  Amount Previously Paid:
      __________
 (2)  Form, Schedule or Registration Statement No.:
      __________
 (3)  Filing Party:
      __________
 (4)  Date Filed:
      __________

                          [LARIZZA INDUSTRIES LOGO]

                            LARIZZA INDUSTRIES, INC.
                            201 West Big Beaver Road
                                   Suite 1040
                              Troy, Michigan 48084
                                 (810) 689-5800

Dear Shareholder:


     You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Larizza Industries, Inc. (the "Company") to be held at the Ritz-Carlton, Dearborn, Fairlane Town Center, 300 Town Center Drive, Dearborn, Michigan 48126, on December 1, 1995 at 10:00 A.M., Eastern Standard Time. The official Notice of the Special Meeting, Proxy Statement and form of proxy are enclosed with this letter. You are urged to read them carefully.



     The only proposal to be acted upon at the Special Meeting is the approval and adoption of the Agreement and Plan of Merger, dated as of September 26, 1995 (included as Appendix A to, and described in, the attached Proxy Statement), among the Company, Collins & Aikman Products Co. ("Parent") and LRI Acquisition Corp. ("Acquisition"), a wholly-owned subsidiary of Parent. Pursuant to the Agreement and Plan of Merger, Acquisition will be merged with and into the Company (the "Merger"), the Company will become a wholly-owned subsidiary of Parent and each outstanding share of Common Stock, no par value, of the Company will be converted into the right to receive $6.50 in cash, all as more particularly described in the attached Proxy Statement. THE BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND, HAVING RECEIVED THE RECOMMENDATION OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER. The Company is not aware of any other matters to be brought before the Special Meeting.


     Please read carefully the accompanying Notice of Special Meeting of Shareholders and Proxy Statement for additional information regarding the Merger and related matters.

     Pursuant to the Stock Agreement described in the accompanying Proxy Statement, the beneficial owner of a majority of the outstanding Common Stock has agreed to vote such shares in favor of the approval and adoption of the Merger Agreement and has granted to Parent an option to purchase a portion of such shares. Accordingly, the approval and adoption of the Merger Agreement by the requisite vote of the shareholders is expected to occur irrespective of whether, or the manner in which, other shareholders vote their shares.

     Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed, postage prepaid envelope. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

     Please do not send your stock certificates with your proxy card. Following the approval and adoption of the Merger Agreement and the satisfaction or waiver of all other conditions to the Merger, you will receive a transmittal form and instructions for the surrender and exchange of your share certificates.

     On behalf of the Board of Directors and management of the Company, thank you for your cooperation and continued support.

                                            Sincerely,

                                            RONALD T. LARIZZA
                                            Chairman of the Board and
                                            Chief Executive Officer

November 1, 1995

                            LARIZZA INDUSTRIES, INC.
                            201 West Big Beaver Road
                                   Suite 1040
                              Troy, Michigan 48084
                                 (810) 689-5800


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 1, 1995



To the Shareholders of Larizza Industries, Inc.:


         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Larizza Industries, Inc., an Ohio corporation (the "Company"), will be held at the Ritz-Carlton, Dearborn, Fairlane Town Center, 300 Town Center Drive, Dearborn, Michigan 48126, on Friday, December 1, 1995 at 10:00 A.M., Eastern Standard Time. The purpose of the Special Meeting will be to approve and adopt the Agreement and Plan of Merger, dated as of September 26, 1995 (included as Appendix A to, and described in, the attached Proxy Statement), among the Company, Collins & Aikman Products Co. ("Parent") and LRI Acquisition Corp. ("Acquisition"), a wholly-owned subsidiary of Parent. Pursuant to the Agreement and Plan of Merger, Acquisition will be merged with and into the Company, the Company will become a wholly-owned subsidiary of Parent and each outstanding share of common stock, no par value, of the Company will be converted into the right to receive $6.50 in cash, all as more particularly described in the attached Proxy Statement. The Company is not aware of any matters to be brought before the Special Meeting except for those set forth above in this Notice of Special Meeting of Shareholders.


         Shareholders of record at the close of business on October 30, 1995 will be entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof.

         All shareholders are cordially invited to attend the Special Meeting. However, the Company urges you to assure your representation at the Special Meeting by signing and returning the enclosed proxy in the postage prepaid envelope provided as promptly as possible. The giving of this proxy does not affect your right to vote in person if you attend the Special Meeting.

         Under Ohio law, shareholders are entitled to appraisal rights as a result of the Merger. However, in order for shareholders to exercise appraisal rights, they must strictly follow the procedures prescribed by Ohio law, which are summarized in "The Merger--Appraisal Rights" in the accompanying Proxy Statement.

                                        BY ORDER OF THE BOARD OF
                                        DIRECTORS


                                        RONALD T. LARIZZA
                                        Chairman of the Board and
                                        Chief Executive Officer

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING.

November 1, 1995

                               TABLE OF CONTENTS

                                                                          PAGE
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         The Special Meeting  . . . . . . . . . . . . . . . . . . . . .   1
         The Merger . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         The Parties  . . . . . . . . . . . . . . . . . . . . . . . . .   7

GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .   8

PURPOSE OF THE SPECIAL MEETING  . . . . . . . . . . . . . . . . . . . .   8

VOTING, PROXIES AND REVOCABILITY  . . . . . . . . . . . . . . . . . . .   9

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Background of the Merger . . . . . . . . . . . . . . . . . . .  10
         Recommendation of the Board of Directors of the Company. . . .  12
         Certain Financial Projections of the Company . . . . . . . . .  13
         Opinion of Financial Advisor . . . . . . . . . . . . . . . . .  14
         Required Vote  . . . . . . . . . . . . . . . . . . . . . . . .  18
         Terms of the Merger  . . . . . . . . . . . . . . . . . . . . .  18
         Effective Date . . . . . . . . . . . . . . . . . . . . . . . .  19
         Exchange of Stock Certificates . . . . . . . . . . . . . . . .  19
         Source and Amount of Funds . . . . . . . . . . . . . . . . . .  20
         Representations and Warranties; Covenants; Conditions. . . . .  20
         Modification; Termination  . . . . . . . . . . . . . . . . . .  22
         Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . .  23
         Federal Income Tax Consequences to the Company's Shareholders.  26
         Regulatory Matters . . . . . . . . . . . . . . . . . . . . . .  26

INTERESTS OF CERTAIN PERSONS IN THE MERGER  . . . . . . . . . . . . . .  27
         Stock Agreement  . . . . . . . . . . . . . . . . . . . . . . .  27
         Agreements with Management . . . . . . . . . . . . . . . . . .  28
         Other Interests  . . . . . . . . . . . . . . . . . . . . . . .  31

INFORMATION ABOUT PARENT AND ACQUISITION  . . . . . . . . . . . . . . .  32

CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY . . . . . . . . . .  34

INFORMATION ABOUT THE COMPANY . . . . . . . . . . . . . . . . . . . . .  37


                               TABLE OF CONTENTS
                                  (continued)


                                                                                                              PAGE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . .   37

INDEPENDENT PUBLIC ACCOUNTANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

SHAREHOLDER PROPOSAL DEADLINE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

OTHER BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42


                            LARIZZA INDUSTRIES, INC.
                            201 West Big Beaver Road
                                   Suite 1040
                              Troy, Michigan 48084
                                 (810) 689-5800

                             ___________________

                                PROXY STATEMENT
                             ___________________


                        SPECIAL MEETING OF SHAREHOLDERS

                                DECEMBER 1, 1995

                                    SUMMARY

         The following is only a summary of certain information contained elsewhere in this Proxy Statement and does not purport to be complete. All statements in the following summary are qualified by, and are made subject to, the more detailed information contained elsewhere in this Proxy Statement and the Appendices to this Proxy Statement. The Appendices to this Proxy Statement constitute a part of this Proxy Statement and should be considered as such. Shareholders are urged to read this Proxy Statement in its entirety. The full text of the Merger Agreement is attached as Appendix A and should be read in its entirety. All references in this Proxy Statement to the Merger Agreement and the transactions to be effected pursuant to the Merger Agreement are qualified in their entirety by reference to the actual text of the Merger Agreement.

THE SPECIAL MEETING


         Date, Time and Place. The Special Meeting of Shareholders of the Company will be held at the Ritz-Carlton, Dearborn, Fairlane Town Center, 300 Town Center Drive, Dearborn, Michigan 48126, on Friday, December 1, 1995 at 10:00 A.M., Eastern Standard Time. See "General Information".


         Record Date; Shares Entitled to Vote. Holders of record of the Company's Common Stock at the close of business on October 30, 1995 are entitled to notice of, and to vote at, the Special Meeting and at any adjournment thereof. On such date, there were 22,088,107 shares of Common Stock outstanding, each of which will be entitled to one vote. See "Voting, Proxies and Revocability".

         Purpose of the Special Meeting. The purpose of the Special Meeting is to vote on the approval and adoption of the Agreement and Plan of Merger, dated as of September 26, 1995, among Parent, Acquisition and the Company (the "Merger Agreement"). A copy of the Merger Agreement is attached to this Proxy Statement as Appendix A. Upon consummation of the

Merger, Acquisition will be merged into the Company, the Company will become a wholly-owned subsidiary of Parent, and each outstanding share of the Company's Common Stock (other than shares of Common Stock held by shareholders who perfect their appraisal rights under Ohio law) will be converted into the right to receive $6.50 in cash.

         Vote Required. Under Ohio law and the Company's Articles of Incorporation, the affirmative vote of holders of not less than a majority of the outstanding shares of the Company's Common Stock is required for approval and adoption of the Merger Agreement. Pursuant to a Stock Agreement, dated September 26, 1995 (the "Stock Agreement"), between Parent and Ronald T. Larizza, individually and as trustee under the Trust Agreement dated July 29, 1989 ("Larizza"), Larizza agreed to vote an aggregate of approximately 50.6% of the Company's outstanding shares of Common Stock (either owned by Larizza or which Larizza has the power to vote under a voting trust agreement) in favor of the acquisition of the Company by Parent pursuant to the Merger Agreement. Accordingly, the approval and adoption of the Merger Agreement by the requisite vote of the Company's shareholders is expected to occur irrespective of whether, or the manner in which, any other shareholders of the Company vote their shares. Also pursuant to the Stock Agreement, Larizza granted Parent the right to purchase, at $6.50 per share, in whole and not in part, an aggregate of 7,910,906 shares of Common Stock (or 35.8% of the total shares of Common Stock outstanding) until February 29, 1996 or such other date upon which the parties agree. See "Voting, Proxies and Revocability" and "Interests of Certain Persons in the Merger."

         Security Ownership of Management and Certain Other Persons. As of September 26, 1995, directors and executive officers of the Company beneficially owned approximately 51.9% of the outstanding Common Stock, and Ronald T. Larizza had voting control over approximately 50.6% of the outstanding Common Stock. Ronald T. Larizza has agreed in the Stock Agreement to vote or direct the vote of all shares of Common Stock over which he has voting control for approval and adoption of the Merger Agreement. See "Interests of Certain Persons in the Merger".

THE MERGER

         Principal Effects of the Merger. The Merger Agreement provides that, except for holders of Common Stock who duly perfect appraisal rights (see "The Merger -- Appraisal Rights"), when the Merger becomes effective, each outstanding share of the Company's Common Stock will be cancelled and retired and will cease to exist, and each such share will be converted into the right to receive $6.50 in cash, without interest. Any shares of Common Stock held in the Company's treasury immediately before the effective time of the Merger will be cancelled and retired and cease to exist. In addition, each right to receive or convert into Common Stock then existing will, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding and will be cancelled and retired and cease to exist and will not be converted into the right to receive any shares of stock or any cash or other consideration in lieu thereof.

         As a result of the Merger, the 1,000 outstanding shares of Acquisition common stock owned by Parent will be converted into shares of Common Stock of the Company, and the Company will, therefore, become a wholly-owned subsidiary of Parent. As of the effective time of the Merger, the Company's Common Stock is expected to be delisted from the American Stock Exchange, and shares of the Company's Common Stock will no longer be traded on the American Stock Exchange. In addition, the registration of the Company's Common Stock under the Securities Exchange Act of 1934 will be terminated.

         Effective Time of the Merger. If the Merger Agreement is approved by the shareholders of the Company and if all of the conditions to its consummation are satisfied or waived, the Merger will become effective upon the filing of a Certificates of Merger with the Secretaries of State of Ohio and Delaware. Assuming such approval and satisfaction or waiver of such conditions are obtained, it is expected that these filings will be made and the Merger will become effective as soon as is practicable after the Special Meeting; provided, that the Company may extend the closing of the Merger to January 3, 1996, or to such other day as Acquisition, Parent and the Company shall mutually agree upon, by written notice to Parent and Acquisition. The Board of Directors of Acquisition, Parent or Company may terminate the Merger Agreement if the Merger does not occur by February 29, 1996 (unless such failure to occur is due to such party's failure to fulfill or perform a condition). See "The Merger -- Effective Date" and "The Merger -- Modification; Termination".

         Opinion of Financial Advisor. The Company engaged Merrill Lynch & Co. ("Merrill Lynch") to act as its financial advisor in connection with the Merger and related matters. On September 26, 1995, Merrill Lynch delivered its opinion to the Non-Management Committee of the Board of Directors (the "Committee") to the effect that, as of such date, the proposed consideration to be received by the holders of Common Stock in the Merger ($6.50 per share in cash) is fair to such shareholders from a financial point of view. The opinion of Merrill Lynch will not be updated and is limited to the facts and circumstances on September 26, 1995, the date on which the opinion was delivered to the Committee. See "The Merger -- Opinion of Financial Advisor". A copy of the Merrill Lynch opinion is attached as Appendix B and incorporated in this Proxy Statement by reference. Shareholders of the Company are urged to read carefully in its entirety the opinion of Merrill Lynch, which sets forth the assumptions made, matters considered and limits on the review undertaken.

         Certain Federal Income Tax Consequences. The receipt of cash for shares of the Company's Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes to the shareholders receiving such cash (and may be a taxable transaction for state, local and foreign tax purposes as well). A holder of the Company's Common Stock will realize gain or loss measured by the difference between such shareholder's adjusted tax basis for the shares of the Company's Common Stock owned by the shareholder at the time of the Merger and the amount of cash received for such shares. In general, such gain or loss will be capital gain or loss if the shares of the Company's Common Stock are capital assets in the hands of such shareholder; any such gain or loss realized will constitute long-term or short-term capital gain or loss depending on the shareholder's holding period for such shares and the date such shares were acquired. See "The Merger -- Federal Income Tax Consequences to the Company's Shareholders".

         The foregoing is only a general description of certain of the federal income tax consequences of the Merger to holders of the Company's Common Stock, without giving consideration to the particular facts and circumstances of each shareholder's situation, and is based on present law. Shareholders are urged to consult their personal tax advisors with respect to the tax consequences of the transaction, including the federal, state, local and foreign tax consequences of the Merger.

         Dissenter's Rights. Under Section 1701.84(B) of the Ohio General Corporation Law, the Company's shareholders are entitled to relief as dissenting shareholders under Section 1701.85 ("Section 1701.85"), in lieu of accepting the payment to be made pursuant to the Merger. If the Company is required to pay the fair value of its Common Stock held by a dissenting shareholder ("Larizza Dissenting Shares") and if agreement cannot be reached between the dissenting shareholder and the Company as to the fair cash value of such Larizza Dissenting Shares, the dissenting shareholder may seek to have such value determined by an Ohio court. Fair cash value will be determined as of the day before the Special Meeting, and will be the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay, excluding any appreciation or depreciation in market value resulting from the Merger proposal and in no event more than the amount demanded by the dissenting shareholder. A shareholder electing to demand an appraisal must not vote their Common Stock in favor of approval and adoption of the Merger Agreement. In addition, not later than 10 days after the date on which the vote is taken on the approval and adoption of the Merger Agreement, the dissenting shareholder must deliver to the Company a written demand for payment of the fair cash value of the Company's Common Stock as to which he or she seeks relief. The Company will not notify the dissenting shareholder of the deadline for this demand, and a proxy or vote against the approval and adoption of the Agreement of Merger or an abstention or broker non-vote will not satisfy this demand requirement.

         Interests of Certain Persons in the Merger. As of the Record Date, directors and executive officers of the Company beneficially owned an aggregate of 11,471,958 shares of Common Stock. In connection with the execution of the Merger Agreement, at the request of Parent, Parent and Larizza entered into the Stock Agreement. Mr. Larizza is the Chairman of the Board and Chief Executive Officer of the Company. Pursuant to the Stock Agreement, Larizza granted Parent the right to purchase, in certain circumstances, the 7,910,906 shares of the Company's Common Stock he owns at $6.50 per share (the same price available to all holders of shares of the Company's Common Stock under the terms of the Merger Agreement) at any time before February 29, 1996 or such other date as the parties to the Merger Agreement otherwise agree. Pursuant to the Stock Agreement, Larizza also agreed to vote all shares over which he has voting control (approximately 11,183,083 shares of the Company's Common Stock) in favor of approval and adoption of the Merger Agreement and against proposals by others to acquire the Company. See "Interests of Certain Persons in the Merger -- Stock Agreement".

         The Company and Ronald T. Larizza entered into an Employment Agreement dated as of April 21, 1994. Parent expects to cause the Company to terminate Mr. Larizza's employment under this agreement in connection with the Merger.
If Mr. Larizza's employment is terminated by notice from the Company, Mr. Larizza will be entitled to receive an amount equal to $1 less than three times his average annual salary and bonus over the prior five years (estimated to be approximately $1,463,000 (discounted lump sum) if such termination were to occur in 1996), paid at the times it would have otherwise been paid or in a discounted lump sum, at Mr. Larizza's discretion. See "Interests of Certain Persons in the Merger -- Agreements with Management".


         At the effective time of the Merger, Parent and Ronald T. Larizza expect to enter into a two-year consulting agreement. Pursuant to the consulting agreement, Parent is expected to hire Mr. Larizza as a consultant to Parent in the areas of Parent's business in which Mr. Larizza has expertise. Parent is expected to agree to pay Mr. Larizza $150,000 for the first year of such services and $75,000 for the second year of such services. These payments would be in addition to any payments under Mr. Larizza's Employment Agreement. See "Interests of Certain Persons in the Merger -- Agreements with Management".


         The Company and Mr. Larizza entered into an agreement dated as of April 22, 1993, pursuant to which the Company will pay the premiums relating to specified life insurance policies and an amount necessary to pay the income taxes incurred by Mr. Larizza and the trust owning the policy as a result of the Company's payments under the agreement. Such payments will continue after the term of the agreement, at Mr. Larizza's request. The Company's right to recover the premiums it has paid from the cash surrender proceeds or the death or maturity benefit proceeds of the policies, if any, lapses on the third anniversary date of the agreement if Mr. Larizza provides substantial services to the Company until Mr. Larizza's involuntary termination of employment for a reason other than cause. The Company will pay to Mr. Larizza and the trust owning the policy an amount sufficient to cover income taxes incurred as a result of such lapse and such payment. As described above, Parent expects to cause the Company to terminate Mr. Larizza's employment under this agreement in connection with the Merger. See "Interests of Certain Persons in the Merger -- Agreements with Management".


         Mr. Larizza and Mr. Sawyer, who are both directors, executive officers and principal shareholders of the Company, have notes payable to the Company. As of October 31, 1995, the aggregate amount outstanding under these New Notes was approximately $1,633,910 and $742,243 for Mr. Larizza and Mr. Sawyer, respectively. It is a condition to Parent's and Acquisition's obligations under the Merger Agreement that both of these notes be repaid in full before the effective time of the Merger. See "Interests of Certain Persons in the Merger -- Agreements with Management".

         The Company and The Edgewater Group, Inc. ("Edgewater") entered into a Finders Agreement, dated June 15, 1994. Pursuant to the Finders Agreement, Edgewater was engaged to act as the Company's financial advisor in connection with the sale of its wholly-owned subsidiary General Nuclear Corp. ("General Nuclear"). In exchange for such services, the Company paid Edgewater $110,000 as a non-refundable finder's fee and has agreed to pay

Edgewater an additional $110,000 on June 30, 1997 as a result of the sale of General Nuclear on June 1, 1995. It is not a condition to Parent's and Acquisition's obligations under the Merger Agreement that this finder's agreement be terminated. See "Interests of Certain Persons in the Merger -- Agreements with Management".

         The Company and Edgewater have also entered into a Consulting Agreement, dated June 15, 1994. Pursuant to the Consulting Agreement, the Company hired Edgewater as a consultant to the Company in the areas of the Company's business in which Edgewater has expertise. The term of the agreement began January 1, 1994 and ends December 31, 1996. The Company has agreed to pay Edgewater $15,000 a month for its consulting services and has agreed to reimburse Edgewater for its reasonable out-of-pocket expenses incurred in connection with the Company's business. Mr. Sawyer is a director and the President and sole shareholder of Edgewater. It is not a condition to Parent's and Acquisition's obligations under the Merger Agreement that this consulting agreement be terminated. See "Interests of Certain Persons in the Merger -- Agreements with Management".

         The Company has an oral consulting arrangement with Edward L. Sawyer, Jr., an officer, director and principal shareholder of the Company. The Company has agreed to pay Mr. Sawyer $50,000 a year for his consulting services. Parent expects to terminate this arrangement in connection with the Merger. See "Interests of Certain Persons in the Merger -- Agreements with Management".

         The Company has also entered into Split-Dollar Agreements, dated as of April 22, 1993 and effective as of January 29, 1993, with Edward W. Wells, the Company's President and Chief Operating Officer, and Terence C. Seikel, the Company's Vice President, Finance, pursuant to which the Company will pay the premiums relating to specified life insurance policies. During the term of the agreements, the Company will pay each premium on the insurance policies and an amount necessary to pay the taxes incurred by Messrs. Wells and Seikel, respectively, as a result of the Company's payments under the agreement. The Company is entitled to receive $300,000 and $250,000 from the death proceeds of the policies if Mr. Wells or Mr. Seikel, respectively, dies while the agreement is in force. In addition, if the policies are surrendered during the term of the agreements, the Company would receive (i) 100% of the policy's surrender value, if the policy is surrendered within two years of the effective date of the agreement, (ii) 50% of the policy's surrender value, if the policy is surrendered before three years after the effective date of the agreement, (iii) 25% of the policy's surrender value, if the policy is surrendered before four years after the effective date of the agreement, and (iv) none of the policy's surrender value, if the policy is surrendered at least four years after the effective date of the agreement.

         Either agreement will terminate on the earliest of (i) termination of Mr. Wells' or Mr. Seikel's respective employment for cause, but (if the Merger is consummated) not upon a voluntary termination of employment by the employee,
(ii) the date of Mr. Wells' or Mr. Seikel's respective death, and (iii) eleven years after the effective date of the agreement. After the

Merger, voluntary termination of employment by Mr. Wells or Mr. Seikel will not terminate these agreements. See "Interests of Certain Persons in the Merger -- Agreements with Management".

         Effective June 15, 1995, the Company entered into Letter Agreements with Edward W. Wells, the Company's President and Chief Operating Officer, and Terence C. Seikel, the Company's Vice President, Finance. The Letter Agreements provide these employees with severance benefits if (i) before June 15, 1997 Ronald T. Larizza sells Common Stock of the Company resulting in his loss of management control of the Company ("Stock Sale"), and (ii) the employee's employment terminates during the period beginning 90 days before and ending two years after a Stock Sale. The severance benefits are a continuation of salary, bonus and medical, dental, life, disability and prescription drug coverage from the date of the Stock Sale (or the date of termination , if later) until the earlier of (i) two years (one year if termination occurs more than one year after the Stock Sale) after termination, and (ii) the date such person works for a competitor. During this period (or for one year after termination, if shorter), the employee will also retain the automobile provided to the employee during his employment. Either Parent's exercise of its option to purchase Larizza's Common Stock pursuant to the Stock Agreement or the consummation of the Merger appear to constitute Stock Sales pursuant to these agreements. See "Interests of Certain Persons in the Merger -- Agreements with Management".

         Pursuant to the terms of the Merger Agreement, the surviving corporation and Parent, jointly and severally, will indemnify and hold harmless, each present and former employee, agent, director or officer of the Company or its subsidiaries and Larizza from and against any and all claims arising out of, or in connection with, activities in such capacity (including as a party to the Stock Agreement), or on behalf of, or at the request of, the Company (including the Merger, the transactions related to the Merger or the Stock Agreement) to the fullest extent permitted by applicable law. In addition, the indemnification and expense advancement provisions in the applicable Articles of Incorporation, Code of Regulations and Bylaws will be continued for a period of at least six years. See "Interests of Certain Persons in the Merger -- Other Interests".

         Sources and Amount of Funds. The amount of funds to be used to acquire the shares of Common Stock pursuant to the Merger Agreement is approximately $144 million. In addition, approximately $30 million will be required to prepay existing indebtedness of the Company. See "The Merger -- Representations and Warranties; Covenants; Conditions". The Company has been informed by Parent that Parent expects to borrow from banks the funds for such purposes and to pay related fees and expenses. Parent has received a commitment letter, dated September 15, 1995, from Chemical Bank (the "Commitment Letter") pursuant to which Chemical Bank has committed, subject to the terms and conditions set forth in the Commitment Letter, to provide a seven-year senior secured term loan of up to $200 million for the Merger and related fees and expenses. See "The Merger -- Source and Amount of Funds".

THE PARTIES

         The Company. The Company designs and manufactures high-quality, plastic-based components and systems used in the interiors of automobiles, light trucks, sport utility vehicles and mini-vans. The Company's product line ranges from injection molded plastic components, such as sidewall trim, air outlet assemblies and cupholders, to highly complex systems, such as complete instrument panels and door panels.
The Company has eight automotive parts manufacturing facilities, of which five are in Michigan and three are in Ontario, Canada. Larizza Industries, Inc. was incorporated under the laws of the State of Ohio in November 1982. Unless the context otherwise requires, all reference to the Company in this Proxy Statement refer to Larizza Industries, Inc. and its consolidated subsidiaries. See "Information About the Company".

         Parent. Parent is a wholly-owned subsidiary of Collins & Aikman Corporation ("C&A Corp."), a leader in each of its three business segments. In Automotive Products, it is the largest supplier of its five basic interior trim products to the North American auto industry. In Interior Furnishings, it is the largest manufacturer of residential upholstery fabrics and six-foot commercial carpet in the United States. In Wallcoverings, it is the largest United States producer of residential wallpaper. Parent was incorporated in Delaware on July 8, 1927.

         Acquisition. Acquisition is a Delaware corporation which is 100% owned by Parent. Acquisition was recently formed in preparation for the Merger and has not conducted any business.

                              GENERAL INFORMATION


         This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Larizza Industries, Inc. (the "Company") for use at the Special Meeting of Shareholders to be held at the Ritz-Carlton, Dearborn, Fairlane Town Center, 300 Town Center Drive, Dearborn, Michigan 48126, on Friday, December 1, 1995 at 10:00 A.M. Eastern Standard Time or any adjournment thereof for the purposes set forth below and in the accompanying Notice of Special Meeting of Shareholders. The merger of LRI Acquisition Corp. ("Acquisition"), a wholly-owned subsidiary of Collins & Aikman Products Co. ("Parent"), with and into the Company is referred to in this Proxy Statement as the "Merger". This Proxy Statement and the accompanying form of proxy are being first mailed on or about November 1, 1995 to shareholders of record at the close of business on October 30, 1995 (the "Record Date"). A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994 AND A COPY OF THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 1995 ACCOMPANY THIS PROXY STATEMENT. The Company will pay the cost of soliciting proxies, including expenses for preparing and mailing proxy solicitation materials. In addition to use of the mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, telegraph or personal interview.


                         PURPOSE OF THE SPECIAL MEETING

         At the Special Meeting, the shareholders of the Company will vote on whether to approve the Merger in accordance with the Agreement and Plan of Merger, dated as of September 26, 1995, among Parent, Acquisition and the Company (the "Merger Agreement"). A copy of the

Merger Agreement is attached to this Proxy Statement as Appendix A. Upon consummation of the Merger, Acquisition will be merged into the Company, the Company will become a wholly-owned subsidiary of Parent, and each outstanding share of the Company's common stock will be converted into the right to receive $6.50 in cash.

         THE TRANSACTION TO BE CONSIDERED AT THIS SPECIAL MEETING INVOLVES A MATTER OF GREAT IMPORTANCE TO THE SHAREHOLDERS. IF THE MERGER IS APPROVED, UPON THE CONSUMMATION OF THE MERGER, THE SHAREHOLDERS WILL HAVE NO FURTHER RIGHTS AS SHAREHOLDERS OF THE COMPANY, SUBJECT TO APPRAISAL RIGHTS UNDER OHIO LAW, AND, SUBJECT TO APPRAISAL RIGHTS, WILL HAVE ONLY THE RIGHT TO RECEIVE A PAYMENT OF $6.50 PER SHARE IN CASH. SEE "THE MERGER -- APPRAISAL RIGHTS" AND APPENDIX C FOR A DISCUSSION OF APPRAISAL RIGHTS. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THE INFORMATION PRESENTED IN THIS PROXY STATEMENT.

                        VOTING, PROXIES AND REVOCABILITY

         October 30, 1995 has been fixed as the Record Date for determining shareholders of the Company entitled to notice of, and to vote at, the Special Meeting. At the Special Meeting, Shareholders of record at the close of business on the Record Date will be entitled to one vote for each share of the Company's common stock, no par value ("Common Stock"), held. As of the close of business on October 30, 1995 the Company had 22,088,107 shares of Common Stock outstanding.

         A majority, or 11,044,054 shares of the Company's Common Stock, must be represented at the Special Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

         Under Ohio law and the Company's Articles of Incorporation, the affirmative vote of holders of not less than a majority of the outstanding shares of the Company's Common Stock is required for approval of the Merger Agreement. Pursuant to a Stock Agreement, dated September 26, 1995 (the "Stock Agreement"), between Parent and Ronald T. Larizza, individually and as trustee under the Trust Agreement dated July 29, 1989 ("Larizza"), Larizza agreed to vote an aggregate of approximately 50.6% of the Company's outstanding shares of Common Stock (either owned by Larizza or which Larizza has the power to vote under a voting trust agreement) in favor of the acquisition of the Company by Parent pursuant to the Merger Agreement. Accordingly, the approval of the Merger Agreement by the requisite vote of the Company's shareholders is expected to occur irrespective of whether, or the manner in which, any other shareholders of the Company vote their shares. Also pursuant to the Stock Agreement, Larizza granted Parent the right to purchase, at $6.50 per share, in whole and not in part, an aggregate of 7,910,906 shares of Common Stock (or 35.8% of the total shares of Common Stock outstanding) until February 29, 1996 or such other date upon which the parties agree. See "Interests of Certain Persons in the Merger."

         Proxies in the enclosed form which are returned in time for the Special Meeting and executed in accordance with the instructions thereon will be voted as specified therein. If no specification is made, the proxies will be voted FOR approval and adoption of the Merger Agreement. Ronald T. Larizza, the Company's Chairman of the Board and Chief Executive Officer, currently has voting control over 50.6% of the Company's outstanding Common Stock as of October 30, 1995. Mr. Larizza is required and intends to attend the Special Meeting and vote these shares FOR approval and adoption of the Merger Agreement, thus, a quorum and approval of the Merger Agreement at the Special Meeting are assured.

         A shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company at the Company's principal executive offices, 201 West Big Beaver Road, Troy, Michigan 48084, either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the shareholder who executed it is present at the Special Meeting and votes in person.

         The Special Meeting may be adjourned, and additional proxies solicited, if at the time of the Special Meeting the votes necessary to approve the Merger Agreement have not been obtained. Any adjournment of the Special Meeting will require the affirmative vote of a majority of the Common Stock represented at the Special Meeting, in person or by proxy, even if less than a quorum.

         THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY HAVE DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMEND THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                                   THE MERGER

BACKGROUND OF THE MERGER

         On March 11, 1994, the Company's lenders converted $47,000,000 of principal and $9,254,000 of accrued interest into 8,283,040 shares of Common Stock, or approximately 37.5% of the Company's outstanding Common Stock. The Company filed a registration statement in March 1994 to facilitate the resale of these shares by such lenders, but the price at which the shares could be sold was not acceptable to such lenders and the shares were de-registered in May 1994.

         In addition, automotive original equipment manufacturers have frequently upgraded standards applicable to their suppliers as a result of competitive pressures in the automobile industry. The automotive original equipment manufacturers have been requiring their suppliers to meet increasingly stringent standards for quality, cost and full-service capabilities, including design, engineering, product management support and the ability to provide complete systems, rather than individual components. The automotive original equipment manufacturers have also begun to prefer suppliers that are able to supply them globally. The continuation of these trends has resulted in reducing the number of suppliers and consolidation in the automobile original equipment supplier industry. The Company was faced with the decision whether to attempt to meet these challenges on its own or to attempt to survive and grow by combining with a larger supplier.

         These factors led the Board of Directors to form a special committee of the non-management members of the Board (the "Committee"). The Committee was charged with the responsibility of exploring and evaluating various alternatives to maximize shareholder value. These alternatives included possible sales to strategic (those already in the automobile original equipment supplier business) domestic and foreign companies and potential transactions with financial buyers, including the possibility of a management led buyout group. The Committee evaluated several investment bankers to assist it in performing its task and in April, 1995 it decided to engage Merrill Lynch to advise and assist it in exploring the Company's strategic alternatives and in evaluating the financial aspects, structure and fairness of the process of potentially selling the Company and of any proposed transaction. With the Company's assistance, Merrill Lynch identified approximately 44 potential purchasers, which included financial and strategic, domestic and foreign companies.

         After discussions with each of these companies, circulating a confidential memorandum to some of these potential purchasers and conducting further discussions with some of them, Merrill Lynch requested indications of interest from certain of these companies. Upon receiving the indications of interest, the group of potential acquirors was narrowed further and the remaining suitors were permitted to conduct additional due diligence, meet with the management of the Company and conduct plant tours. The Company and Merrill Lynch then requested from the remaining interested parties the submission of final bids and comments on the form of merger agreement proposed by the Company.

         Based upon the Committee's and Merrill Lynch's review, Parent's proposal was the most acceptable of all the alternatives. The Committee concluded that the cash price of $6.50 was the highest value offered, and the Parent's financing commitment and conditions and its comments on the proposed Merger Agreement were generally acceptable to the Company. In addition, in the opinion of the Company's management, Parent presented the most definite proposal and had the best financial capacity to consummate the transaction. After exchanging information and pursuant to arms-length negotiations with Parent, on September 26, 1995, the Company, Parent and Acquisition entered into the Merger Agreement with respect to the acquisition of the Company by Parent.

         In the course of negotiations, Parent requested certain contractual protections in the Merger Agreement to increase the likelihood that the Merger would be consummated. In particular, subject to the terms thereof, the Merger Agreement prohibits the Company from soliciting certain business combination transactions involving the Company and requires the Company to pay Parent a break-up fee of $4.3 million and to reimburse Parent for up to $1.7 million of expenses if the Merger Agreement is terminated in connection with specified business combination transactions. See "Representations and Warranties; Covenants; Conditions" and

"Modification; Termination". The Board of Directors of the Company approved these provisions in light of, among other factors, the other terms of the Merger Agreement and the efforts which had been undertaken by the Company, with the assistance of Merrill Lynch, to maximize shareholder value.

         On Friday, September 22, 1995, the last full day of trading before the announcement of the Merger Agreement, the high and low sales prices of the Company's Common Stock on the American Stock Exchange were $4.625 and $4.375, respectively. On Monday, September 25, 1995, the high and low sale prices for the Company's Common Stock on the American Stock Exchange before trading in the Common Stock was halted (pending the public announcement of the Merger Agreement, which the Company made on the next day) were $5.875 and $4.50, respectively. Shareholders should obtain current market quotations for the Common Stock.

         In connection with the execution of the Merger Agreement, Larizza (owning 7,910,906 shares of the Company's Common Stock and having the right to vote an additional 3,272,177 shares of the Common Stock, aggregating approximately 50.6% of the outstanding Common Stock over which Larizza exercises voting control) entered into the Stock Agreement. Parent required Larizza to enter into the Stock Agreement as a condition to Parent entering into the Merger Agreement to enhance the likelihood of the Merger being consummated. Pursuant to the Stock Agreement, Larizza (i) granted Parent the right to purchase, in certain circumstances, the Company's Common Stock Larizza owns at $6.50 a share at any time until February 29, 1996 or such other date as the parties to the Merger Agreement otherwise agree, and (ii) agreed to vote all shares over which Larizza has voting control in favor of adoption and approval of the Merger Agreement and against proposals by others to acquire the Company. Larizza is required and intends to vote these shares in favor of the approval and adoption of the Merger Agreement and such shares are sufficient to approve and adopt the Merger Agreement without the affirmative vote of any other shareholder. See "Required Vote" and "Interests of Certain Persons in the Merger". Also pursuant to the Stock Agreement, Larizza agreed, among other things, not to (a) sell, pledge or otherwise dispose of any shares of Common Stock owned by Larizza or (b) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of shares of Common Stock or any interest therein, except pursuant to the Stock Agreement or the Merger Agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY

         The Board of Directors of the Company has unanimously approved the Merger Agreement and directed that it be submitted to the shareholders for their approval and adoption. The terms of the Merger, including the conversion rate of $6.50 in cash for each outstanding share of the Company's Common Stock, are the result of arms-length negotiations between representatives of the Company and of Parent.

         The Board of Directors, having received the recommendation of the Committee, recommends the approval of the Merger Agreement by the shareholders of the Company in the belief that the Merger is in the best interests of the Company and its shareholders. In making this determination, the Board of Directors considered, among other factors, the following: (i) the purchase price of $6.50 a share ($143,572,695.50 in the aggregate) reflects a premium over the market value (without giving effect to any increase in market price attributable to the Merger) of the Company's Common Stock, (ii) the belief of the Board of Directors that the Merger will permit the Company's shareholders to realize more for their shares than they could otherwise reasonably expect to receive in the near future, (iii) the belief of the Board of Directors that the proposed Merger was the best proposal received by the Company after its solicitation process, (iv) the belief of the Board of Directors that no other bidder at a higher price would be forthcoming,
(v) the recommendation of the Committee and management that the Merger Agreement be approved, (vi) the past earnings of the Company and its future prospects, (vii) historical market prices for the Company's Common Stock,
(viii) the Company's book value per share as of June 30, 1995 of approximately $0.91, (ix) potential differences between the book value and the fair value of the assets of the Company, (x) the prices received by other automotive suppliers in other business combinations, and (xi) the opinion of Merrill Lynch, the Company's financial advisor, that the proposed cash consideration to be received by the holders of the Shares pursuant to the Merger is fair to such shareholders from a financial point of view. The Board did not assign relative weights to the foregoing factors or determine that any factor was of greater importance. Rather, the Board viewed its position and recommendations as being based on the totality of the information presented to it and considered by it. See "Selected Consolidated Financial Data of the Company" and "Capitalization". For a description of Merrill Lynch's opinion and fee in connection with the Merger, see "Opinion of Financial Advisor" and "Expenses".

         Accordingly, the Board of Directors of the Company believes that under all the circumstances, the purchase price of $6.50 a share is in the best interests of the Company's shareholders. The Board, therefore, recommends that the Merger Agreement be approved and adopted by the shareholders of the Company.

         See "Interests of Certain Persons in the Merger" concerning interests of various persons in the Merger.

CERTAIN FINANCIAL PROJECTIONS OF THE COMPANY


         During the course of discussions between the Parent and the Company that led to the execution of the Merger Agreement, the Company provided the Parent with certain non-public business and financial information about the Company, including then current projections of future results of operations for the fiscal years ending December 31, 1995, 1996, 1997, 1998 and 1999. Projections of net sales (dollars in thousands) for such fiscal years were $185,757, $217,703, $271,344, $325,633 and $349,480, respectively; operating income (dollars in thousands) projections were $22,712, $24,169, $36,141, $41,971 and $42,036, respectively; and projections of net income (dollars in thousands) for such fiscal years were $13,647 (before extraordinary items), $15,105, $23,137, $25,498 and $26,720, respectively. These projections did not give effect to the Merger or the financing thereof or the potential combined operations of the Parent and the Company after consummation of such transactions.

         The Company does not as a matter of course make public any projections as to future performance or earnings, and the projections set forth above are included in this Proxy Statement only because the information was provided to the Parent. The projections were not prepared with a view to public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The Company's internal operating projections (upon which the projections provided to the Parent were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to various interpretations and periodic revisions based on actual experience and business developments. The projections were based on a number of assumptions that are beyond the control of the Company or the Parent or their respective financial advisors. Many of the assumptions upon which the projections were based are dependent upon economic forecasting (both general and specific to the Company's business), which is inherently uncertain and subjective. Accordingly, there can be no assurance that the projected results would be realized or that actual results would not be significantly higher or lower than those projected. None of the Company, the Parent or their respective financial advisors assumes any responsibility for the accuracy of any of the projections.


OPINION OF FINANCIAL ADVISOR

         On September 26, 1995, Merrill Lynch delivered its opinion to the Committee to the effect that, as of such date, the proposed consideration to be received by the holders of Common Stock in the Merger is fair to such shareholders from a financial point of view. A copy of the Merrill Lynch opinion is attached as Appendix B and incorporated in this Proxy Statement by reference. Merrill Lynch's opinion to the Committee addresses only the fairness from a financial point of view of the consideration to be received by such shareholders pursuant to the Merger Agreement and does not constitute a recommendation to any shareholder of the Company with respect to the approval of the transactions contemplated by the Merger Agreement. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY IN ITS ENTIRETY THE OPINION OF MERRILL LYNCH, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

         In arriving at its opinion, Merrill Lynch, among other things (i) reviewed the Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1994 and the Company's Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, and June 30, 1995; (ii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company, furnished to Merrill Lynch by the Company;
(iii) conducted discussions with members of senior management of the Company concerning its business and prospects; (iv) reviewed the historical market prices and trading activity for the Common Stock and compared them with those of certain publicly-traded companies which Merrill Lynch deemed to be reasonably similar to the Company; (v) compared the results of operations of the Company with those of certain companies which Merrill Lynch deemed to be reasonably similar to the Company; (vi) compared the proposed financial terms of the transactions contemplated by the Merger Agreement with the financial terms of certain other mergers and acquisitions which Merrill Lynch deemed to be relevant; (vii) reviewed the Merger Agreement;
(viii) reviewed the Stock Agreement; and (ix) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Merrill Lynch deemed appropriate, including Merrill Lynch's assessment of general economic, market, monetary and other conditions existing on the date the fairness opinion was delivered to the Non-Management Committee of the Board.

         In preparing its opinion, Merrill Lynch assumed and relied upon the accuracy and completeness of all information that was supplied or otherwise made available to it by the Company, and Merrill Lynch assumed no responsibility for independent verification of such information or any independent valuation or appraisal of any of the assets of the Company. With respect to the financial forecasts furnished by the Company, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company.

         The following is a summary of certain analyses performed by Merrill Lynch in connection with its opinion dated September 26, 1995, which it discussed with the Company's Board. In connection with such opinion, Merrill Lynch performed certain procedures, including each of the financial analyses described below, and reviewed with the Company's management the assumptions upon which such analyses were based and other factors, including the current financial results of and future prospects for the Company. Merrill Lynch did not assign relative weights to any of its analyses in preparing its opinion.


         Discounted Cash Flow Analysis. Merrill Lynch calculated ranges of equity value for the Company on a stand-alone basis based upon the value, discounted to the present, of estimates of projected financial performance over an eleven-year period from 1995 to 2005 and the Company's fiscal year 2005 terminal value based upon a range of perpetuity growth rates. In conducting its analysis, Merrill Lynch utilized (i) financial projections provided by the Company's management for fiscal years 1995 through 1999, which were based upon financial projections previously prepared by the Company and provided to the Parent (see "The Merger -- Projections"), revised to reflect the Company's management's most recent estimates of anticipated results, and (ii) financial projections derived by Merrill Lynch (and adopted by the Company) for fiscal years 2000 through 2005 based, in part, upon additional information provided by the Company. These financial projections served as the basis for each of the Management Base Case and the Management Conservative Case described below. The Management Conservative Case represents a more conservative forecast than the Management Base Case and reflects lower sales growth due to a more conservative perspective on the timing and productions levels of certain new vehicle platforms and lower margins. The Management Conservative Case assumed no adjustment to the Management Base Case projections for 1995 since those projections had recently been updated by Company management. Merrill Lynch applied discount rates ranging from 11% to 13% and perpetuity growth rates ranging from 0% to 2%, Based upon this analysis, Merrill Lynch calculated implied per share equity values for the Company on a fully diluted basis ranging from $6.50 to $8.50 utilizing the Management Base Case, and from $5.00 to $7.00 utilizing the Management Conservative Case.

         Leveraged Buyout Analysis. Merrill Lynch also calculated ranges of equity value for the Company based upon the value that may have been realized in a leveraged buyout ("LBO") of the Company. Such calculations were based on both the Management Base Case and Management Conservative Case projections. The calculations were based upon certain assumptions, including required (i) returns on equity, (ii) earnings before interest, taxes, depreciation and amortization ("EBITDA") to interest payments ratios and (iii) EBITDA less capital expenditures to interest payments ratios. In addition, Merrill Lynch assumed the ability to borrow between 67% and 72% of the purchase price at interest rates between 8.5% and 13.25%. Based upon this analysis, Merrill Lynch calculated implied per share equity values for the Company on a fully diluted basis ranging from $5.00 to $5.50 utilizing the Management Base Case and $4.50 to $5.00 utilizing the Management Conservative Case.

         Comparable Acquisitions Analysis. Merrill Lynch also reviewed and analyzed certain publicly available financial terms of thirty-four selected acquisitions in the automotive OEM supplier industry since 1988 (the "Acquisition Comparables") including Lear Seating's acquisition of Automotive Industries, Inc. ("Lear Seating"). Merrill Lynch analyzed offer value as a multiple of latest 12-month ("LTM") net income and last fiscal quarter ("LFQ") equity, and transaction value as a multiple of LTM EBITDA, LTM earnings before interest and taxes ("EBIT") and LTM sales. Merrill Lynch calculated the aggregate imputed equity value range for the Company by applying the mean and median multiples of LTM EBITDA, LTM EBIT and LTM sales for the Acquisition Comparables derived from the foregoing analysis to the Company's LTM results. Based on this analysis, Merrill Lynch calculated implied per share equity values for the Company on a fully diluted basis ranging from $6.00 to $8.00.
In addition, Merrill Lynch calculated the Lear Seating transaction value as a multiple of (i) 1994 sales, EBIT, EBITDA and net income, (ii) LTM sales, EBIT, EBITDA and net income, (iii) estimated 1995 sales, EBIT, EBITDA and net income and (iv) estimated 1996 sales, EBIT, EBITDA and net income. Merrill Lynch then applied such derived multiples to the Company's corresponding results or projections. Based upon this analysis, Merrill Lynch calculated implied per share equity values for the Company on a fully diluted basis ranging from $5.50 to $6.25.

         Comparable Trading Analysis. Merrill Lynch also compared certain historical and projected operating and financial information for the Company to the corresponding publicly available operating and financial information for eleven publicly traded North American automotive OEM suppliers that Merrill Lynch considered reasonably comparable to the Company for purposes of its analysis (the "Comparable Companies"). With respect to each of the Comparable Companies, Merrill Lynch analyzed, among other things, market value, market capitalization and certain historical and forecasted operating and financial data for each of the Comparable Companies, including: (i) LTM earnings per share; (ii) 1995 and 1996 earnings per share estimates; (iii) LFQ equity; (iv) LTM EBITDA; (v) LTM EBIT; and (vi) LTM sales. Estimated results for the Comparable Companies were based on recent equity analyst reports and compilations of analysts' earnings estimates. Merrill Lynch then calculated the aggregate imputed equity value ranges for the Company by applying the maximum, mean, median and minimum adjusted multiples of LTM earnings, 1995 and 1996 earnings estimates, LFQ equity, LTM EBITDA, LTM EBIT and LTM sales of the Comparable Companies derived from the analysis described above to the Company's actual and forecasted financial results.
Based upon this analysis, Merrill Lynch calculated implied per share equity values for the Company on a fully diluted basis ranging from $5.00 to $6.00.

         The summary set forth above does not purport to be a complete description of the analyses conducted by Merrill Lynch. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In performing its analyses, Merrill Lynch made numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of a company do not purport to be appraisals or to reflect the prices at which a company may actually be sold. Because such estimates are inherently subject to uncertainty, none of the Company, Merrill Lynch or any other person assumes responsibility for their accuracy.

         The Merrill Lynch opinion does not present a discussion of the relative merits of the Merger as compared to any other business plan or opportunity that might be presented to the Company, or the effect of any other arrangement in which the Company might engage.

         Pursuant to a letter agreement, dated as of April 18, 1995, between the Company and Merrill Lynch, the Company paid Merrill Lynch a fee of $100,000 upon execution of such letter agreement. The Company also agreed to pay Merrill Lynch upon closing of the Merger a fee equal to 1% of the aggregate consideration paid to the shareholders of the Company in connection with the Merger (less $100,000). Assuming a closing of the Merger, Merrill Lynch will receive fees aggregating approximately $1,436,000. The Company has also agreed to indemnify and hold harmless Merrill Lynch and its affiliates and their respective directors, officers, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws, arising out of or in connection with its rendering of services under such letter. If such indemnification is not available, the Company agreed to contribute to the losses, claims, damages and liabilities involved in the proportion that the relevant financial benefit to the Company and its shareholders bears to Merrill Lynch's relevant financial benefit. The Company has also agreed to reimburse Merrill Lynch for certain out-of-pocket expenses.

         Merrill Lynch has, in the past, provided financial advisory and financing services to Parent and certain affiliates of Parent on unrelated matters and has received fees for the rendering of such services. In the ordinary course of its business, Merrill Lynch and its affiliates may actively trade in the securities of the Company and Parent for its own or their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

         Merrill Lynch is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

REQUIRED VOTE

         Approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Special Meeting, but they will have the effect of a "no" vote with respect to the approval and adoption of the Merger Agreement, because such approval and adoption requires the affirmative vote of a majority of the outstanding shares of Common Stock. Larizza has agreed to vote all shares over which he has voting control in favor of adoption and approval of the Merger Agreement and against proposals by others to acquire the Company. Larizza is required and intends to vote these shares in favor of the Merger. These shares are sufficient to approve and adopt the Merger Agreement without the affirmative vote of any other shareholder. See "Interests of Certain Persons in the Merger--Stock Agreement".

TERMS OF THE MERGER

         A copy of the Merger Agreement is attached to this Proxy Statement as Appendix A and all references in this Proxy Statement to the Merger Agreement and the transactions to be effected pursuant to the Merger Agreement are qualified in their entirety by reference to the actual text of the Merger Agreement. The Merger Agreement provides for the merger of Acquisition, a wholly-owned subsidiary of Parent, into the Company. After consummation of the Merger, the Articles of Incorporation and the Code of Regulations of the Company, which will be amended and restated at the effective time of the Merger, will be the Articles of Incorporation and Code of Regulations of the surviving corporation, and the officers and directors of Acquisition will be the officers and directors of the surviving corporation. The Merger Agreement further provides that, except for holders of Common Stock who duly perfect appraisal rights (see "-- Appraisal Rights"), when the Merger becomes effective, each outstanding share of the Company's Common Stock will be cancelled and retired and will cease to exist, and each such share will be converted into the right to receive $6.50 in cash, without interest. Any shares of Common Stock held in the Company's treasury immediately before the effective time of the Merger will be cancelled and retired and cease to exist. In addition, each right to receive or convert into Common Stock then existing will, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding and will be cancelled and retired and cease to exist and will not be converted into the right to receive any shares of stock or any cash or other consideration in lieu thereof.

         On the effective date of the Merger, Acquisition will cease to exist and the Company will automatically assume all liabilities and obligations of Acquisition. As a result of the Merger, the 1,000 outstanding shares of Acquisition common stock owned by Parent will be converted into shares of Common Stock of the Company, and the Company will, therefore, become a wholly-owned subsidiary of Parent. As of the effective time of the Merger, the Company's Common Stock is expected to be delisted from the American Stock Exchange, and shares of the Company's Common Stock will not longer be traded on the American Stock Exchange. In addition, the registration of the Company's Common Stock under the Securities Exchange Act of 1934 will be terminated.

EFFECTIVE DATE

         If the Merger Agreement is approved by the shareholders of the Company and if all of the conditions to its consummation are satisfied or waived, the Merger will become effective upon the filing of a Certificates of Merger with the Secretaries of State of Ohio and Delaware. Assuming such approval and satisfaction or waiver of such conditions are obtained, it is expected that these filings will be made and the Merger will become effective as soon as is practicable after the Special Meeting; provided, that the Company may extend the closing of the Merger to January 3, 1996, or to such other day as Acquisition, Parent and the Company shall mutually agree upon, by written notice to Parent and Acquisition. The Board of Directors of Acquisition, Parent or Company may terminate the Merger Agreement if the Merger does not occur by February 29, 1996 (unless such failure to occur is due to such party's failure to fulfill or perform a condition). See "Modification; Termination".

EXCHANGE OF STOCK CERTIFICATES

         At the effective date of the Merger, certificates representing shares of the Company's Common Stock will be deemed to represent solely the right to receive cash in the amount of $6.50 per share, subject to the appraisal rights described below under the caption "Appraisal Rights". Promptly after the effective time of the Merger, a letter will be forwarded to the Company's shareholders of record by Chemical Bank or another bank mutually acceptable to the Company and Parent (the "Exchange Agent"), giving them instructions concerning the exchange of their stock certificates for payment. HOLDERS OF THE COMPANY'S COMMON STOCK SHOULD NOT FORWARD THEIR STOCK CERTIFICATES UNTIL RECEIPT OF THE LETTER OF INSTRUCTIONS.

         Upon surrender to the Exchange Agent of certificates representing their shares of the Company's Common Stock and of the letter described above, properly endorsed, shareholders will be entitled to receive $6.50 in cash per share of the Company's Common Stock.

SOURCE AND AMOUNT OF FUNDS

        The amount of funds to be used to acquire the shares of Common Stock pursuant to the Merger Agreement is approximately $144 million. In addition, approximately $30 million will be required to prepay existing indebtedness of the Company. See "Representations and Warranties; Covenants; Conditions". The Company has been informed by Parent that Parent expects to borrow from banks the funds for such purposes and to pay related fees and expenses. Parent has received a commitment letter, dated September 15, 1995, from Chemical Bank (the "Commitment Letter") pursuant to which Chemical Bank has committed, subject to the terms and conditions set forth in the Commitment Letter, to provide a seven-year senior secured term loan of up to $200 million for the Merger and related fees and expenses.

REPRESENTATIONS AND WARRANTIES; COVENANTS; CONDITIONS

        The Company, Acquisition and Parent have made certain representations and warranties to, and agreed to certain covenants with, one another in the Merger Agreement. The representations and warranties of the Company concern, among other things, the Company's subsidiaries, the Company's outstanding capital stock, the absence of certain violations or breaches caused by the Merger, consents and approvals required, compliance with laws (including securities, tax and other laws), financial condition, results of operations and cash flows, absence of certain changes or events between June 30, 1995 and the effective date of the Merger, ownership of, and encumbrances on, the Company's assets, liabilities (including tax and environmental matters), legal proceedings, employee benefit plans, licenses, insurance coverage, customers, broker's fees, corporate records, intellectual property, contracts, labor matters, related party transactions, state takeover laws, fairness opinions and confidentiality of the other parties' confidential information. The representations and warranties of Parent and Acquisition concern, among other things, their organization and qualification, authority relative to the Merger Agreement, consents and approvals required, broker's fees and taking actions with respect to the Merger. Also, the Company has agreed that the Company's Board of Directors will recommend to the Company's shareholders the approval and adoption of the Merger Agreement, subject to the fiduciary duties of the Company's directors. In addition, the Company has agreed not to solicit, directly or indirectly, any tender offer, exchange offer, merger, consolidation, business combination, sale of substantial assets, sale of securities, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries or divisions ("Alternative Proposals") or, subject to the fiduciary duties of the Company's Board of Directors, furnish information or engage in discussions or negotiations with any person or entity concerning an Alternative Proposal and to pay Parent up to $6,000,000 if the Merger Agreement is terminated in connection with a bona fide offer by any person or entity on or before the effective time of the Merger which the Company's Board of Directors determines to be more favorable to the Company's shareholders than the Merger or a withdrawal, modification or change of the Board's recommendation relating to the Merger in a manner adverse to Parent or a recommendation of the Company's Board of Directors to the shareholders of the Company that they accept or approve an Alternative Proposal. See "Modification; Termination". The Company has also covenanted in the Merger Agreement not to declare or pay any dividend or other distribution with respect to the Common Stock before the Merger, without the prior written consent of Parent. If the Merger is consummated, all representations, warranties and covenants in the Merger Agreement automatically terminate, except for the covenant to pay the merger price for the Company's Common Stock, the covenant to indemnify the Company's officers and directors (see "Interests of Certain Persons in the Merger") and specified confidentiality obligations of the parties.

        The consummation of the Merger is subject to a number of conditions, including the following: (i) the representations and warranties of each party in the Merger Agreement shall be true, accurate and correct as of the closing date unless the untruth, inaccuracy or incorrectness does not (A) have a Material Adverse Effect (as defined in the Merger Agreement and generally including any material adverse effect on the Company's assets, business, properties, financial condition or results of operations, except as a result of the seasonal and cyclical nature of the Company's business, or any material adverse change in financial, banking or capital markets) or a Parent MAE (as defined in the Merger Agreement and generally including any material adverse effect on the business, financial condition or results of operations of Parent and its subsidiaries), or (B) render the Merger invalid, cause any material provision of the Merger Agreement to be unenforceable or materially impinge on Parent's ownership of the surviving corporation's shares after the Merger, (ii) all material actions, undertakings, covenants or agreements required to be performed by a party at or before the closing date shall have been so performed or complied with, in all material respects, on or before the closing date, including, among other things the delivery of legal opinions and specified certificates of officers, (iii) the Company shall have obtained all necessary approvals and consents required by the Merger Agreement, to the extent that a failure to obtain them would have a Material Adverse Effect, (iv) the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have terminated without any conditions being imposed that are not reasonably acceptable to the parties (the parties have made the applicable filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, but the waiting period has not yet expired), (v) the Merger Agreement shall have been approved by the requisite vote of holders of the Company's Common Stock, (vi) no action or proceeding shall have been instituted, threatened or concluded by any person before any court or agency to prevent or materially restrict the Merger Agreement or delay the consummation of the Merger, (vii) the Company shall have delivered the documents it is required to deliver pursuant to the Merger Agreement and Acquisition shall have deposited the cash purchase price with the exchange agent, (viii) there shall have been no development having a Material Adverse Effect on the Company, and (ix) all amounts due to the Company from any shareholder of the Company shall have been fully paid.

        The Merger Agreement provides that whichever is the party whose obligation to proceed is subject to the satisfaction of such condition, may waive the satisfaction of any such condition in writing. This provision would not allow the parties to waive the requirement that the Company's shareholders approve and adopt the Merger Agreement.

        In addition, the Company's existing credit facility prohibits the Company from being a party to any merger. Parent has informed the Company that it expects to repay the Company's entire indebtedness under its existing credit facility at the effective time of the merger.

MODIFICATION; TERMINATION

        At any time before the effective time of the Merger, the Company, Acquisition and Parent may, by written agreement, extend the time for the performance of any obligation or other act of the parties under the Merger Agreement, waive compliance with any agreements or conditions, or, notwithstanding any shareholder approval, amend the Merger Agreement; provided, that after approval and adoption of the Merger Agreement by the Company's shareholders, no amendment may be made that decreases the consideration to which the Company's shareholders are entitled or otherwise materially adversely affects the Company's shareholders without further shareholder approval.

        The Merger Agreement may be terminated and the Merger abandoned, notwithstanding shareholder approval and adoption of the Merger Agreement, at any time before the effective time of the Merger (i) by mutual action of the Boards of Directors of the Company, Acquisition and Parent, (ii) by the Boards of Directors of Acquisition and Parent if the conditions precedent to their obligations set forth in the Merger Agreement shall not have been complied with or performed in any material respect and such non-compliance or non-performance shall not have been cured or eliminated after 30 days written notice (or by its nature cannot be cured or eliminated) on or before February 29, 1996 (the "Drop Dead Date"), (iii) by the Board of Directors of the Company if the conditions precedent to its obligations set forth in the Merger Agreement shall not have been complied with or performed in any material respect and such non-compliance or non-performance shall not have been cured or eliminated after 30 days written notice (or by its nature cannot be cured or eliminated) on or before the Drop Dead Date, (iv) by the Board of Directors of the Company, Acquisition or Parent if the effective time of the Merger does not occur by the Drop Dead Date (except that a party whose failure to fulfill an obligation under the Merger Agreement causes the effective time of the Merger not to occur by the Drop Dead Date may not terminate the Merger Agreement based on this provision),
(v) by any party if any party is precluded by any action of a court or other governmental entity from consummating the Merger or any such action of a court or other governmental entity makes the acquisition of the Company by Parent illegal and all appeals have been finally exhausted, (vi) by the Board of Directors of the Company if (A) any person or entity making an unsolicited request for information and access (a "New Bidder") makes a bona fide offer on or before the effective time of the Merger to acquire the Company, (B) the Company's Board of Directors determines in its good faith judgment, based as to legal matters on a written opinion of legal counsel, and in the exercise of its fiduciary duties that such offer is more favorable to the Company's shareholders than the Merger and (C) the Company gives Parent at least 10 days prior written notice of its intent to terminate the Merger Agreement and Parent does not notify the Company that it intends to match the offer, and (vii) by the Board of Directors of Parent or Acquisition if (A) the Company's Board of Directors shall withdraw or change its recommendation relating to the Merger in a manner adverse to Parent or (B) the Company's Board of Directors recommends to the Company's shareholders that they approve, or the Company agreed to accept, an Alternative Proposal.

        Except for an intentional breach of the Merger Agreement and except for a termination described in clauses (vi) and (vii) above or with respect to the confidentiality agreement between the parties, if the Merger Agreement is terminated and the Merger is abandoned, the Merger Agreement will have no effect and none of the parties shall have any liability to the other parties with respect to the Merger Agreement or the Merger, and each party will bear its own expenses. If the Merger Agreement is terminated and the Merger is abandoned as described in clause (vi) or (vii) above, the Company must pay Parent $4,300,000, plus its costs and expenses relating to the Merger Agreement and related transactions, not to exceed an additional $1,700,000 (collectively, the "Topping Fee"). The Company may not terminate the Merger Agreement as described in clause (vi) above until the Topping Fee is paid. If there is an intentional breach of the Merger Agreement and the Merger is not consummated, the Merger Agreement does not prohibit any party from suing any other party to recover its damages resulting from such intentional breach.

EXPENSES

        Except for the Topping Fee described above and a provision awarding attorneys' fees to the prevailing party in any action under the Merger Agreement, each party to the Merger Agreement will pay its own costs and expenses incident to the Merger Agreement and the related transactions. The Company has entered into an agreement with Merrill Lynch, who has acted as financial advisor for the Company in connection with the Merger. The Company will pay Merrill Lynch a fee of approximately $1,436,000 plus Merrill Lynch's reasonable out-of-pocket expenses for its services if the Merger is consummated within a certain time. See "Opinion of Financial Advisor". Parent is responsible for any of its own broker's fees in connection with the Merger.

APPRAISAL RIGHTS

        Under Section 1701.84(B) of the Ohio General Corporation Law, in the case of a merger into a domestic corporation, shareholders of the surviving corporation who under Section 1701.78 are entitled to vote on the adoption of the agreement of merger are entitled to relief as dissenting shareholders under
Section 1701.85 ("Section 1701.85"), but only as to the shares entitling them to vote. If the Company is required to pay the fair value of its Common Stock held by a dissenting shareholder ("Larizza Dissenting Shares") and if agreement cannot be reached between the dissenting shareholder and the Company as to the fair cash value of such Larizza Dissenting Shares, the dissenting shareholder may seek to have such value determined by an Ohio court. Fair cash value will be determined as of the day before the Special Meeting, and will be the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay, excluding any appreciation or depreciation in market value resulting from the Merger proposal and in no event more than the amount demanded by the dissenting shareholder.

        Any shareholder contemplating the exercise of dissenters' rights is urged to review carefully the provisions of Section 1701.85, a copy of which is included as Appendix C to this Proxy Statement. Failure by a holder of the Company's Common Stock to follow precisely all of the steps required by Section 1701.85 for perfecting dissenters' rights will result in the loss of those rights. The following is a summary of certain of the provisions of Section 1701.85 and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Section 1701.85, a copy of which is attached to this Proxy Statement as Appendix C.

        1. No Vote For the Approval and Adoption of the Merger Agreement at the Special Meeting. Only holders of the Company's Common Stock of record on the Record Date who do not vote their Common Stock in favor of approval and adoption of the Merger Agreement may be entitled to relief as a dissenting shareholder with regard to their Company Common Stock. A dissenter who fails to comply with this requirement shall not acquire any right to payment of the fair cash value of his or her shares.

        2. Demand for Payment. Not later than 10 days after the date on which the vote is taken on the approval and adoption of the Merger Agreement at the Special Meeting, the dissenting shareholder must deliver to the Company a written demand for payment of the fair cash value of the Company's Common Stock as to which he or she seeks relief. The Company will not notify dissenting shareholders of the deadline for this demand, although such deadline will be December 11, 1995 if the Merger Agreement is approved and adopted on December 1, 1995. The demand must state his or her address, the number of such shares of Company Common Stock and the amount claimed by him or her as the fair cash value of the shares. A proxy or vote against the approval and adoption of the Agreement of Merger or an abstention or broker non-vote will not satisfy this demand requirement.

        3. Deposit of Certificates. If the Company sends to the dissenting shareholder a request for the certificates representing the shares as to which he or she seeks relief, within 15 days from the date of the sending of such request, the shareholder must deliver to the Company the requested certificates. The Company may endorse a legend on the certificates that demand for the fair cash value of such shares has been made. The Company must promptly return the certificates to the shareholder. If the dissenting shareholder fails to deliver such certificates, his or her rights as a dissenting shareholder terminate, at the Company's option, exercised by written notice to the shareholder within 20 days after the lapse of the 15-day period, unless a court otherwise directs.

        4. Court Appraisal. Unless the Company and the dissenting shareholder agree on the fair cash value per share of the Company's Common Stock, the Company or the dissenting shareholder may file a complaint in the court of common pleas of Cuyahoga County within three months after the service of the demand by the dissenting shareholder. Other dissenting shareholders may be joined as plaintiffs, within the period of three months, or as defendants. The court will make a finding as to the fair cash value of a share of the Company's Common Stock and will render judgment against the Company for the payment of it with interest at such rate and from such date as the court deems equitable. The costs of the proceeding will be assessed or apportioned as the court considers equitable. The appraisal proceeding will be stayed if another proceeding has been instituted to prevent the consummation of the Merger.

        5. Payment. The fair cash value of shares of the Company's Common Stock must be paid within 30 days after the later of the date of final determination of such value or the consummation of the Merger, but only upon and simultaneously with the surrender to the Company of the certificates representing the shares of the Company's Common Stock for which such payment is made.

        6. Termination of Dissenters Rights. The right and obligation of a dissenting shareholder to receive fair cash value and to sell the shares of the Company's Common Stock as to which he or she seeks relief, and the right and obligation of the Company to purchase such shares and to pay fair cash value of them, terminates if (i) the shareholder has not complied with
    Section 1701.85, unless the Company, by its directors, waives such failure,
    (ii) the Company abandons, or is finally enjoined or prevented from carrying out, the Merger, or the shareholders rescind their adoption and approval of the Merger Agreement, (iii) the shareholder withdraws his or her demand, with the Company's consent by its directors, or (iv) the Company and the dissenting shareholder shall not have come to an agreement as to the fair cash value per share of the Company's Common Stock, and neither the shareholder nor the Company shall have filed or joined in a complaint as described in Item 4 above, within the period provided.

        7. Suspension of Shareholder Rights. From the time of giving the demand until the termination of the rights and obligations arising from it or the purchase of the shares by the Company, all other rights accruing from such shares, including voting, dividend and distribution rights, are suspended. Cash dividends, distributions or interest paid during the suspension which would have been received by the shareholder shall be paid to the holder of record as a credit on the fair cash value of the shares. If the right to receive fair cash value is terminated other than by purchase of the shares, all rights of the holder will be restored and all distributions which would have been made shall be made to the holder of record at the time of termination.

        The Company has agreed in the Merger Agreement to give Parent prompt written notice of any demands for appraisal and withdrawals of demands for appraisal. Parent will have the right to control the defense of any such proceeding and the Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY'S SHAREHOLDERS

        The receipt of cash for shares of the Company's Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes to the shareholders receiving such cash (and may be a taxable transaction for state, local and foreign tax purposes as well). A holder of the Company's Common Stock will realize gain or loss measured by the difference between such shareholder's adjusted tax basis for the shares of the Company's Common Stock owned by the shareholder at the time of the Merger and the amount of cash received for such shares. In general, such gain or loss will be capital gain or loss if the shares of the Company's Common Stock are capital assets in the hands of such shareholder; any such gain or loss realized will constitute long-term or short-term capital gain or loss depending on the shareholder's holding period for such shares and the date such shares were acquired. Under current federal law, a non-corporate shareholder will be taxed at a maximum rate of 28% on long-term capital gain.

        No ruling has been or will be requested from the Internal Revenue Service as to any of the tax effects of the transactions discussed in this Proxy Statement.

        The foregoing is only a general description of certain of the federal income tax consequences of the Merger to holders of the Company's Common Stock, without giving consideration to the particular facts and circumstances of each shareholder's situation, and is based on present law. Shareholders are urged to consult their personal tax advisors with respect to the tax consequences of the transaction, including the federal, state, local and foreign tax consequences of the Merger.

REGULATORY MATTERS


        Antitrust Matters. Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") provides that certain acquisition transactions may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and the waiting period under the HSR Act has expired or been terminated. The Company and Parent have made the requisite initial filings under the HSR Act in connection with the Merger and the Stock Agreement and the initial waiting period with respect to such filings is presently scheduled to expire on November 29, 1995, although a request has been made for early termination of such waiting period.


        Transactions such as the Merger may be investigated by the Antitrust Division or the FTC. Notwithstanding the termination or expiration of the waiting period applicable to the Merger under the HSR Act., before or after the consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the transaction or seeking divestiture of the shares so acquired or divestiture of substantial assets of Parent and/or the Company. Private parties may also bring legal action under antitrust laws under certain circumstances. It is a condition to Parent's, Acquisition's and the Company's obligations under the Merger Agreement that the statutory waiting period under the HSR Act shall have terminated and no condition shall have been imposed with respect thereto which is not reasonably acceptable to Parent, in its discretion, and with respect to the Company no condition shall have been imposed with respect thereto (except for conditions on the Parent or the surviving corporation only) which is not reasonably acceptable to the Company, in its discretion.

        Other Governmental Approvals. Other than the issuance of certificates of merger by the Secretaries of State of Delaware and Ohio, the Company is aware of no federal or state regulatory requirements that must be complied with or approvals that must be obtained before the consummation of the Merger to permit such consummation.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

STOCK AGREEMENT

        In connection with the execution of the Merger Agreement, at the request of Parent, Parent and Larizza entered into the Stock Agreement. Mr. Larizza is the Chairman of the Board and Chief Executive Officer of the Company. Pursuant to the Stock Agreement, Larizza granted Parent the right to purchase, subject to certain conditions, the 7,910,906 shares of the Company's Common Stock Larizza owns at $6.50 per share (the same price available to all holders of shares of the Company's Common Stock under the terms of the Merger Agreement) at any time before February 29, 1996 or such other date as the parties to the Merger Agreement otherwise agree.

        Pursuant to the Stock Agreement, Larizza also agreed to vote all shares over which he has voting control (approximately 11,183,083 shares of the Company's Common Stock) in favor of adoption and approval of the Merger Agreement and against proposals by others to acquire the Company. As of the record date for the Special Meeting, 22,088,107 shares of the Company's Common Stock were outstanding. Thus, the 11,183,083 shares that Larizza has agreed to vote in favor of the adoption and approval of the Merger Agreement constitute approximately 50.6% of the outstanding shares of the Company's Common Stock. Larizza is required by the Stock Agreement to, and intends to, vote these shares in favor of the Merger, and such vote alone will be sufficient to approve and adopt the Merger Agreement without the affirmative vote of any other shareholder. See "Required Vote".

        Also, pursuant to the Stock Agreement, Mr. Larizza agreed not to compete in the manufacture or sale of plastic components or interior trim to the automotive original equipment manufacturing industry, as currently conducted by the Company and its subsidiaries, for a period ending two years after the effective time of the Merger. Mr. Larizza also agreed not to solicit any Alternative Proposals for a business combination involving the Company.

AGREEMENTS WITH MANAGEMENT

        Larizza Employment Agreement. The Company and Ronald T. Larizza entered into an Employment Agreement dated as of April 21, 1994. Pursuant to the agreement, Mr. Larizza is employed as the President and Chief Executive Officer of the Company, reporting to the Company's Board of Directors, for a term of five years, unless earlier terminated as a result of Mr. Larizza's death or disability or by either party upon thirty days notice. The term will be automatically continuously renewed such that the remaining term of the agreement will always be five years, unless earlier terminated as described above.

        Mr. Larizza's annual salary under the agreement is currently $525,000, and such amount will be increased on January 1 each year during the term by the greater of five percent and an amount determined by the Company's Compensation Committee. Mr. Larizza will also receive a bonus each year in an amount equal to the greater of one percent of the Company's consolidated operating income or an amount determined by the Company's Compensation Committee. Mr. Larizza is entitled to various fringe benefits under the agreement to the extent applicable to similar executive officers of the Company. In addition, the Company has also agreed to nominate, recommend and otherwise support Mr. Larizza for election as a director of the Company at each shareholders' meeting during the term of the agreement, and, if the agreement is terminated by the Company or Mr. Larizza, during the five years after such termination (the "Period").


        If Mr. Larizza's employment is terminated as a result of Mr. Larizza's death or disability, Mr. Larizza will be entitled to receive an amount equal to the lesser of five years of his then current salary or $1 less than three times his average annual salary and bonus over the prior five years, paid at the times it would have otherwise been paid or in a discounted lump sum, at Mr. Larizza's or his personal representative's discretion. If Mr. Larizza's employment is terminated by notice from the Company or if Mr. Larizza terminates his employment because the Company fails to comply with any term or provision of the agreement, Mr. Larizza will be entitled to receive an amount equal to $1 less than three times his average annual salary and bonus over the prior five years (estimated to be approximately $1,463,000 (discounted lump sum) if such termination were to occur as in 1996), paid at the times it would have otherwise been paid or in a discounted lump sum, at Mr. Larizza's discretion. If Mr. Larizza's employment is terminated by Mr. Larizza other than as a result of the Company's failure to comply with any term or provision of the agreement, Mr. Larizza will not be entitled to receive any amount under the agreement as a result of such termination. Parent expects to cause the Company to terminate Mr. Larizza's employment under this agreement in connection with the Merger. Such termination would entitle Mr. Larizza to the benefits described above in the event his employment is terminated by notice from the Company.


        Larizza Consulting Agreement. At the effective time of the Merger, Parent and Mr. Larizza expect to enter into a two-year consulting agreement. Pursuant to the consulting agreement, Parent is expected to hire Mr. Larizza as a consultant to Parent in the areas of Parent's business in which Mr. Larizza has expertise. Parent is expected to agree to pay

Mr. Larizza $150,000 for the first year of such services and $75,000 for the second year of such services.


        Larizza Split-Dollar Agreement. The Company and Mr. Larizza entered into an agreement dated as of April 22, 1993, pursuant to which the Company will pay the premiums relating to specified life insurance policies. During the three-year term of the agreement, the Company will pay each premium on the insurance policies and an amount necessary to pay the income taxes incurred by Mr. Larizza and the trust owning the policy as a result of the Company's payments under the agreement. Such payments will continue after the term of the agreement, at Mr. Larizza's request. Such payments will terminate if Mr. Larizza's employment is terminated for cause.


        During the term of the agreement, the Company has the right to recover the premiums it has paid from the cash surrender proceeds or the death or maturity benefit proceeds of the policies, if any. The Company's right to recover such premiums lapses on the third anniversary date of the agreement if Mr. Larizza provides substantial services to the Company until the earlier of
(i) the third anniversary of the agreement, (ii) Mr.  Larizza's incapacity,
(iii) Mr. Larizza's involuntary termination of employment for a reason other than cause, or (iv) termination of Mr. Larizza's employment because the Company does not comply with any agreed upon terms or conditions of Mr. Larizza's employment. The Company will pay to Mr. Larizza and the trust owning the policy an amount sufficient to cover income taxes incurred as a result of such lapse and such payment.

        Notes Receivable From Messrs. Larizza and Sawyer. Mr. Larizza and Mr. Sawyer, who are both directors, executive officers and principal shareholders of the Company, have notes payable to the Company. These notes were originally given by Mr. Larizza and Mr. Sawyer when they were the sole shareholders of the Company to repay amounts advanced by the Company to Mr. Larizza, Mr. Sawyer and Trident Coatings, Inc. ("Trident"), a corporation wholly-owned by Mr. Larizza and Mr. Sawyer, at various times prior to the Company's 1987 initial public offering. The Company made these advances in order to induce Trident to continue to provide manufacturing services to a former subsidiary of the Company. During 1990 and 1991, the Company made certain non-interest bearing personal loans (the "Loans") to Mr. Larizza and Mr. Sawyer. During 1992, the Company made additional advances to Mr. Larizza and Mr. Sawyer, which totalled $70,106 and $35,158, to pay certain of their personal loan obligations.

        As of December 31, 1993, the Company, Mr. Larizza and Mr. Sawyer replaced the then existing notes with new notes (the "New Notes"). Mr. Larizza's and Mr. Sawyer's New Notes are in the principal amounts of $1,468,827 and $667,250, respectively, (the outstanding balances of their notes as of December 31, 1993, including the Loans and advances made to Mr. Larizza and Mr. Sawyer plus accrued interest through December 31, 1993), bear interest at 5.97% a year, and are payable in yearly installments of $143,455.66 and $65,168.19, respectively, from December 31, 1996 through December 31, 2005, with approximately $1,120,472 and $509,001, respectively, in balloon payments due December 31, 2006, assuming no prepayments. The maximum amount of indebtedness outstanding under the New Notes through October 31, 1995 was approximately $2,376,153. As of October 31, 1995, the aggregate amount outstanding under these New Notes was approximately $1,633,910 and $742,243 for Mr. Larizza and Mr. Sawyer, respectively. It is a condition to Parent's and Acquisition's obligations under the Merger Agreement that both of these notes be repaid in full before the effective time of the Merger. In addition, Mr. Larizza agreed in the Stock Agreement to pay or prepay prior to the effective time of the Merger all indebtedness of Mr. Larizza (or any trust or other entity that is an affiliate of Mr. Larizza controlled by Mr. Larizza) to the Company or any subsidiary of the Company.

        Finder's Agreement with The Edgewater Group, Inc. The Company and The Edgewater Group, Inc. ("Edgewater") entered into a Finders Agreement, dated June 15, 1994. Pursuant to the Finders Agreement, Edgewater was engaged to act as the Company's financial advisor in connection with the sale of its wholly-owned subsidiary General Nuclear Corp. ("General Nuclear"). In exchange for such services, the Company paid Edgewater $110,000 as a non-refundable finder's fee and has agreed to pay Edgewater an additional $110,000 on June 30, 1997 as a result of the sale of General Nuclear on June 1, 1995. The Company also paid Edgewater's reasonable out of pocket expenses incurred in connection with its engagement under the Finders Agreement. Mr. Sawyer is a director and the President and sole shareholder of Edgewater. It is not a condition to Parent's and Acquisition's obligations under the Merger Agreement that this finder's agreement be terminated.

        Consulting Agreement with The Edgewater Group, Inc. The Company and Edgewater have also entered into a Consulting Agreement, dated June 15, 1994. Pursuant to the Consulting Agreement, the Company hired Edgewater as a consultant to the Company in the areas of the Company's business in which Edgewater has expertise. The term of the agreement began January 1, 1994 and ends December 31, 1996. The Company has agreed to pay Edgewater $15,000 a month for its consulting services and has agreed to reimburse Edgewater for its reasonable out-of-pocket expenses incurred in connection with the Company's business. Mr. Sawyer is a director and the President and sole shareholder of Edgewater. It is not a condition to Parent's and Acquisition's obligations under the Merger Agreement that this consulting agreement be terminated.

        Consulting Arrangement with Mr. Sawyer. The Company has an oral consulting arrangement with Edward L. Sawyer, Jr., an officer, director and principal shareholder of the Company. Pursuant to the arrangement, Mr. Sawyer provides consulting services to the Company in the areas of the Company's business in which he has expertise. The current arrangement has been renewed through December 31, 1995. The Company has agreed to pay Mr. Sawyer $50,000 a year for his consulting services. The Company paid Mr. Sawyer $50,000 for such services in 1994. Parent expects to terminate this arrangement in connection with the Merger.

        Wells and Seikel Split-Dollar Agreements. The Company has also entered into Split-Dollar Agreements, dated as of April 22, 1993 and effective as of January 29, 1993, with Messrs. Wells and Seikel, the Company's Chief Operating Officer and Chief Financial Officer, respectively, pursuant to which the Company will pay the premiums relating to specified life insurance policies. During the term of the agreements, the Company will pay each premium on the insurance policies and an amount necessary to pay the taxes incurred by Messrs. Wells and Seikel, respectively, as a result of the Company's payments under the agreement. The Company is entitled to receive $300,000 and $250,000 from the death proceeds of the policies if Mr. Wells or Mr. Seikel, respectively, dies while the agreement is in force. In addition, if the policies are surrendered during the term of the agreements, the Company would receive (i) 100% of the policy's surrender value, if the policy is surrendered within two years of the effective date of the agreement, (ii) 50% of the policy's surrender value, if the policy is surrendered before three years after the effective date of the agreement, (iii) 25% of the policy's surrender value, if the policy is surrendered before four years after the effective date of the agreement, and (iv) none of the policy's surrender value, if the policy is surrendered at least four years after the effective date of the agreement.

        Either agreement will terminate on the earliest of (i) termination of Mr. Wells' or Mr. Seikel's respective employment for cause, (ii) the date Mr. Wells' or Mr. Seikel's respective employment is voluntarily terminated by the employee, except after Mr. Larizza ceases to have a majority of the voting power in the election of the Company's directors or as a result of the employee's disability, (iii) the date of Mr. Wells' or Mr. Seikel's respective death, and (iv) eleven years after the effective date of the agreement. After the Merger, voluntary termination of employment by Mr. Wells or Mr. Seikel will not terminate these agreements.

        Severance Arrangements. Effective June 15, 1995, the Company entered into Letter Agreements with Edward W. Wells, the Company's President and Chief Operating Officer, and Terence C. Seikel, the Company's Vice President, Finance. The Letter Agreements provide these employees with severance benefits if (i) before June 15, 1997 Ronald T. Larizza sells Common Stock of the Company resulting in his loss of management control of the Company ("Stock Sale"), and
(ii) the employee's employment terminates during the period beginning 90 days before and ending two years after a Stock Sale. The severance benefits are a continuation of salary, bonus and medical, dental, life, disability and prescription drug coverage from the date of the Stock Sale (or the date of termination , if later) until the earlier of (i) two years (one year if termination occurs more than one year after the Stock Sale) after termination, and (ii) the date such person works for a competitor. During this period (or for one year after termination, if shorter), the employee will also retain the automobile provided to the employee during his employment. Either Parent's exercise of its option to purchase Larizza's Common Stock pursuant to the Stock Agreement or the consummation of the Merger appear to constitute Stock Sales pursuant to these agreements.

OTHER INTERESTS

        Pursuant to the terms of the Merger Agreement, the surviving corporation and Parent, jointly and severally, will indemnify and hold harmless, each present and former employee, agent, director or officer of the Company or its subsidiaries and Larizza from and against any and all claims arising out of, or in connection with, activities in such capacity (including as a party to the Stock Agreement), or on behalf of, or at the request of, the Company (including the Merger, the transactions related to the Merger or the Stock Agreement) to the fullest extent permitted by applicable law. In addition, the indemnification and expense advancement provisions in the applicable Articles of Incorporation, Code of Regulations and Bylaws will be continued for a period of at least six years.

                    INFORMATION ABOUT PARENT AND ACQUISITION

        Parent is a wholly-owned subsidiary of Collins & Aikman Corporation ("C&A Corp."), a leader in each of its three business segments. In Automotive Products, it is the largest supplier of its five basic interior trim products to the North American auto industry. In Interior Furnishings, it is the largest manufacturer of residential upholstery fabrics and six-foot commercial carpet in the United States. In Wallcoverings, it is the largest United States producer of residential wallpaper.

        Parent was incorporated in Delaware on July 8, 1927. Parent's principal executive offices are located at 701 McCullough Drive, Charlotte, North Carolina 28262, and its telephone number is (704) 547-8500.

        C&A Corp. is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by C&A Corp. can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices in New York (75 Park Place, Room 1228, New York, New York 10007) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511). Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. C&A Corp.'s common stock is listed on the New York Stock Exchange. Reports, proxy and information statements and other information concerning C&A Corp. can be inspected at such exchange.

        Acquisition is a Delaware corporation which is 100% owned by Parent. Acquisition was recently formed in preparation for the Merger and has not conducted any business.

                                 CAPITALIZATION


        The following table sets forth unaudited information relating to the capitalization of the Company as of September 30, 1995. This table should be read in conjunction with the Company's Consolidated Financial Statements and Notes to Consolidated Financial Statements included elsewhere in this Proxy Statement.



                                                                              September 30, 1995
                                                                              ------------------
                                                                     (In thousands, except per share data)
Long-Term Liabilities:
   Long-term debt, excluding current installments   . . . . . . . . . . . . . . . . .   $ 34,150
   Capitalized lease obligation, excluding current installments   . . . . . . . . . .        335
   Deferred Income Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        726
   Other long-term liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,938
                                                                                        --------
         Total Long-Term Liabilities  . . . . . . . . . . . . . . . . . . . . . . . .   $ 37,149
                                                                                        ========

Shareholders' equity:
   Preferred Stock, no par value; authorized 10,000,000 shares,
     no shares issued   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $-0-
   Common stock, no par value; authorized 50,000,000 shares,
     issued and outstanding 22,088,107 shares   . . . . . . . . . . . . . . . . . . .     76,780
   Additional paid-in capital   . . . . . . . . . . . . . . . . . . . . . . . . . . .      5,551
   Accumulated deficit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (56,950)
   Foreign currency translation adjustment  . . . . . . . . . . . . . . . . . . . . .     (3,597)
                                                                                        --------
         Total shareholders' equity . . . . . . . . . . . . . . . . . . . . . . . . .   $ 21,784
                                                                                        ========
               Total capitalization . . . . . . . . . . . . . . . . . . . . . . . . .   $ 58,933
                                                                                        ========



         The book value per share of the Company's Common Stock as of September 30, 1995 was $0.99.

              SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY


        The following selected consolidated financial data relating to the Company for the five years ended December 31, 1994, have been derived from the audited Consolidated Financial Statements of the Company. The following selected financial data for the nine months ended September 30, 1995 and 1994, have been derived from the Company's unaudited condensed financial statements, and in the opinion of management includes all adjustments (consisting only or normal recurring accruals) necessary for a fair presentation of such information for such periods on a consistent basis. Such selected financial data should be read in conjunction with the Consolidated Financial Statements and unaudited Consolidated Financial Statements and the Notes relating to such statements included elsewhere, or incorporated by reference, in this Proxy Statement.



                                           Nine Months Ended
                                             September 30,                    Years Ended December 31,
                                             -------------      -------------------------------------------------
                                           1995       1994      1994(1)    1993     1992       1991(2)     1990(3)
                                           ----       ----      -------    ----     ----       ------      ------
                                             (unaudited)
                                                  (Amounts in thousands, except per share data)
OPERATING DATA:

Net sales                                  $149,131   121,513   169,336   148,257  111,307     85,951      96,739
Cost of goods sold                          123,111    95,356   133,870   115,660   92,036     73,955      86,254
                                            -------   -------   -------   -------  -------     ------      ------
Gross profit                                 26,020    26,157    35,466    32,597   19,271     11,996      10,485
Selling, general and administrative
  expenses                                   11,088    10,067    13,434    11,500   10,935      8,261      10,506
Nonrecurring operating expenses                 -         -         -         -        -        4,033      12,522
                                            -------   -------   -------   -------  -------     ------      ------
Operating income (loss)                      14,932    16,090    22,032    21,097    8,336       (298)    (12,543)
Other expense, net                           (2,275)   (2,023)   (2,948)   (6,640)  (6,855)   (11,023)    (12,682)
                                            -------   -------   -------   -------  -------     ------      ------
Income (loss) from continuing  operations,
 before income taxes and extraordinary gain  12,657    14,067    19,084    14,457    1,481    (11,321)    (25,225)
Income tax provision                          2,925     3,550     5,100     2,070      -        1,594          50
                                             ------   -------   -------   -------  -------     ------      ------
Income (loss) from  continuing operations,
 before extraordinary gain                    9,732    10,517    13,984    12,387    1,481    (12,915)    (25,275)
Discontinued operations                         802       -         -         -        -       (3,900)    (19,455)
                                              -----   -------   -------   -------  -------     ------      ------

                                            Nine Months Ended
                                              September 30,                     Years Ended December 31,
                                              -------------      ------------------------------------------------------
                                            1995        1994     1994(1)     1993      1992      1991(2)        1990(3)
                                            ----        ----     -------     ----      ----      -------        -------
                                               (unaudited)
                                                  (Amounts in thousands, except per share data)
Income (loss) before extraordinary gain    10,534      10,517    13,984     12,387     1,481     (16,815)       (44,730)
Extraordinary gain on extinguishment
 of debt                                     -           -         -          -          711        -              -
Extraordinary gain on refinancing of debt    -          2,405     2,405       -         -           -              -
                                          -------      ------    ------     ------     ------     ------         ------
Net income (loss)                         $10,534      12,922    16,389     12,387     2,192     (16,815)       (44,730)
                                          =======      ======    ======     ======     =====      =======        ======

SHARE AND PER SHARE DATA:

Income (loss) per common share:
Primary:
  Income (loss) from continuing
   operations before extraordinary gain     $0.44        0.53      0.68       0.90      0.11       (0.94)         (1.83)
                                            =====        ====      ====       ====      ====        ====           ====
  Net income (loss)                          0.48        0.65      0.80       0.90      0.16       (1.22)         (3.24)
                                            =====        ====      ====       ====      ====        ====           ====
Fully diluted:
  Income from continuing operations
   before extraordinary gain                             0.51      0.66       0.72
                                                         ====      ====       ====
  Net income                                             0.62      0.77       0.72
                                                         ====      ====       ====
Weighted average number of shares
 of common stock outstanding
   Primary                                 22,088      19,995    20,522     13,805    13,805      13,805         13,805
   Fully diluted                                       22,088    22,088     22,088


                                          As of September 30,                    December 31,
                                          -------------------  ----------------------------------------------------
                                           1995       1994     1994(1)      1993       1992     1991(2)      1990(3)
                                           ----       ----     -------      ----       ----     ------       ------
                                             (unaudited)
                                                       (Amounts in thousands)
BALANCE SHEET DATA:

Working capital (deficiency)              $15,353     5,741     3,648      4,279       5,964       1,943      (95,884)
Total assets                               92,898    72,558    83,454     63,854      62,657      60,150       82,149
Long-term obligations, excluding current
 installments                              37,149    30,589    32,756     93,426     106,987     102,464        2,432
Shareholders' equity (deficit)             21,784     7,403    10,181    (64,073)    (75,182)    (74,616)     (57,835)


__________________________________
(1) On March 11, 1994, the Company's lenders converted $47,000,000 of principal and $9,254,000 of accrued interest into 8,283,040 shares of common stock (the "Conversion"). The Conversion reduced long-term debt, accrued interest and deferred gain on debt restructure on the Company's balance sheet as of the date of the Conversion by $47,000,000, $9,254,000 and $3,324,000, respectively, and increased shareholders' equity by $59,578,000. On October 20, 1994, the Company acquired Hughes Plastics, Inc.
(2) The Company sold the majority of its Defense Group and its Automotive Electrical Division in 1991. These businesses had been accounted for as discontinued operations
(3) The Company sold its Plating operations and closed its automotive harness assembly operations and its Ann Arbor plant in 1990. The plating and automotive harness assembly operations accounted for $9.9 million of the Company's sales in 1990.

(4) The book value per share of the Company's common stock as of September 30, 1995 was $0.99.


         The Company has not declared or paid any cash dividends between January 1, 1990 and the date of this Proxy Statement.

                         INFORMATION ABOUT THE COMPANY

        The Company designs and manufactures high-quality, plastic-based components and systems used in the interiors of automobiles, light trucks, sport utility vehicles and mini-vans. The Company's product line ranges from injection molded plastic components, such as sidewall trim, air outlet assemblies and cupholders, to highly complex systems, such as complete instrument panels and door panels. The Company has eight automotive parts manufacturing facilities, of which five are in Michigan and three are in Ontario, Canada.

        Larizza Industries, Inc. was incorporated under the laws of the State of Ohio in November 1982. Unless the context otherwise requires, all reference to the Company in this Proxy Statement refer to Larizza Industries, Inc. and its consolidated subsidiaries. The Company's executive offices are located at 201 West Big Beaver Road, Columbia Center, Suite 1040, Troy, Michigan 48084, and its telephone number is (313) 689-5800.

        The Company is subject to the information requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices in New York (75 Park Place, Room 1228, New York, New York 10007) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511). Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is listed on the American Stock Exchange. Reports, proxy and information statements and other information concerning the Company can be inspected at such exchange.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of September 26, 1995, regarding the beneficial ownership of the Company's Common Stock by each director of the Company, each person known to the Company to own beneficially more than 5% of the Company's outstanding Common Stock, each executive officer of the Company named in the Summary Compensation Table set forth in the Company's Proxy Statement in connection with the 1995 Annual Meeting of Shareholders, held on May 30, 1995, and all directors and executive officers as a group:

                                                                                               Percent of
                      Name of                                     Number of Shares            Outstanding
                 Beneficial Owner                                Beneficially Owned           Common Stock
                 -----------------                               ------------------           ------------
Ronald T. Larizza (1) . . . . . . . . . . . . . . . . . . . . . . 11,183,083   (2)(3)             50.6%


                                                                                               Percent of
                     Name of                                     Number of Shares             Outstanding
                 Beneficial Owner                                Beneficially Owned           Common Stock
                 -----------------                               ------------------           ------------
Internationale Nederlanden (U.S.)
  Capital Corporation (4) . . . . . . . . . . . . . . . . . . . .   5,176,900  (4)                23.4%
Oppenheimer & Co., Inc. (5) . . . . . . . . . . . . . . . . . . .      47,242  (5)                    *
Oppenheimer Horizon Management, L.P. (6)  . . . . . . . . . . . .   1,429,752  (6)                 6.5%
Oppenheimer Institutional Horizon
  Management, L.P. (7)  . . . . . . . . . . . . . . . . . . . . .   1,386,468  (7)                 6.3%
Oppenheimer International Horizon
  Fund, Ltd. (8)  . . . . . . . . . . . . . . . . . . . . . . . .     139,981  (8)                    *
The & Trust (9) . . . . . . . . . . . . . . . . . . . . . . . . .     102,697  (9)                    *
Edward L. Sawyer, Jr. (10)  . . . . . . . . . . . . . . . . . . .   2,022,838  (3)(11)             9.2%
Edward W. Wells . . . . . . . . . . . . . . . . . . . . . . . . .     272,750  (3)(12)             1.2%
Terence C. Seikel . . . . . . . . . . . . . . . . . . . . . . . .     205,000  (3)(13)                *
Steven J. Lebowski  . . . . . . . . . . . . . . . . . . . . . . .      82,825                         *
Frank E. Blazey, Jr.  . . . . . . . . . . . . . . . . . . . . . .       2,800  (14)                   *
Arthur L. Wiseley . . . . . . . . . . . . . . . . . . . . . . . .           0                         *
All Directors and Executive Officers
  as a Group (7 Persons)  . . . . . . . . . . . . . . . . . . . .  11,471,958                     51.9%

-------------------------
*        Indicates an amount less than 1%.

(1) Business address is Larizza Industries, Inc., 201 West Big Beaver Road, Suite 1040, Troy, Michigan 48084.

(2) Includes 7,743,406 shares owned by a trust; Mr. Larizza has the power to vote these shares and to dispose of them.

(3) Includes 3,272,177 shares held by a voting trust (the "Voting Trust") under the Amended and Restated Voting Trust Agreement, dated as of May 4, 1994, among Mr. Larizza, Mr. Sawyer, The Alexander Sawyer Trust under an Irrevocable Trust Agreement dated July 21, 1987 (the "Alexander Sawyer Trust"), Mr. Sawyer's ex-wife, Mr. Wells, Mr. Seikel, various other employees of the Company and the Company. Mr. Sawyer, the Alexander Sawyer Trust, Mr. Sawyer's ex-wife, Mr. Wells, Mr. Seikel and various other employees of the Company contributed 1,819,838, 200,000, 619,839, 172,500, 105,000 and 355,000 shares, respectively, to the Voting Trust. Mr. Larizza has the sole right to vote the shares held in the Voting Trust and he must consent to any sale, transfer, pledge or other disposition of such shares, subject to the Merger Agreement and the Stock Agreement. See "The Merger--Background of the Merger" and "Interests of Certain

         Persons in the Merger--Stock Agreement". The Voting Trust expires December 31, 1998, and its business address is Larizza Industries, Inc., 201 West Big Beaver Road, Suite 1040, Troy, Michigan 48084.

(4) Includes 5,176,900 shares that Internationale Nederlanden (U.S.) Capital Corporation ("ING Capital") acquired as a result of the conversion of term loans and the related accrued interest into shares on March 11, 1994 (the "Conversion"). ING Capital is a wholly-owned subsidiary of Internationale Nederlanden (U.S.) Capital Holdings Corporation ("U.S. Holdings"), which is a wholly-owned subsidiary of Internationale Nederlanden Bank N.V. ("INB"), which is a wholly-owned subsidiary of Internationale Nederlanden Groep N.V. ("Groep"); all of the foregoing may be deemed the beneficial owner of the shares owned by ING Capital. ING Capital's and U.S. Holdings' business address is 135 East 57th Street, New York, New York 10022, INB's business address is De Amsterdamse Poort, 1102 MG, Amsterdam Zuid-Oost, The Netherlands, and Groep's business address is Princes Irenstraat 5 g 1077 Wv Amsterdam, The Netherlands. The foregoing information is based on a Schedule 13D Report, dated January 27, 1994, filed with the Securities and Exchange Commission by ING Capital.

(5) Includes 47,242 shares that Oppenheimer & Co., Inc. ("Oppenheimer") acquired as a result of the Conversion. Oppenheimer, a Delaware corporation, is a wholly-owned subsidiary of Oppenheimer Holdings, Inc. ("Holdings"), which is an indirect wholly-owned subsidiary of Oppenheimer Group, Inc. ("Group"), which is an 83.39%-owned subsidiary of Oppenheimer & Co., L.P. ("Oppenheimer L.P."), the partnership interests of which are owned by employees of Oppenheimer and its affiliates, 16.61% of Group's capital stock is owned by Oppenheimer LP warrant holders. All of the foregoing may be deemed the beneficial owner of the shares owned by Oppenheimer. Oppenheimer disclaims beneficial ownership of shares held by its affiliates. Oppenheimer's, Holdings', Group's, Oppenheimer L.P.'s and Oppenheimer's officers' and employees' business address is Oppenheimer Tower, World Financial Center, New York, New York 10281. The foregoing information is based on a Schedule 13G Report, dated February 13, 1995, filed with the Securities and Exchange Commission by Group, Oppenheimer and Horizon.

(6) Includes 1,429,752 shares that Oppenheimer Horizon Management, L.P., a Delaware limited partnership ("Horizon"), acquired as a result of the Conversion. Horizon is a registered investment adviser whose general partner is Holdings. Horizon's business address is c/o Oppenheimer & Co., Inc., Oppenheimer Tower, World Financial Center, New York, New York 10281. Horizon disclaims beneficial ownership of shares held by its affiliates. The foregoing is based on a Schedule 13G Report, dated February 13, 1995, filed with the Securities and Exchange Commission by Group, Oppenheimer and Horizon.

(7) Includes 1,386,468 shares that Oppenheimer Institutional Horizon Management, L.P., a Delaware limited partnership ("Institutional"), acquired as a result of the Conversion. Institutional is a registered investment adviser whose general partner is Holdings. Institutional's business address is c/o Oppenheimer & Co., Inc., Oppenheimer Tower,

         World Financial Center, New York, New York 10281. Institutional disclaims beneficial ownership of shares held by its affiliates. The foregoing is based on a Schedule 13G Report, dated February 13, 1995, filed with the Securities and Exchange Commission by Group, Oppenheimer and Horizon.

(8) Includes 139,981 shares that Oppenheimer International Horizon Fund, Ltd., a British Virgin Islands corporation ("International"), acquired as a result of the Conversion. International's investment advisor is an affiliate of Oppenheimer. International's business address is c/o CITCO, CITCO Building, Wickhams Cay, P.O. Box 662, Road Town, Tortola, B.V.I. International disclaims beneficial ownership of shares held by its affiliates. The foregoing is based on a Schedule 13G Report, dated February 13, 1995, filed with the Securities and Exchange Commission by Group, Oppenheimer and Horizon.

(9) Includes 102,697 shares that The & Trust, a charitable remainder trust (the "Trust"), acquired as a result of the Conversion. The Trust maintains a managed account at Oppenheimer, for which account Oppenheimer is the investment advisor. The Trust's account address is c/o Oppenheimer & Co., Inc., Oppenheimer Tower, One World Financial Center, New York, New York 10281. The Trust disclaims beneficial ownership of shares held by Oppenheimer and its affiliates. The foregoing is based on a Schedule 13G Report, dated February 13, 1995, filed with the Securities and Exchange Commission by Group, Oppenheimer and Horizon.

(10)     Business address is 1375 East 9th Street, Suite 2000, Cleveland, Ohio
         44114.

(11) Includes 1,822,838 shares owned by Mr. Sawyer directly and 200,000 shares owned by the Alexander Sawyer Trust. Mr. Sawyer has the power to approve or disapprove of any proposed transaction by the trustee of the Alexander Sawyer Trust. 2,019,838 of these shares have been transferred to the Voting Trust described in note 3.

(12) Includes 272,500 shares owned by Mr. Wells and his spouse as joint tenants for which voting and investment powers are shared, and 250 shares owned by Mr. Wells's wife's individual retirement account. 172,500 of these shares have been transferred to the Voting Trust described in note 3.

(13) Includes 67,540 shares owned by a trust, and 137,460 shares held in an individual retirement account; Mr. Seikel has the power to vote these shares and to dispose of them. 105,000 of these shares have been transferred to the Voting Trust described in note 3.

(14) Includes 500 shares owned by Mr. Blazey and his spouse as joint tenants for which voting and investment powers are shared, and 2,000 shares owned by Mr. Blazey's wife.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        KPMG Peat Marwick LLP ("Peat Marwick") were the Company's independent public accountants for the fiscal year ended December 31, 1994. The Company has not yet completed its review of its accountants, and consequently no selection of independent public accountants for the fiscal year ended December 31, 1995 has yet been made. A representative of Peat Marwick is expected to be present at the Special Meeting and will have the opportunity to make a statement if he desires to do so. The representative will also be available to respond to appropriate questions from shareholders.

                         SHAREHOLDER PROPOSAL DEADLINE

        A shareholder proposal intended to be presented at the 1996 Annual Meeting, if such a meeting is held, must be received by the Company on or before December 19, 1995 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting, if any. Such proposal should be addressed to Secretary, Larizza Industries, Inc.

                                 OTHER BUSINESS

        The Company is not aware of any matters to be brought before the Special Meeting except those set forth in the attached Notice of Special Meeting of Shareholders. However, if any other matters are properly presented at the Special Meeting for action to be taken thereon, it is the intention of the proxy holders named in the enclosed form of proxy and acting thereunder to vote on such matters in their discretion in accordance with their best judgment.

        Shareholders are urged to specify their choice on the matters to be voted on at the Special Meeting and to date, sign and return the enclosed proxy in the envelope provided. A prompt response is helpful and your cooperation will be appreciated.

                             ADDITIONAL INFORMATION

        The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports and other information with the Commission. Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices in New York (75 Park Place, Room 1228, New York, New York 10007) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511). Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is listed on the American Stock Exchange. Reports, proxy and information statements and other information concerning the Company can be inspected at such exchange. After the Merger, registration of the Company's Common Stock under the Exchange

Act and the listing of the Company's Common Stock on the American Stock Exchange are expected to be terminated.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


        The following documents are hereby specifically incorporated by reference into this Proxy Statement: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and (iii) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1994.


        The Company will provide without charge to each person, including any beneficial owner, to whom this Proxy Statement is delivered, upon written or oral request of such person, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this Proxy Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates). Requests for such copies should be addressed to Larizza Industries, Inc., 201 West Big Beaver Road, Suite 1040, Troy, Michigan 48084, Attention: Chief Financial Officer, (810) 689-5800.



                                              By order of the Board of Directors


                                              RONALD T. LARIZZA
                                              Chairman of the Board and
                                              Chief Executive Officer

Troy, Michigan
November 1, 1995

                                  APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                           LARIZZA INDUSTRIES, INC.,
                              AN OHIO CORPORATION,

                             LRI ACQUISITION CORP.,
                            A DELAWARE CORPORATION,

                                      AND

                         COLLINS & AIKMAN PRODUCTS CO.,
                            A DELAWARE  CORPORATION,

                            DATED SEPTEMBER 26, 1995

                               TABLE OF CONTENTS

Section Number                                        Description                                           Page Number
--------------                                        -----------                                           -----------

1        THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.1     Effect on Entities, Articles, Regulations, Officers and Directors  . . . . . . . . . . . . . . .    2
         1.2     Effect on Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.3     Effects on Property, Rights and Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.4     Surrender of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 1.4.1    Larizza Common Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 1.4.2    No Registration of Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 1.4.3    Full Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 1.4.4    Termination of the Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 1.4.5    Lost, Stolen, Mutilated or Destroyed Certificates . . . . . . . . . . . . . . . . . . .    5
                 1.4.6    Options, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 1.4.7    Appraisal Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.5     Shareholders' Meeting of Larizza . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

2        REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.1     Representation and Warranties of Larizza . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 2.1.1    Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 2.1.2    Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 2.1.3    Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 2.1.4    Authority Relative to This Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 2.1.5    Consents and Approvals; No Violation  . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 2.1.6    SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 2.1.7    Proxy Statement in Connection with the Merger . . . . . . . . . . . . . . . . . . . . .    8
                 2.1.8    Larizza Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 2.1.9    No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 2.1.10   Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 2.1.11   Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 2.1.12   Tax Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 2.1.13   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 2.1.14   Pension and Benefit Plans and Compliance with ERISA . . . . . . . . . . . . . . . . . .   11
                 2.1.15   Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 2.1.16   Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 2.1.17   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 2.1.18   Conduct of Business Since June 30, 1995 . . . . . . . . . . . . . . . . . . . . . . . .   13
                 2.1.19   Customers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 2.1.20   Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 2.1.21   Books and Records of the Companies  . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 2.1.22   Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 2.1.23   Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14




Section Number                                      Description                                              Page Number
--------------                                      -----------                                              -----------




                 2.1.24   Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 2.1.25   Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 2.1.26   Related Party Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 2.1.27   State Takeover Statutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 2.1.28   Opinion of Financial Advisor, Et  . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         2.2     Representations and Warranties of Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 2.2.1    Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 2.2.2    Authority Relative to This Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 2.2.3    Consents and Approvals; No Violation  . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 2.2.4    SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 2.2.5    Proxy Statement in Connection with the Merger . . . . . . . . . . . . . . . . . . . . .   19
                 2.2.6    Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 2.2.7    Parent Merger Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

3        COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         3.1     Access for Audit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         3.2     Operation of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.3     Approval of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.4     Exchange Agent Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.5     Updated Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.6     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.7     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         3.8     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         3.9     Related Party Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         3.10    Resignations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         3.11    Acquisition Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         3.12    Notice of Actions and Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         3.13    Notification of Certain Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

4        CONDITIONS TO CLOSING AND CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         4.1     Conditions to Acquisition's and Parent's Obligations . . . . . . . . . . . . . . . . . . . . . .   26
                 4.1.1    Accuracy of Larizza's Representations and Warranties  . . . . . . . . . . . . . . . . .   26
                 4.1.2    Compliance with Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                 4.1.3    Certificate of Larizza Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                 4.1.4    Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                 4.1.5    Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                 4.1.6    No Material Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                 4.1.7    Delivery of Other Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                 4.1.8    No Material Change in Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27



Section Number                                         Description                                           Page Number
--------------                                         -----------                                           -----------




                 4.1.9    Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                 4.1.10   No Material Change in the Business of the Companies . . . . . . . . . . . . . . . . . .   28
                 4.1.11   Stockholder Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         4.2     Conditions to Larizza's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 4.2.1    Accuracy of Acquisition's and Parent's Representations and Warranties . . . . . . . . .   28
                 4.2.2    Compliance with Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 4.2.3    Certificate of Acquisition's Officers . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 4.2.4    HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                 4.2.5    Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                 4.2.6    No Material Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                 4.2.7    Delivery of the Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                 4.2.8    Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         4.3     The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

5        TERMINATION AND ABANDONMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         5.1     Termination and Abandonment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         5.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         5.3     Topping Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

6        MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         6.1     Non-Survival of Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . .   32
         6.2     Continuation of Directors' and Officers' Indemnification . . . . . . . . . . . . . . . . . . . .   32
         6.3     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         6.4     Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         6.5     Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         6.6     Binding Effect; Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         6.7     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         6.8     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         6.9     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         6.10    Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.11    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.12    Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.13    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         6.14    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

7        GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36




                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made as of September 26, 1995 by and among LARIZZA INDUSTRIES, INC., an Ohio corporation ("Larizza"), LRI ACQUISITION CORP., a Delaware corporation ("Acquisition"), and COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation and the owner of all of the outstanding capital stock of Acquisition ("Parent").

                                    RECITALS

         A. Larizza and its wholly-owned subsidiaries, Manchester Plastics, Ltd, an Ontario corporation ("Manchester"), and Hughes Plastics, Inc., a Michigan corporation ("Hughes", and together with Manchester, the "Subsidiaries"), are engaged in the business of designing and manufacturing high-quality, plastic-based components and systems used in the interiors of automobiles, light trucks, sport utility vehicles and mini-vans (the "Business").

         B. The authorized capital stock of Larizza consists of 50,000,000 shares of Common Stock, no par value (the "Larizza Common Shares"), and 10,000,000 shares of Preferred Stock, no par value (the "Larizza Preferred Shares"), of which 22,088,107 Larizza Common Shares and no Larizza Preferred Shares are issued and outstanding. The Larizza Common Shares are entitled to one vote per share. The number of Larizza Common Shares outstanding is subject to change before the "Effective Time of the Merger" (as defined in Section 4.3) if (i) options are granted under the Larizza Stock Incentive Plan for Key Employees and such options are exercised (provided, however, that nothing in this Recital B will affect the parties' relative rights and obligations under
Section 3.2), or (ii) the Subordinated Note, dated October 20, 1994, in the principal amount of $1,200,000, is converted into Larizza Common Shares.

         C. The authorized capital stock of Acquisition consists of 1,000 Common Shares, par value $.01 a share (the "Acquisition Shares"), all of which are issued and outstanding and entitled to one vote per share.

         D. The respective boards of directors of Larizza and Acquisition and Parent, as the sole shareholder of Acquisition, have approved the acquisition of Larizza by Parent through a merger of Acquisition with and into Larizza (the "Merger") under the Ohio General Corporation Law (the "OGCL") and the Delaware General Corporation Law (the "DGCL") in accordance with the provisions of this Agreement.

         E. As a condition to its willingness to enter into this Agreement, Parent has required that, simultaneously with the execution hereof, Ronald T. Larizza, individually and as trustee of a revocable trust under a Trust Agreement, dated July 20, 1989 ("Stockholder"), enter into the Stock Agreement, dated the date hereof (the "Stock Agreement"), with Parent, pursuant to which, among other things, Stockholder granted to Parent an option (the "Option") at the Merger Price per share to purchase all of the Larizza Common Shares owned by Stockholder, subject to the terms of the Stock Agreement.

         THEREFORE, the parties agree as follows:

1        THE MERGER.

         1.1 Effect on Entities, Articles, Regulations, Officers and Directors. Upon the terms and subject to the conditions set forth in this Agreement, pursuant to the OGCL and the DGCL, at the "Effective Time of the Merger" (as defined in Section 4.3):

                 (a) Acquisition will be merged with and into Larizza, which shall be, and is sometimes referred to in this Agreement as, the "Surviving Corporation".

                 (b) The Articles of Incorporation of Larizza, as in effect immediately before the Effective Time of the Merger, shall be the Articles of Incorporation of the Surviving Corporation and shall thereafter continue to be its Articles of Incorporation until duly altered, amended or repealed, except that, at the Effective Time of the Merger, such Articles of Incorporation shall be amended and restated as set forth in the attached Schedule 1.1(b).

                 (c) The Code of Regulations of Larizza, as amended and as in effect immediately before the Effective Time of the Merger, shall be the Code of Regulations of the Surviving Corporation and shall thereafter continue to be its Code of Regulations until duly altered, amended or repealed, except that, at the Effective Time of the Merger, such Code of Regulations shall be amended and restated as set forth in the attached Schedule 1.1(c).

                 (d) The directors of Acquisition at the Effective Time of the Merger shall be the directors of the Surviving Corporation, and shall hold office from the Effective Time of the Merger until their respective successors are duly elected or appointed and qualified in the manner provided by the Articles of Incorporation and Code of Regulations of the Surviving Corporation, or as otherwise provided by law.

                 (e) The officers of Acquisition at the Effective Time of the Merger shall be the officers of the Surviving Corporation, and shall hold office from the Effective Time of the Merger until their respective successors are duly elected or appointed and qualified in the manner provided by the Code of Regulations of the Surviving Corporation, or as otherwise provided by law.

         1.2     Effect on Stock.  At the Effective Time of the Merger:

                 (a) Except as otherwise provided in Sections 1.2(b) and 1.2(c), each Larizza Common Share issued and outstanding at the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of such Larizza Common Share, shall no longer be outstanding and shall be cancelled and retired and cease to exist, and shall be converted into the right to receive, upon surrender of the certificate or certificates representing such shares, $6.50 in cash per Larizza Common Share, without interest (the "Merger Price"). Subject to
         Section 1.2(b), outstanding certificates which immediately before the Effective Time of the Merger represented issued and outstanding Larizza Common Shares ("Stock Certificates") shall after the Effective Time of the Merger no longer represent Larizza Common Shares, but instead shall represent for all purposes the right to receive the Merger Price multiplied by the number of shares evidenced by such Stock Certificates.

                 (b) Notwithstanding anything in this Agreement to the contrary, any Larizza Common Shares as to which the holder of such shares shall have duly perfected appraisal rights pursuant to the applicable provisions of the OGCL ("Dissenting Shares") shall be cancelled at the Effective Time of the Merger and automatically (by virtue of the Merger and without any action on the part of the holder of such Larizza Common Shares) be converted into the right to receive the consideration required to be paid to such holder pursuant to the OGCL.

                 (c) Each Larizza Common Share held in the treasury of Larizza immediately before the Effective Time of the Merger shall, by virtue of the merger and without any action on the part of the holder of such Larizza Common Share, be cancelled and retired and cease to exist and shall not be converted into stock of the Surviving Corporation or of Parent, or the right to receive cash or any other consideration.

                 (d) Each right to receive or convert into Larizza Common Shares then existing shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding and shall be cancelled and retired and cease to exist and shall not be converted into the right to receive or convert into stock of the Surviving Corporation or of Parent, or the right to receive cash or any other consideration in lieu of such Larizza Common Shares.

                 (e) Each Acquisition Share issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder of such Acquisition Share, be converted into one fully paid and non-assessable share of Common Stock, no par value, of the Surviving Corporation, and Parent shall become, at the Effective Time of the Merger, the sole shareholder of the Surviving Corporation.

                 (f) All shares of common stock of the Surviving Corporation into which Acquisition Shares are converted, shall be validly issued, fully paid and non-assessable.

         1.3 Effects on Property, Rights and Liabilities. At the Effective Time of the Merger, the separate corporate existence of Acquisition will cease (except as may be continued by operation of law), and Acquisition shall be merged into Larizza, which, as the Surviving

Corporation, shall have all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, and shall be subject to all of the restrictions, disabilities, duties and liabilities, of each of Larizza and Acquisition as provided in the OGCL and the DGCL, to the extent applicable. If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurances or any other documents are reasonably necessary or desirable to vest in the Surviving Corporation, according to the terms of this Agreement, the title of any property or rights of Acquisition and Larizza, at the direction of the Surviving Corporation, the last acting officers and directors of Larizza (without any cost or expense to them) and Acquisition, as the case may be, or the corresponding officers and directors of the Surviving Corporation will execute and make all such proper assignments and assurances and do all things necessary or proper and reasonably within their power and authority to vest title in such property or rights in the Surviving Corporation. No failure by any officer or director to comply with the provisions of this Section 1.3 shall have any effect on the validity of the Merger.

         1.4     Surrender of Certificates.

                 1.4.1 Larizza Common Shares. On or before the Effective Time of the Merger, Parent or the Surviving Corporation shall deposit with Chemical Bank or another bank mutually acceptable to Larizza and Parent (the "Exchange Agent"), as Exchange Agent, such amount as may be required to pay the Merger Price multiplied by the aggregate outstanding Larizza Common Shares pursuant to this Agreement (the "Fund"). Pending payment of the monies held in the Fund to the holders of outstanding Stock Certificates, the Fund shall be held and invested by the Exchange Agent as Parent directs. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Parent, as Parent directs. Parent will promptly replace any monies lost through any investment made pursuant to this
Section 1.4. As soon as is practicable after the Effective Time of the Merger, the Exchange Agent shall forward to each record holder of Stock Certificates a form of letter of transmittal and instructions, in form customary for use in effecting the surrender of stock certificates for payment in a cash merger. Subject to Section 1.2(b), upon surrender to the Exchange Agent of such Stock Certificates, together with such letter of transmittal and instructions for use in effecting the surrender of such Stock Certificates, duly executed, the Exchange Agent shall promptly cancel such Stock Certificates and pay to the persons entitled thereto, in cash or cash equivalent, the amount to which such persons are entitled. No interest will be paid or accrued on the cash payable upon the surrender of the Stock Certificates. If payment is to be made to a person other than the one in whose name the Stock Certificate surrendered is registered, it shall be a condition of payment that the Stock Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Stock Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

                 1.4.2 No Registration of Transfers. After the Effective Time of the Merger, there shall be no further registration of transfers on the records of Larizza of outstanding Stock

Certificates. If a Stock Certificate is presented to Larizza or Parent, it shall be forwarded to the Exchange Agent for cancellation and payment as provided in this Section 1.4.

                 1.4.3    Full Payment.  The consideration provided in this
Section 1.4 paid upon the surrender of Stock Certificates in accordance with the terms and conditions of this Section 1.4 shall be deemed to be in full satisfaction of all rights pertaining to such Larizza Common Shares to which such Stock Certificates relate, and no dividend or distribution payable to holders of record of the Surviving Corporation's capital stock shall be paid to any holder of Stock Certificates.

                 1.4.4 Termination of the Fund. Any portion of the Fund (including the proceeds of any investments of the Fund) that remains unclaimed by the holders of Stock Certificates for 6 months after the Effective Time of the Merger shall be returned or repaid to the Surviving Corporation. Any holders of Stock Certificates who have not complied with this Section 1.4 before 6 months after the Effective Time of the Merger shall thereafter look only to the Surviving Corporation for the Merger Price multiplied by the holder's Larizza Common Shares, in each case without any interest on such consideration. If outstanding Stock Certificates are not surrendered or the payment for them not claimed before the date on which such consideration would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed consideration shall, to the extent not prohibited by abandoned property or any other applicable law, become the property of the Surviving Corporation (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Parent, Larizza, the Exchange Agent or any other person or entity shall be liable to any former holder of Larizza Common Shares for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                 1.4.5    Lost, Stolen, Mutilated or Destroyed Certificates.
If any Stock Certificate has been lost, stolen, mutilated or destroyed, and if the holder makes an affidavit of that fact and otherwise complies with the requirements of this Section 1.4, the Exchange Agent shall pay to such holder the consideration required pursuant to this Agreement; provided, however, that the Exchange Agent, Parent or the Surviving Corporation, in its discretion, may require the owner of such lost, stolen, mutilated or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against any of them or any other party with respect to the Stock Certificate alleged to have been lost, stolen, mutilated or destroyed.

                 1.4.6 Options, Etc. Larizza represents and warrants that, as of the Effective Time of the Merger, there will be no outstanding rights to acquire equity securities of Larizza, except as referenced in Recital B(ii), provision for which has been made in Section 1.2(d).

                 1.4.7 Appraisal Rights. Larizza will give Parent prompt written notice of any written demands for appraisal and withdrawals of demands for appraisal. Parent will have the right to control the defense of any such proceeding, and Larizza will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

         1.5 Shareholders' Meeting of Larizza. Larizza will take all action necessary in accordance with applicable law and its Articles of Incorporation and Code of Regulations to convene a meeting of its shareholders as promptly as reasonably practicable following the date hereof to consider and vote upon the adoption of this Agreement and the approval of the Merger. At any such meeting, all Larizza Common Shares then owned by Parent, Acquisition or any other direct or indirect subsidiary of Parent will be voted in favor of adoption of this Agreement and the approval of the Merger. Subject to its fiduciary duties under applicable law, the Directors of Larizza will recommend that Larizza's shareholders approve adoption of this Agreement and the approval of the Merger if such shareholder action is required.

2        REPRESENTATIONS AND WARRANTIES.

         2.1 Representation and Warranties of Larizza. Larizza represents and warrants to Acquisition and Parent the following as of the date of this Agreement and as of the Effective Time of the Merger:

                 2.1.1 Organization and Qualification. Larizza and each of the Subsidiaries (collectively, the "Companies") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each has all requisite corporate power and authority to own or lease its properties and to carry on its Business as now being conducted or proposed to be conducted. Larizza has furnished Parent true and correct copies of the Articles of Incorporation and Code of Regulations (or other governing instruments), as amended to the date hereof, of Larizza and the Subsidiaries. Larizza's and each Subsidiary's Articles of Incorporation and Code of Regulations (or other governing instruments) as so delivered are in full force and effect. Each of the Companies is qualified and in good standing as a foreign corporation to do business in each other jurisdiction in which the conduct of its Business or the character of its properties (owned or leased) makes such qualification necessary and where a failure to be so qualified has a Material Adverse Effect (as defined in Section 2.1.9). The attached Schedule
2.1.1 lists all the jurisdictions in which the Companies are qualified to do business as a foreign corporation.

                 2.1.2 Subsidiaries. Neither Larizza nor either of the Subsidiaries has any direct or indirect subsidiaries and no controlling stock or other equity or ownership interests in any corporation, association, partnership, joint venture, or other entity, except for the Subsidiaries. All shares of capital stock of each of the Subsidiaries are owned by Larizza free and clear of any adverse claim, as defined in the applicable Uniform Commercial Code, except for a pledge of such shares to Bank of America, Illinois pursuant to the Credit Agreement described in Schedule 2.1.5.

                 2.1.3 Capitalization. The authorized capital stock and the outstanding capital stock of each of the Companies are as listed on the attached Schedule 2.1.3. Each Larizza

Common Share is entitled to one vote. All issued and outstanding Larizza Common Shares and capital stock of the Subsidiaries were validly issued and are fully paid, nonassessable and free of exercisable preemptive rights. Except as set forth in the attached Schedule 2.1.3, there are not now, and at the Effective Time of the Merger there will not be, any outstanding subscriptions, options, warrants, rights or convertible securities relating to the issued or unissued capital stock or other securities of the Companies obligating the Companies to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Companies or obligating the Companies to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. Since December 31, 1994, Larizza has not declared or paid any dividend or other distribution of assets to the holders of Larizza Common Shares, nor has it repurchased any Larizza Common Shares. Except for the Amended and Restated Voting Trust Agreement, dated as of May 4, 1994, as amended, among Larizza, Ronald T. Larizza and the shareholders listed on the signature pages of the agreement (the "Voting Trust Agreement"), and except for provisions in employee plans relating to the pass-through of voting rights, there are not now, and at the Effective Time of the Merger there will not be, any voting trusts or other agreements or understandings to which Larizza or any of the Subsidiaries is a party or is bound with respect to the voting of the capital stock of Larizza.

                 2.1.4 Authority Relative to This Agreement. Larizza has all requisite corporate power to execute, deliver and comply with its obligations under this Agreement, subject to approval of its shareholders. The affirmative vote of a majority of the issued and outstanding Larizza Common Shares is the only corporate action not previously taken required in connection with the Merger, this Agreement or the transactions contemplated hereby or thereby. Execution, delivery and performance by Larizza of this Agreement have been duly authorized by all necessary corporate action on the part of Larizza, subject to approval of its shareholders. This Agreement has been duly and validly executed and delivered by Larizza and constitutes a valid and binding obligation of Larizza, enforceable against Larizza in accordance with its terms, except as it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and except that it may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                 2.1.5 Consents and Approvals; No Violation. Except as set forth in the attached Schedule 2.1.5, except for consents or approvals which, if not obtained, or violations, breaches or defaults which, would not have a Material Adverse Effect, and except for (i) the approval of the Merger by Larizza's shareholders under the provisions of the OGCL, (ii) filings made pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") in connection with the Merger, (iii) the filing of pre-merger notification reports with the United States Federal Trade Commission and the Department of Justice and the expiration or early termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iv) compliance with the OGCL and the DGCL requirements in connection with the Merger, including the filing of a Certificate of Merger with the Secretaries of State of Ohio and Delaware, neither the execution and delivery by Larizza of this Agreement (including all agreements provided for in this Agreement) nor the performance by Larizza of its obligations under this Agreement (including all agreements provided for in this Agreement) (a) will require any consent or approval of or filing with any governmental agency or third party, (b) will violate any provision of the Articles of Incorporation, Code of Regulations or Bylaws of any of the Companies, (c) will breach, constitute a default (or an event which, with the giving of notice, the passage of time or both, would constitute a default) under, result in the creation of any lien or security interest on any of the Companies' properties under, accelerate the performance required by, or result in the termination of, any agreement to which any of the Companies is a party, or by which any of its properties may be bound, or (d) will violate any statute, rule or regulation or any order, writ, injunction or decree of any court or governmental authority applicable to any of the Companies or any of their respective properties.

                 2.1.6 SEC Reports. Larizza has furnished Parent and Acquisition with true and correct copies (with exhibits) of (a) its Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as filed with the Securities and Exchange Commission (the "SEC"), (b) its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995 as filed with the SEC, and (c) its definitive proxy statement relating to the 1995 Annual Meeting of Shareholders of Larizza held on May 30, 1995 (collectively, the "Larizza SEC Filings"). As of their respective dates, the Larizza SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except any statement or omission therein which has been corrected or otherwise disclosed or updated in a subsequent filing with the SEC prior to the date hereof. Since December 31, 1991, Larizza has filed with the SEC all reports and registration statements and all other filings required to be filed with the SEC under the rules and regulations of the SEC.

                 2.1.7 Proxy Statement in Connection with the Merger. When the proxy statement to be distributed to Larizza shareholders in connection with the Merger (the "Proxy Statement") shall be first mailed to such shareholders (the "Mailing Date") and at the date of the meeting of the Larizza shareholders in connection with the Merger, the information with respect to Larizza set forth in the Proxy Statement, as ultimately amended and supplemented by all amendments and supplements thereto, (i) will comply in all material respects with all applicable requirements of the Exchange Act and the SEC's rules and regulations under the Exchange Act, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated in the Proxy Statement or necessary to make the statement contained in the Proxy Statement, in light of the circumstances under which they are made, not misleading, except that no representation is made by Larizza with respect to information supplied by or on behalf of Acquisition or Parent which relates to Acquisition, Parent or any affiliate or associate of Acquisition or Parent.

                 2.1.8 Larizza Financial Statements. Larizza has delivered to Parent and Acquisition a copy of the audited consolidated balance sheet of Larizza as at December 31, 1994 and the related audited consolidated statements of operations, shareholders' equity (deficit) and cash flows for the fiscal year then ended, in each case, including the Notes to such financial

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statements (the "Larizza Financial Statements").  The Larizza Financial
Statements have been prepared in accordance with generally accepted accounting principles on a basis consistent with such statements for prior periods and fairly present, in all material respects, the financial position, results of operations and cash flows of Larizza as of and for the fiscal year then ended. Larizza has also delivered to Parent and Acquisition a copy of the unaudited consolidated balance sheet of Larizza as at June 30, 1995 and the related statements of operations and cash flows for the 6 months then ended (the "Larizza Interim Statements"). The Larizza Interim Statements fairly present, in all material respects, the financial position, results of operations and cash flows of Larizza as of, and for the 6 months then ended.

                 2.1.9 No Material Adverse Change. Except as set forth in the attached Schedule 2.1.9, since June 30, 1995, except for reasonable expenses for legal and financial advisory services incurred in connection with the transactions contemplated by this Agreement, there has been no material adverse change that has had a "Material Adverse Effect" (as defined below) on the Company or is reasonably likely to have a Material Adverse Effect on the Company. For purposes of this Agreement, a "Material Adverse Effect" means (i) a material adverse effect on the assets, Business, properties, financial condition or results of operations of Larizza and the Subsidiaries taken as a whole except as a result of the seasonal and cyclical nature of Larizza's business and the automotive supplier industry, or (ii) the occurrence and continuance of any material disruption of, or material adverse change in, the financial, banking or capital markets since the date of this Agreement.

                 2.1.10 Assets. Except as otherwise explicitly provided in this Agreement, Parent and Acquisition acknowledge and agree that the Companies' properties and assets are "AS IS" and "WHERE IS". The Companies have good title to, or a valid leasehold or other possessory interest in, the properties and assets currently owned or used by them, shown on the Larizza Interim Statements or acquired after June 30, 1995, free and clear of any liens, charges, encumbrances or adverse claims ("Liens") except as set forth on
Schedule 2.1.10 ("Permitted Liens") and for properties and assets disposed of in the ordinary course of business since June 30, 1995. The operation of the properties and Business of the Companies in the manner in which they are currently operated does not violate any zoning ordinances, municipal regulations or other rules, regulations or laws, except for violations not reasonably likely to have a Material Adverse Effect. No covenants, easements, rights-of-way or regulations impair in any material respect the uses of the Companies' assets for the purposes for which they are now operated. There are no pending or, to Larizza's actual knowledge, threatened condemnation or similar proceedings or assessments affecting the Companies' assets which would reasonably be expected to have a Material Adverse Effect. No lease of a material item of personal property or asset is subject to termination or modification as a result of the transactions contemplated hereby.

                 2.1.11 Absence of Undisclosed Liabilities. The Companies do not have any obligations or liabilities, absolute or contingent, including, without limitation, mortgages or security interests ("Liabilities"), except for those Liabilities which (i) have been reflected or reserved against in the Larizza Financial Statements or the Larizza Interim Statements, (ii) have been incurred in the ordinary course of business, (iii) are not reasonably likely to have a Material Adverse Effect, or (iv) are described on the attached
Schedule 2.1.11.

                 2.1.12   Tax Liabilities.

                 (a) The Companies have timely filed all federal, foreign, state, county and local Tax Returns of every nature required to be filed by them, except where the failure so to file would not reasonably be likely to have a Material Adverse Effect. All such Tax Returns are complete and correct in all material respects. The Companies have duly paid or adequately accrued in the Larizza Financial Statements or the Larizza Interim Statements all Taxes to the extent such amounts have become due and payable, except to the extent that the failure to do so would not have a Material Adverse Effect. The Companies have not executed any presently effective waiver or extension of any statute of limitations relating to the payment of Taxes. (For purposes of the preceding sentence, the term "Companies" shall include former subsidiaries of any of the Companies for the periods during which any such corporations were owned, directly or indirectly, by any of the Companies.) Except as set forth in the attached Schedule 2.1.12, there are no pending or, to Larizza's actual knowledge, threatened claims, assessments, notices, proposals to assess, deficiencies, adjustments or audits with respect to any such Taxes owed or allegedly owed by any of the Companies which remain unpaid, except those for which adequate provision has been made in the Larizza Financial Statements or the Larizza Interim Statements (to the extent required by generally accepted accounting principles) and which are not reasonably likely to have a Material Adverse Effect. To Larizza's actual knowledge, each of the Companies has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. No claim has been made by a governmental entity or other tax authority in a jurisdiction where any of the Companies does not currently file Tax Returns to the effect that any of the Companies is or may be subject to Taxes imposed by the jurisdiction. There are no liens for Taxes upon the assets of any of the Companies, except liens for Taxes not yet delinquent. Except as set forth in the attached Schedule 2.1.12, none of the Companies is a party to a Tax allocation or Tax sharing arrangement with another of the Companies. No property of Larizza or Hughes is, (i) property that would be required to be treated as owned by another person pursuant to the safe harbor leasing provisions (now repealed) of the Code, (ii) tax-exempt use property within the meaning of Section 168(h) of the Code, or (iii) tax-exempt bond financed property within the meaning of
         Section 168(h)(5) of the Code.

                 (b) For purposes of this Agreement, (i) "Tax" or "Taxes" includes all federal, state, local, foreign and other taxes, assessments, or governmental charges of any kind whatsoever including, without limitation, income, franchise, capital stock, excise, property, sales, use, service, service use, leasing, leasing use, gross receipts, value added, single business, alternative or add-on minimum, occupation; real and personal property, stamp, workers' compensation, severance, environmental, transfer, payroll, withholding, employment, unemployment and social security taxes, or other taxes of the same or similar nature, together with any interest, penalties or additions thereon and estimated payments thereof, whether disputed or not, (ii) "Tax Returns" includes all returns, reports, information returns, forms, declarations, claims for refund, statements and other documents (including any amendments thereto and including any schedule or attachment thereto) in connection with Taxes that are required to be filed with a government entity or other tax authority, or sent or provided to another party under applicable law, and (iii) "Code" means the Internal Revenue Code of 1986, as amended.

                 2.1.13 Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to Larizza's actual knowledge, threatened against any of the Companies before or by any court or any municipal or other governmental department, commission, board, agency or instrumentality, except (a) as set forth on Schedule 2.1.13, (b) as set forth in any of Larizza's filings with the SEC prior to the date hereof or in the notes to the Larizza Financial Statements or the Larizza Interim Statements, or (c) for those which could not reasonably be expected to have a Material Adverse Effect. No inquiry, action, or proceeding has been instituted, or, to Larizza's actual knowledge, threatened to restrain or prohibit the transactions contemplated by this Agreement or seeking damages on account thereof.

                 2.1.14 Pension and Benefit Plans and Compliance with ERISA. None of the Companies has any "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any "employee pension benefit plan" (as defined in Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA) other than as set forth in Schedule 2.1.14 (the "Plans"). None of the Companies has incurred any obligation to contribute to any multi-employer plan, as defined in ERISA, nor has any of them incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any Plan covered or previously covered by Title IV of ERISA. Each Plan of the Companies that is intended to be qualified under Section 401 of the Code, is so qualified, and each trust forming a part thereof is exempt from tax pursuant to
Section 501 of the Code. Each such Plan has been maintained in compliance with its terms and with the requirements prescribed by all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, which are applicable to such Plans, except for any such non-compliance which is not reasonably likely to have a Material Adverse Effect. There does not exist any accumulated funding deficiency violating Section 412 of the Code (nor would there exist such a deficiency but for an election by any such plan of an alternate minimum funding standard), nor has there been issued either a variance or waiver of the minimum funding standards imposed by the Code with respect to any such Plan, nor are there any excise taxes due or, to Larizza's actual knowledge, hereafter to become due under the Code with respect to the funding of any such Plan for any Plan year or other fiscal period ending before the date of this Agreement. There exists no unfulfilled obligation to contribute to any such Plan with respect to any Plan year ending on or before the Effective Time of the Merger, except as shown in the Larizza Financial Statements or the Larizza Interim Statements.

                 2.1.15 Environmental Matters. Except in connection with the matters described in the attached Schedule 2.1.15 or Schedule 2.1.13, none of the Companies has received any request for information or notice, claim, assessment, proposed assessment or demand for abatement notifying any of the Companies that they may have any liability in respect of environmental matters or alleging a violation of any law, ordinance or other governmental regulation regarding the environment or the disposal of hazardous substances, the violation of, or failure to comply with, which could reasonably be expected to have a Material Adverse Effect. Except in connection with the matters described in the attached Schedule 2.1.15, none of the Companies has spilled, generated, disposed of or stored any toxic or hazardous substances in any manner that violates any presently existing federal, state or local law or regulation governing or pertaining to such substances nor have any of the Companies failed to comply in any material respect with any reporting or other requirements of or under such laws, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (including any disposal or transportation of hazardous substances at or to any location that is listed or, to the actual knowledge of Larizza, is proposed for listing or investigation as a National Priorities List site under such Act or is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Companies for clean-up costs, remedial work, damages to natural resources or other property or personal injury claims, including, but not limited to, claims under such Act) and the Resource Conservation and Recovery Act, the violation of which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the attached Schedule 2.1.15, to the actual knowledge of Larizza, no polychlorinated biphenyls, asbestos or urea formaldehyde insulation is present at any of the Owned Real Property or the Leased Real Property, and there are no underground storage tanks, active or abandoned, at any of the Owned Real Property or the Leased Real Property. The Companies have complied in all material respects with the Occupational Safety and Health Act, as amended (29 U.S.C. Sections 651, et seq.), except to the extent any failure could not reasonably be expected to have a Material Adverse Effect.

                 2.1.16 Licenses and Permits. The Companies have, and at all relevant times have had, all federal, state and local governmental licenses, permits, authorizations and other rights (the "Permits") required by the Companies for the lawful conduct of their businesses, except to the extent that the failure to have any such Permit could not reasonably be expected to have a Material Adverse Effect. The Companies have complied, and are complying, in all material respects with the terms and conditions of all such Permits, and no material violation of any such Permits or the laws or rules governing their issuance or continued validity has occurred. No claim has been made by any governmental authority that any Permit in addition to those held by the Companies is necessary with respect to the Business conducted by the Companies.

                 2.1.17 Insurance. Larizza has provided to Acquisition and Parent an accurate and complete list of all material policies of insurance held by any of the Companies. All such policies are in full force and effect, and no notice of cancellation has been received or, to Larizza's actual knowledge, has been sent by the insurer. In Larizza's judgment, the policies are in amounts and against such risks as are adequate in relation to the Business of the Companies. All current premiums under such insurance have been paid.

                 2.1.18 Conduct of Business Since June 30, 1995. Since June 30, 1995, the Companies have conducted their Business only in the ordinary course, except (a) as contemplated by this Agreement, any of the Schedules to this Agreement, any of the documents referred to in this Agreement or the Schedules, any of Larizza's filings with the SEC prior to the date hereof, or any of the Larizza Financial Statements or the Larizza Interim Statements, (b) in connection with the transactions contemplated by this Agreement, or (c) where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the attached Schedule 2.1.18, since June 30, 1995, there has not been, (i) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, (ii) any change by Larizza in accounting principles used for purposes of financial reporting, (iii) any entry into any agreement or understanding, whether written or (if enforceable) oral, between Larizza or any of the Subsidiaries providing for the employment of any senior executive of Larizza or the Subsidiaries (collectively, "Senior Executives") or any severance or termination benefits payable or to become payable by Larizza or any Subsidiary to any Senior Executive, or (iv) except as permitted by this Agreement, any increase (including any increase effective in the future) in (A) the compensation, severance or termination benefits payable or to become payable by Larizza or any Subsidiary to any Senior Executive (or any increase in benefits under any change in control severance arrangement applicable to employees of Larizza and its subsidiaries, generally) or (B) any bonus, insurance, pension or other employee benefits (including, without limitation, the granting of stock options, stock appreciation rights or restricted stock awards) made to, for or with any Senior Executive, except for normal increases associated with regular annual performance evaluations in the ordinary course of business or normal accruals of benefits under the terms of any such plan or arrangement.

                 2.1.19 Customers. To Larizza's actual knowledge, none of the Companies has received a notice that any customer of any of the Companies will cease or otherwise refuse to do business with any of the Companies in the same manner as such business has been previously conducted with the Companies as a result of the Merger.

                 2.1.20 Brokers and Finders. Larizza has not caused any liability to be incurred to any finder, broker, or sales agent in connection with the execution, delivery or performance of, or the transactions contemplated by, this Agreement, except for fees to its financial advisor, Merrill Lynch & Co., Inc., for which Larizza will be responsible, pursuant to the engagement letter attached Schedule 2.1.20 (the "Merrill Letter").

                 2.1.21 Books and Records of the Companies. Larizza has made available to Parent, Acquisition and their directors, officers, attorneys, accountants and representatives, true and correct copies of all agreements, documents and other items listed on the schedules to this Agreement and all books and records of the Companies. The books and records of the Companies accurately reflect in all material respects the transactions to which any of the Companies is a party or by which their properties are bound.

                 2.1.22 Compliance with Laws. Except as otherwise disclosed in this Agreement, Larizza and the Subsidiaries are in compliance with, and have complied with, all federal, state, local and foreign laws, regulations and orders applicable to the Business of the Companies to the extent that non-compliance could reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 2.1.13, no investigation or review by any governmental entity concerning any possible violations of such laws, regulations and orders by Larizza or any of the Subsidiaries is pending or, to the actual knowledge of Larizza, threatened, nor has any governmental entity indicated an intention to conduct the same in each case other than those the outcome of which could not reasonably be expected to have a Material Adverse Effect.

                 2.1.23 Intellectual Property. Schedule 2.1.23 lists or describes all material patents, trademarks, trade names, service marks, registered copyrights and registrations and applications therefor used in or necessary for the conduct of the Business of the Companies as of the date hereof and all licenses pertaining to any of the foregoing (collectively, the "Scheduled IP", and, together with all material trade dress, trade secrets and unregistered copyrights used in or necessary for the conduct of the Business of the Companies as of the date hereof, collectively, the "Intellectual Property"). No material Intellectual Property is used by the Companies pursuant to a license from a third party or is licensed by the Companies to a third party except pursuant to a license listed on Schedule 2.1.23. Except as set forth on Schedule 2.1.23, Larizza or one of the Subsidiaries (a) owns free and clear of all Liens all of the Scheduled IP (other than the Scheduled IP that is used pursuant to a license disclosed on Schedule 2.1.23), (b) has the legal right to use all of the Scheduled IP that is used pursuant to a license, and (c) owns free and clear of all Liens, or has the legal right to use, all of the other Intellectual Property as it is used as of the date hereof. Except as set forth on Schedule 2.1.23, neither Larizza nor any Subsidiary has received any written notice (that has not been subsequently satisfied or withdrawn) nor, to the actual knowledge of Larizza, has there been any assertion against the Companies of any infringement, dilution, unfair competition or material conflict with the asserted rights of others in connection with the use by the Companies of any of the Intellectual Property in the conduct of the Business of the Companies. To the actual knowledge of Larizza, all of the material patents, copyright registrations and trademark and service mark registrations listed in Schedule 2.1.23 are valid and in full force and effect, are held of record in Larizza's name or one of the Subsidiary's names, and, except as set forth in Schedule 2.1.23, clear of any Liens, and, except as set forth in
Schedule 2.1.23, are not subject to any pending cancellation or reexamination proceeding or other proceeding or written claim challenging their extent or validity. With respect to the Scheduled IP, except as described on Schedule 2.1.23, Larizza or one of the Subsidiaries is the applicant of record in all pending patent applications and all applications for trademark, service mark or copyright registration, and no action of opposition or interference or final refusal is pending or, to the actual knowledge of Larizza, threatened in connection with any such application. Except as disclosed on Schedule 2.1.23, no judgment, decree, rule or order has been rendered by any governmental entity in any legal proceeding in which any of the Companies was or is a party relating to the Intellectual Property that would have a Material Adverse Effect, and neither Larizza nor any Subsidiary is a party to or, to the actual knowledge of Larizza, is bound by any contract that limits the use by Larizza or any Subsidiary of any of its Intellectual Property, except for licensed Intellectual Property, to the extent such restriction would have a Material Adverse Effect.

                 2.1.24 Material Contracts. Listed on Schedule 2.1.24 are all material contracts of the Companies other than those described on one of the other Schedules or as filed as an exhibit to Larizza's SEC Filings filed prior to the date hereof. Except as listed or described on Schedule 2.1.24 or one of the other Schedules or as filed as an exhibit to Larizza's SEC Filings filed prior to the date hereof, as of the date hereof, neither Larizza nor any Subsidiary is a party to or bound by any lease, agreement or other contract or legally binding contractual rights or obligation (collectively, "Contracts") that is of a type described below:

                 (a) Any employment, severance or consulting Contract with an Employee or Former Employee (as hereafter defined) that is not terminable at will and without cost by Larizza or any Subsidiary (other than any Contract for the employment of any such Employee or Former Employee implied in law) and which will either require the payment of amounts by Larizza or any Subsidiary after the date hereof in excess of $100,000 per annum under any such individual Contract or $500,000 for all such Contracts;

                 (b) Any union or collective bargaining agreement with any collective bargaining group or labor union;

                 (c) Any Contract or series of related Contracts for capital expenditures or the acquisition or construction of fixed assets which requires or require aggregate future payments or expenditures in excess of $500,000;

                 (d) Any Contract relating to cleanup, abatement or other actions in connection with environmental liabilities;

                 (e) Any Contract granting to any person a first-refusal, first-offer or other right to purchase or acquire any of the Larizza Common Shares or any other capital stock or other securities of Larizza or any Subsidiary;

                 (f) Any license or royalty Contract, or other Contract with respect to Intellectual Property, which pursuant to the terms thereof requires future payments to or by Larizza or any Subsidiary;

                 (g) Any indenture, mortgage, loan or credit Contract under which Larizza or any Subsidiary has borrowed any money or issued any note, bond, indenture or other evidence of indebtedness for borrowed money, or guaranteed indebtedness for money borrowed by others, other than such of the foregoing under which neither Larizza nor any Subsidiary has any current or future obligation or liability;

                 (h) Any Contract with any manufacturer's representative or other sales agent or relating to distribution or commission arrangements having a remaining term in excess of one year and which is not terminable without penalty on 30 calendar days' or less notice;

                 (i) Any Contract under which Larizza or any Subsidiary is, (i) a lessee of real property, (ii) a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third person or entity, (iii) a lessor of real property, or
         (iv) a lessor of, or makes available for use by any third person or entity, any tangible personal property owned by Larizza or any Subsidiary, in any such case if the individual Contract or lease requires annual payments in excess of $100,000;

                 (j) Any Contract under which any payment would be classified as a "parachute payment" under Section 280G of the Code;

                 (k) Any Contract with respect to a joint venture or partnership arrangement;

                 (l) Any Contract granting a power of attorney other than such of the foregoing granted pursuant to customs forms executed by Larizza or any Subsidiary;

                 (m) Any Contract with respect to letters of credit, surety or other bonds or pursuant to which any of Larizza's or the Subsidiaries' assets or properties are or are to be subjected to a lien other than a Permitted Lien;

                 (n) Any Contract limiting or restricting the ability of Larizza or any Subsidiary from entering into or engaging in any market or line of business;

                 (o) Any guarantee, indemnity, retroactive or retrospective premium adjustment or similar Contract pursuant to which Larizza or any Subsidiary could (whether or not subject to contingencies) be required to make payments with respect to or as a result of losses, costs or expenses paid or incurred by another person or entity providing insurance coverage where the amount could reasonably be expected to exceed $100,000;

                 (p) Any Contract to which, (i) Larizza or any Subsidiary and (ii) any officers, directors or Larizza's stockholders or any of its or Larizza's other affiliates (other than Larizza or such Subsidiary) are parties;

                 (q) Any Contract regarding the filing of Tax Returns or relating, in whole or in part, to the sharing of tax benefits or liabilities (including tax indemnities); and

                 (r) Any Contract which, (i) involves aggregate future payments by or to Larizza or any Subsidiary in excess of $250,000 other than a purchase or sales order or other Contract entered into in the ordinary course of the conduct of the Business of the Companies, or (ii) is reasonably likely to result in a Material Adverse Effect.

Except as set forth on Schedule 2.1.24, each Contract listed or described on
Schedule 2.1.24 or one of the other Schedules is a valid and binding obligation of Larizza and any Subsidiary that is a party thereto and is in full force and effect. Except as set forth on Schedule 2.1.24, Larizza and any Subsidiary that is a party thereto has performed in all material respects the obligations required to be performed by it through the date hereof under each of such Contracts and Larizza and the Subsidiaries are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, and as of the Closing will have performed in all material respects all obligations required to be performed by it through the Closing Date under each of such Contracts and not be in such breach or default. Except as described on Schedule 2.1.24, to the actual knowledge of Larizza, each party to any such Contract, other than Larizza or any Subsidiary, is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under any such Contract.

                 2.1.25   Labor Matters.  Except as set forth in Schedule
2.1.25 or Schedule 2.1.13,

                 (a) none of the Companies is a party to an unexpired collective bargaining agreement or other unexpired material contract or agreement with any labor organization or other representative or employees nor is any such contract being negotiated,

                 (b) there is no material unfair labor practices charge or complaint pending nor, to the knowledge of Larizza, threatened, with regard to employees of any of the Companies,

                 (c) there is no labor strike, material organized slowdown, material organized work stoppage or other material organized labor controversy in effect or, to the knowledge of Larizza, threatened against any of the Companies,

                 (d) as of the date hereof, to the knowledge of Larizza, no representation question exists and no campaigns are being conducted to solicit cards from the employees of any of the Companies to authorize representation by any labor organization,

                 (e) neither Larizza nor any Subsidiary is a party to, or is otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of Larizza or any Subsidiary which is material to Larizza and its Subsidiaries taken as a whole, and

                 (f) the Companies are in compliance with all applicable agreements, Contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees except where failure to be in compliance with each such agreement, Contract and policy is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

                 2.1.26   Related Party Transactions.  Except as set forth on
Schedule 2.1.26, since January 1, 1995, there have been no Contracts, transactions or payments by or between Larizza and any of its Subsidiaries, on the one hand, and Stockholder or any director, officer, employee, shareholder or affiliate of any of the foregoing on the other hand, other than (i) with respect to persons who are not officers or directors of Larizza, those in the ordinary course of Larizza's business, and (ii) those disclosed in the exhibits to Larizza's SEC Filings filed prior to the date hereof.

                 2.1.27 State Takeover Statutes. None of this Agreement, the Merger, the Stock Agreement, the Option or the transactions contemplated hereby or thereby are subject to the provisions of (a) Section 1701.831 of the OGCL,
(b) Chapter 1704 of the OGCL, (c) Section 1707.043 of the OGCL, or (iv) Articles IVB and IVC of the Articles of Incorporation of Larizza. No other "fair price", "merger moratorium", "control share acquisition" or other anti-takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Stock Agreement, the Option or any of the transactions contemplated hereby or thereby.

                 2.1.28 Opinion of Financial Advisor, Etc. Larizza has received the opinion of Merrill Lynch Pierce Fenner & Smith to the effect that, as of the date hereof, the consideration to be received by the holders of the Larizza Common Shares in the Merger is fair to such holders from a financial point of view. Prior to the date hereof, Larizza or its representatives contacted all persons or entities that they believed might be realistic acquirors of the Company ("Other Potential Bidders" and, together with Parent and Acquisition, "Bidders") and offered to furnish to them substantially the same information furnished to Parent and to submit a proposal to acquire the Company on substantially the same terms and conditions made available to Parent. All Bidders were treated substantially equally in connection with the transaction giving rise to this Agreement.

         2.2 Representations and Warranties of Acquisition and Parent. Acquisition and Parent, jointly and severally, represent and warrant to Larizza the following as of the date of this Agreement and as of the Effective Time of the Merger:

                 2.2.1 Organization and Qualification. Acquisition and Parent are each corporations, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each has all requisite corporate power and authority to own or lease its properties and to carry on its business as now being conducted or proposed to be conducted. Parent and Acquisition have furnished Larizza true and correct copies of their Certificates of Incorporation and Bylaws, as amended to date, and such Certificates of Incorporation and Bylaws as so delivered are in full force and effect. Each of Acquisition and Parent is qualified and in good standing as a foreign corporation to do business in each other jurisdiction in which the conduct of its business or the character of its properties (owned or leased) makes such qualification necessary and where a failure to be so qualified has a material adverse effect on the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole (a "Parent MAE").

                 2.2.2 Authority Relative to This Agreement. Each of Acquisition and Parent has all requisite corporate power to execute, deliver and comply with its obligations under this Agreement. Execution, delivery and performance by each of Acquisition and Parent of this Agreement have been duly authorized by all necessary corporate action on the part of Acquisition and Parent and do not require the approval of Parent's shareholders. This Agreement has been duly and validly executed and delivered by Acquisition and Parent and constitutes a valid and binding obligation of Acquisition and Parent, enforceable against Acquisition and Parent in accordance with its terms, except as it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and except that it may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                 2.2.3 Consents and Approvals; No Violation. Except as set forth in the attached Schedule 2.2.3, except for consents or approvals which, if not obtained, or violations, breaches or defaults which, would not have a Parent MAE, and except for (i) filings made pursuant to the Exchange Act in connection with the Merger, (ii) the filing of pre-merger notification reports with the United States Federal Trade Commission and the Department of Justice and the expiration or early termination of the waiting period required under the HSR Act, and (iii) compliance with the OGCL and the DGCL requirements in connection with the Merger, including the filing of a Certificate of Merger with the Secretaries of State of Ohio and Delaware, neither the execution and the delivery by Acquisition or Parent of this Agreement (including all agreements provided for in this Agreement) nor the performance by Acquisition and Parent of their obligations under this Agreement (including all agreements provided for in this Agreement) (a) will require any consent or approval of or filing with any governmental agency or third party, (b) will violate any provision of the Certificate of Incorporation or Bylaws of Acquisition or Parent, (c) will breach, constitute a default (or an event which, with the giving of notice, the passage of time or both, would constitute a default) under, result in the creation of any lien or security interest on Acquisition's or Parent's properties under, accelerate the performance required by, or result in the termination of, any agreement to which Acquisition or Parent is a party, or by which any of their properties may be bound, or (d) will violate any statute, rule or regulation or any order, writ, injunction or decree of any court or governmental authority applicable to Acquisition or Parent or any of their respective properties.

                 2.2.4 SEC Reports. Parent has furnished Larizza with true and correct copies (with exhibits) of (a) its Annual Report on Form 10-K for the fiscal year ended January 29, 1995, as filed with the SEC, (b) its Quarterly Reports on Form 10-Q for the first two fiscal quarters of its current fiscal year, as filed with the SEC, and (c) its definitive proxy statement relating to the 1995 Annual Meeting of Shareholders of Parent (collectively, the "Parent SEC Filings"). As of their respective dates, the Parent SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except any statement or omission therein which has been corrected or otherwise disclosed or updated in a subsequent filing with the SEC prior to the date hereof. Since December 31, 1991, Parent has filed with the SEC all reports and registration statements and all other filings required to be filed with the SEC under the rules and regulations of the SEC.

                 2.2.5 Proxy Statement in Connection with the Merger. The information supplied in writing by or on behalf of Acquisition or Parent which relates to Acquisition, Parent or any affiliate or associate of Acquisition or Parent expressly for inclusion in the Proxy Statement, as ultimately amended and supplemented by all amendments and supplements thereto, at the Mailing Date and at the date of the meeting of the Larizza shareholders in connection with the Merger, (i) will comply in all material respects with all applicable requirements of the Exchange Act and the SEC's rules and regulations under the Exchange Act, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated in the Proxy Statement or necessary to make the statement contained in the Proxy Statement, in light of the circumstances under which they are made, not misleading.

                 2.2.6 Brokers and Finders. Neither Acquisition nor Parent has caused any liability be incurred by Larizza or any of its Affiliates to any finder, broker, or sales agent in connection with the execution, delivery, or performance of, or the transactions contemplated by, this Agreement.

                 2.2.7 Parent Merger Action. Subject to the terms hereof, Parent, as the parent corporation of Acquisition, will cause Acquisition to take all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as possible the transactions contemplated by this Agreement.

3        COVENANTS.

         3.1 Access for Audit. Between the date of this Agreement and the Effective Time of the Merger, Larizza shall, and shall cause the Subsidiaries and its and their respective officers, directors, employees and agents to, give Parent and Acquisition and their respective officers, directors, employees, counsel, accountants, agents, designees and other authorized representatives full access during normal business hours to all of the facilities, assets, properties, books of account, leases, agreements, commitments, records and personnel of the Companies and to furnish the other parties or their representatives with all such information concerning the Companies as Parent or Acquisition may request so that Parent and Acquisition may have a full opportunity to make a full business, financial, accounting and legal audit of the Companies' assets, liabilities and business and affairs and to assure compliance by Larizza with all of its covenants, representations and warranties under this Agreement or to facilitate Parent's financing of the transactions contemplated hereby. Such audit shall not materially disrupt or interfere with Larizza's normal business operations. This audit may include, among other things:

                 (a) review and copying of books, records, contracts, financial statements, tax returns and other material documents of the Companies;

                 (b) physical inspection of each of the assets and facilities of each of the Companies;

                 (c)      an audit of all contracts of each of the Companies;
         and

                 (d) discussions with governmental agencies, customers, vendors, and creditors of each of the Companies.

         3.2 Operation of Business. Between the date of this Agreement and the Effective Time of the Merger, except as otherwise expressly consented to in writing by the other parties or otherwise disclosed in this Agreement:

                 (a) The Companies will carry on their businesses generally and in all material respects in the regular and ordinary course, consistent with past practice, except in connection with the transactions contemplated by this Agreement or in connection with any other offer to acquire the Larizza Common Shares or the assets of any of the Companies to the extent not prohibited by this Agreement, and, subject to the foregoing exceptions, will use reasonable efforts to preserve intact their present business organizations. Without limiting the foregoing, none of the Companies will, directly or indirectly, without the prior written consent of Parent, except in connection with the transactions contemplated by this Agreement:

                          (i) sell, dispose of or encumber any of its assets, except for sales to customers in the ordinary course of business, dispositions of assets in the ordinary course of business and encumbrances pursuant to existing loan arrangements;

                          (ii)    declare or pay any dividend or other
                 distribution in respect of its capital stock;

                          (iii) (A) change its Articles of Incorporation, Code of Regulations, Bylaws, or authorized or issued capital stock or rights to acquire its capital stock, (B) issue, sell or deliver any shares of capital stock or any other securities of any of them, (C) issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract with respect to the issuance of, any shares of capital stock or any other securities of any of them, or (D) purchase or otherwise acquire or enter into any contract with respect to the purchase or voting of shares of their capital stock, except that Larizza may issue Larizza Common Shares in accordance with currently outstanding convertible indebtedness;

                          (iv) incur any indebtedness for borrowed money or issue any debt securities (other than in the ordinary course of business);

                          (v) enter into or modify any material contract, except in the ordinary course of business, unless to do so would not reasonably be expected to have a Material Adverse Effect or pay any finder's or advisory fees in connection with the Merger except as provided in the Merrill Letter;

                          (vi) terminate, modify, assign, waive, release or relinquish any material contract rights or amend any material rights or claims, except as contemplated by this Agreement, unless to do so would not reasonably be expected to have a Material Adverse Effect;

                          (vii) except as required by state and federal minimum wage laws, except for the bonuses described in
                 Schedule 2.1.18 and except pursuant to existing plans or policies, agreements, or budgets, (i) increase any salary or grant any bonus or perquisite to any director, officer or employee, or (ii) adopt or amend any plan or any compensation plan for, enter into any employment agreement or severance arrangement with, make any loan to, or enter into any material transaction of any other nature with, any officer, director or (except in the ordinary course of business) employee; provided that Larizza may terminate existing compensation and loan arrangements on terms acceptable to Parent and Acquisition;

                          (viii) make any material capital expenditures, other than in the ordinary course of business or pursuant to existing budgets;

                          (ix) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations or liabilities of any other person or entity;

                          (x)     make any loans, advances or capital
                 contributions to or investments in any person or entity, other than to or in (A) any existing Subsidiary, (B) any supplier or customer as an extension of credit in the ordinary course of business, consistent with past practice, (C) Larizza, (D) to employees, other than officers and directors, in the ordinary course of business, and (E) Ronald T. Larizza and Edward L. Sawyer, Jr. as described in Schedule 4.1.11;

                           (xi) sell, dispose, license, fail to keep in effect or otherwise dispose of any material Intellectual Property;

                          (xii) make any change in any method of accounting or accounting practice except as may be required by law or by generally accepted accounting principles;

                         (xiii) make, change, revoke or permit to be made changed or revoked, any material election with respect to Taxes;

                          (xiv) enter into, or permit to be entered into, any closing or other agreement or settlement with respect to Taxes; or

                          (xv)    enter into any contract, agreement,
                 commitment or arrangement to do any of the foregoing, other than in the ordinary course of business.

                 (b) The Companies will use reasonable commercial efforts to maintain their relationships with suppliers and customers, preserve their respective business organizations intact, and to keep available the services of their present employees.

         3.3 Approval of the Merger. As soon as reasonably practicable after the date of this Agreement, Larizza will take all action necessary in accordance with the Exchange Act, the OGCL and its Articles of Incorporation and Code of Regulations to call, give notice of, and convene a meeting (the "Meeting") of Larizza shareholders to consider and vote upon the approval and adoption of this Agreement and the Merger. As of the date of this Agreement, the Board of Directors of Larizza has determined, based in part upon the financial analysis performed by its financial advisors, that the Merger is advisable and in the best interests of the shareholders of Larizza and, subject to the fiduciary duties of Larizza's directors (as determined in good faith by a majority of Larizza's directors, based as to legal matters on a written opinion of legal counsel), shall recommend that Larizza's shareholders approve and adopt this Agreement and any other matters to be submitted to Larizza's shareholders in connection therewith. Larizza shall use reasonable efforts to solicit and secure from its shareholders such approval and adoption, subject to the fiduciary duties of the directors of Larizza (as determined in good faith by a majority of Larizza's directors, based as to legal matters on a written opinion of legal counsel). Acquisition shall cause its Board of Directors and shareholders, and Parent shall cause its Board of Directors, to approve this Agreement and the Merger contemplated by this Agreement and shall provide evidence of such approvals to Larizza at the Closing.

         3.4 Exchange Agent Agreement. Larizza, Acquisition and Parent shall execute an exchange agent agreement with the Exchange Agent in customary form for a cash merger and deliver it to the other parties to such agreement at the Closing.

         3.5 Updated Schedules. Between the date of this Agreement and the period ending two business days before the Effective Time of the Merger, Larizza, Acquisition and Parent shall update the Schedules to this Agreement to the extent necessary to make their representations and warranties contained in this Agreement true and accurate as of the Effective Time of the Merger and shall provide such updated Schedules to the other parties at or before the Effective Time of the Merger; provided, however, that the furnishing of any such updated Schedule will not operate to cure any prior breach of any representation, warranty or covenant herein except and only to the extent agreed to in writing by Parent in its sole discretion.

         3.6 Consents. At or before the Effective Time of the Merger, Larizza shall use its reasonable efforts to obtain all of the consents and approvals required to be set forth in Section 2.1.5 or Schedule 2.1.5 and Acquisition and Parent shall use their reasonable efforts to obtain all of the consents and approvals required to be set forth in Section 2.2.3 or Schedule 2.2.3, including, without limitation, any consents required from the Larizza's lenders; provided that the foregoing shall not require Larizza, Acquisition or Parent to agree to make any divestiture of a significant asset in order to obtain any consent or approval. Each party shall deliver evidence of such consents to the other parties at or before the Effective Time of the Merger.

         3.7 Confidentiality. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement, Larizza, Acquisition and Parent will hold in confidence all confidential and proprietary information and trade secrets of the other parties that are marked as such and that are disclosed to them in connection with their investigation of any of the other parties and this Agreement, subject to any legal requirement that any of such parties disclose such information. None of Larizza, Acquisition or Parent will make any oral or written public disclosure or publicity release concerning the existence or subject matter of this Agreement or the transactions contemplated by this Agreement without first making a good faith attempt to obtain the prior approval of, or concurrence in, the contents of such statement by the other parties, which approval or concurrence will not be unreasonably withheld or delayed; provided that nothing in this Agreement will prevent any party from commenting on prior public announcements or from making any statement it determines in good faith may be required by law (including securities laws) or the rules or policies of any securities exchange on which its stock is listed.

         3.8 Further Assurances. Subject to the terms and conditions of this Agreement and to the fiduciary duties of the directors of Larizza (as determined in good faith by a majority of Larizza's directors, based as to legal matters on a written opinion of legal counsel), each of Larizza, Acquisition and Parent will use its reasonable efforts promptly to prepare, execute and deliver to the other parties such lists, instruments and documents and to cooperate with the other parties in such other respects as any other party or parties may from time to time, before or after the Closing, reasonably request in order to carry out the intent and the purposes of this Agreement. Larizza and Parent shall make such filings as are required to cause the applicable waiting period under the HSR Act to commence and expire as soon as practicable and to notify the other parties promptly of its receipt of any request or communication by the Federal Trade Commission or the Antitrust Division of the Department of Justice relating to such filings; provided that the foregoing shall not require Larizza, Acquisition or Parent to agree to make any divestiture of a significant asset in order to obtain any waiver, consent or approval. Each party shall supply all information, execute all instruments and documents, make all proper assurances and do all things reasonably necessary or proper to permit or assist the other parties to perform the acts contemplated by this Agreement, including, without limitation, the preparation of the HSR Act filings and responses to requests for additional information and the Proxy Statement.

         3.9 Related Party Transactions. Between the date of this Agreement and the Effective Time of the Merger,

                 (a) none of the Companies will enter into any transactions between the Companies and Stockholder or other Affiliates of Larizza with respect to the Business of the Companies,

                 (b) none of the Companies will acquire ownership interest, directly or indirectly, in any supplier or customer of the Companies with respect to the Business of the Companies, and

                 (c) none of the Companies will incur any obligations or liabilities that will exist at the Effective Time of the Merger to any Subsidiary or other affiliate of Larizza other than obligations and liabilities that arise in the ordinary course of business on an arm's-length basis.

         3.10 Resignations. Effective as of the Effective Date of the Merger, Larizza will deliver to Acquisition and Parent the written resignations of such of the Companies' directors and officers and of the trustees, plan administrators and fiduciaries of the Plans, as Acquisition or Parent may request.

         3.11 Acquisition Proposals. Between the date of this Agreement and the Effective Time of the Merger,

                 (a) neither Larizza nor any of the Subsidiaries may, directly or indirectly, and each will instruct and otherwise cause Stockholder and its other Affiliates that are controlled by Larizza, and the officers, directors, employees, agents or advisors or other representatives or consultants of Larizza not to, encourage, solicit, initiate, engage or participate in discussions or negotiations with, or provide information to, any person or entity (other than Parent, Acquisition or subsidiaries, affiliates or representatives of any of the foregoing) in connection with any tender offer, exchange offer, merger, consolidation, business combination, sale of substantial assets, sale of securities, liquidation, dissolution or similar transaction involving Larizza or any of its subsidiaries or divisions, including, without limitation, Manchester (any such proposal, offer or other transaction being hereinafter referred to as an "Alternative Proposal"), and

                 (b) Larizza will notify Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it;

provided, however, that nothing contained in this Section 3.11 will prohibit the Board of Directors of Larizza from, directly or indirectly, to the extent applicable, (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal, or (ii) furnishing information and access to any person or entity making an unsolicited request therefor (a "New Bidder"), and may engage in and participate in discussions and negotiations with such person or entity concerning an Alternate Proposal involving Larizza or any of its Subsidiaries or divisions, if and solely to the extent that Larizza's Board of Directors determines in its good faith judgment, based as to legal matters on a written opinion of legal counsel, that the failure to furnish such information to the New Bidder would constitute a breach of fiduciary duty by the Larizza Board of Directors. Nothing in this Section 3.11 alone will (x) permit Larizza to terminate this Agreement, (y) permit Larizza to enter into any agreement with respect to an Alternative Proposal for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, Larizza will not enter into any agreement with any person for an Alternative Proposal), or (z) affect any other obligation of Larizza under this Agreement.

         3.12 Notice of Actions and Proceedings. Larizza will promptly notify Parent of any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of Larizza, threatened in writing against, relating to or involving or otherwise affecting Larizza or any of the Subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in writing pursuant to any Schedule required hereby or which relates to the consummation of the Offer or the Merger.

         3.13 Notification of Certain Other Matters. Without limiting the generality or effect of any other provision hereof, Larizza will promptly notify Parent of:

                 (a) any written notice or other written communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

                 (b) any written notice or other written communication from any governmental entity in connection with the transactions contemplated hereby;

                 (c) any fact, event, development, occurrence, condition or act that constitutes a Material Adverse Effect or is reasonably expected to result in such an effect; and

                 (d) any lawsuit filed against Larizza, or any of its directors or officers, or any appraisal proceeding, relating to the Merger.

4        CONDITIONS TO CLOSING AND CLOSING.

         4.1 Conditions to Acquisition's and Parent's Obligations. The obligations of Acquisition and Parent under this Agreement are subject to the satisfaction of each of the following conditions at or before the Closing; provided that Acquisition and Parent may waive the satisfaction of any such condition pursuant to a writing signed by Acquisition and Parent:

                 4.1.1 Accuracy of Larizza's Representations and Warranties. The representations and warranties of Larizza in this Agreement, including, without limitation, the representations and warranties in Section 2.1, shall be true, accurate and correct at and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date; provided, that this condition shall not apply to any untruth, inaccuracy or incorrectness of any representation or warranty that does not (i) have a Material Adverse Effect, or (ii) renders the Merger invalid, causes any material provision of this Agreement to be unenforceable or materially impinges on Parent's ownership of the shares of the Surviving Corporation after giving effect to the Merger.

                 4.1.2 Compliance with Covenants. All material actions, undertakings, covenants or agreements required to be performed by Larizza at or before the Closing shall have been so performed or complied with, in all material respects, on or before the Closing Date.

                 4.1.3 Certificate of Larizza Officers. Larizza shall have delivered to Acquisition and Parent a Certificate, dated as of the Closing Date, signed by the chief executive and principal financial officers of Larizza on behalf of Larizza (without any personal liability of such officers) certifying as to the fulfillment of the conditions specified in Sections 4.1.1 and 4.1.2.

                 4.1.4 Consents. Larizza shall have obtained the approvals and consents to the transactions contemplated by this Agreement required to be set forth in Section 2.1.5 or Schedule 2.1.5 to the extent that the failure to obtain any such approval or consent would have a Material Adverse Effect. The required statutory waiting period under the HSR Act shall have terminated and no condition shall have been imposed with respect thereto which is not reasonably acceptable to Parent, in its discretion.

                 4.1.5 Shareholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the holders of Larizza Common Shares in accordance with the OGCL and Larizza's Articles of Incorporation and Code of Regulations.

                 4.1.6 No Material Litigation. No action or proceeding shall have been instituted, threatened or concluded by any governmental instrumentality, agency or other person before any court or governmental agency to restrain, prevent or materially restrict this Agreement or delay the consummation of the transactions contemplated by this Agreement.

                 4.1.7 Delivery of Other Documents. Larizza shall have delivered the documents required to be delivered by Larizza pursuant to this Agreement.

                 4.1.8 No Material Change in Schedules. There shall have been no material adverse change in the information required to be contained in the Schedules to this Agreement.

                 4.1.9 Opinion of Counsel. Acquisition and Parent shall have received the favorable opinion of counsel to Larizza, dated the Closing Date, substantially to the effect that:

                 (a) Each Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified under the laws of the State of Michigan to transact business in such State. Larizza has all requisite corporate power and authority to execute, deliver and comply with its obligations under the terms of this Agreement. Execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Larizza.

                 (b) This Agreement constitutes the valid and binding obligation of Larizza, enforceable against Larizza in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium, so-called fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                 (c) Larizza's execution and delivery of this Agreement and its performance and compliance with the terms thereof do not violate (i) the Articles of Incorporation or the Code of Regulations of Larizza or (ii) any laws known to such counsel to be applicable to Larizza where such violation would reasonably be expected to have a material adverse effect upon the validity, performance or enforceability of any of the terms of this Agreement applicable to Larizza.

                 (d) No consent, approval, authorization or order of, or registration or filing with, any governmental agency or body of the United States of America or the State of Michigan is legally required as a condition to the execution and delivery by Larizza of this Agreement, other than the approval of Larizza's shareholders in accordance with the with the OGCL, filings with respect to the Merger pursuant to the OGCL, and any of the foregoing under the HSR Act or the Exchange Act.

                 4.1.10 No Material Change in the Business of the Companies. There shall have been no fact, event, development, occurrence, condition or act that constitutes a Material Adverse Effect or is reasonably expected to result in such an effect.

                 4.1.11 Stockholder Receivables. All amounts due to Larizza (including, without limitation in respect of the receivables listed on Schedule 4.1.11) from any stockholder of Larizza shall have been fully paid.

         4.2 Conditions to Larizza's Obligations. The obligations of Larizza under this Agreement are subject to the satisfaction of each of the following conditions at or before the Closing; provided that Larizza may waive the satisfaction of any such condition pursuant to a writing signed by Larizza:

                 4.2.1 Accuracy of Acquisition's and Parent's Representations and Warranties. The representations and warranties of Acquisition and Parent in this Agreement, including, without limitation, the representations and warranties in Section 2.2, shall be true, accurate and correct at and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date; provided, that this condition shall not apply to any untruth, inaccuracy or incorrectness of any representation or warranty that does not (i) have a Parent MAE, or (ii) renders the Merger invalid or causes any material provision of this Agreement to be unenforceable.

                 4.2.2 Compliance with Covenants. All actions, undertakings, covenants, or agreements required to be performed by Acquisition, Parent or both at or before the Closing, including, without limitation, the covenants of Acquisition and Parent in Section 3, shall have been performed or complied with, in all material respects, on or prior to the Closing Date.

                 4.2.3 Certificate of Acquisition's Officers. Acquisition and Parent shall have delivered to the Larizza a Certificate, dated as of the Closing Date, signed by the chief executive and chief financial officers of Acquisition and of Parent on behalf of Acquisition and Parent

(without any personal liability of such officers), certifying as to the fulfillment of the conditions specified in Sections 4.2.1 and 4.2.2;

                 4.2.4 HSR Act. The required statutory waiting period under the HSR Act shall have terminated and no condition shall have been imposed with respect thereto which is not reasonably acceptable to Parent in its discretion, and (except for conditions on the Parent or the Surviving Corporation only) to Larizza in its discretion.

                 4.2.5 Shareholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the holders of Larizza Common Shares in accordance with the OGCL and Larizza's Articles of Incorporation and Code of Regulations.

                 4.2.6 No Material Litigation. No temporary restraining order or preliminary or permanent injunction shall be issued and in effect which enjoins the Merger.

                 4.2.7 Delivery of the Fund. Acquisition shall have deposited the Fund with the Exchange Agent.

                 4.2.8 Opinion of Counsel. Larizza shall have received the favorable opinion of counsel to Acquisition and Parent, dated the Closing Date, substantially to the effect that:

                 (a) Acquisition and Parent are each validly existing and in good standing under the laws of the state of their incorporation. Acquisition and Parent have all requisite corporate power and authority to execute, deliver and comply with their obligations under the terms of this Agreement. Execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Acquisition and Parent.

                 (b) This Agreement constitutes a valid and binding obligation of Acquisition and of Parent, enforceable against Acquisition and Parent in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium, so-called fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                 (c) Acquisition's and Parent's execution and delivery of this Agreement and their performance and compliance with the terms thereof do not violate (i) the Certificate of Incorporation or the Bylaws of Acquisition or Parent or (ii) any laws known to such counsel to be applicable to Acquisition or Parent where such violation would reasonably be expected to have a material adverse effect upon the validity, performance or enforceability of any of the terms of this Agreement applicable to Acquisition or Parent.

                 (d) No consent, approval, authorization or order of, or registration or filing with, any governmental agency or body of the United States of America or the State of

         Delaware is legally required as a condition to the execution and delivery by Acquisition or Parent of this Agreement, other than filings with respect to the Merger pursuant to the DGCL, and any of the foregoing under the HSR Act or the Exchange Act.

         4.3 The Closing. Subject to the terms and conditions of this Agreement, the Closing under this Agreement shall be held at 10:00 a.m. local time at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York as soon as practicable after the satisfaction or waiver of the conditions precedent to the Closing or on such other day and time as Acquisition, the Parent and Larizza shall mutually agree upon (or failing such agreement, not later than five business days after such satisfaction or waiver of such conditions); provided that Larizza may extend the Closing Date to January 3, 1996, or to such other day as Acquisition, Parent and Larizza shall mutually agree upon, by written notice to Parent and Acquisition. The consummation of the transactions contemplated by this Agreement at such place and time are sometimes referred to in this Agreement as the "Closing", and such date is sometimes referred to as the "Closing Date". On the Closing Date, or as soon thereafter as practicable, the parties will execute and file with the Secretaries of State of the State of Ohio and Delaware Certificates of Merger in accordance with the OGCL and the DGCL, and the parties will take such other and further actions in connection with the actions required by this Section 4.3 as may be required by Delaware or Ohio law to make the Merger effective as soon as practicable after the time of such filing. The Merger will become effective upon the filing of the last of the Certificates of Merger with the Secretaries of State of Ohio and Delaware in accordance with the OGCL and the DGCL, unless a later date is specified in the Certificates of Merger, in which case the Merger shall become effective at such later date (the "Effective Time of the Merger"). At the Effective Time of the Merger, Acquisition will be merged with and into Larizza.

5        TERMINATION AND ABANDONMENT.

         5.1 Termination and Abandonment. Regardless of whether this Agreement or the Merger has been approved by Larizza's shareholders, this Agreement may be terminated and the Merger may be abandoned at any time before the Effective Time of the Merger:

                 (a) by mutual action of the Boards of Directors of Larizza, Acquisition, and Parent; or

                 (b) by the Boards of Directors of Acquisition and Parent if the conditions set forth in Section 4.1 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated, after 30 days written notice (or by its nature cannot be cured or eliminated), on or before February 29, 1996 (the "Drop Dead Date"); or

                 (c) by the Board of Directors of Larizza if the conditions set forth in Section 4.2 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated, after 30 days written notice (or by its nature cannot be cured or eliminated), on or before the Drop Dead Date; or

                 (d) by the Board of Directors of Larizza, Acquisition or Parent if the Effective Time of the Merger does not occur on or before the Drop Dead Date; provided, however, that the right to terminate this Agreement under this Section 5.1(d) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time of the Merger to occur on or before the Drop Dead Date; or

                 (e) by either Parent and Acquisition, on the one hand, or Larizza, on the other hand, if either one (or any permitted assignee hereunder) is restrained, enjoined or otherwise precluded by an order, decree, ruling, injunction or other action (other than an order or injunction issued on a temporary or preliminary basis) of a court, domestic or foreign, of competent jurisdiction or other governmental entity from consummating the Merger or making the acquisition or holding by Parent or its subsidiaries of the Stock Certificates or shares of common stock of the Surviving Corporation illegal and all means of appeal and all appeals from such order, decree, ruling, injunction or other action have been finally exhausted; or

                 (f) by the Board of Directors of Larizza if (i) a New Bidder makes a bona fide offer on or before the Effective Time of the Merger, (ii) Larizza's Board of Directors determines in its good faith judgment, based as to legal matters on a written opinion of legal counsel, and in the exercise of its fiduciary duties that such offer is more favorable to Larizza's shareholders than the Merger, and (iii) Larizza gives Parent at least 10 calendar days prior written notice of its intent to terminate this Agreement under this Section 5.1(f); provided, however, that the termination right provided in this Section 5.1(f) will terminate if, within such 10-day period, Parent notifies Larizza that it will match, in all material respects, the terms and provisions of such other offer (whereupon the parties will execute an appropriate amendment hereto); or

                 (g) by the Board of Directors of Parent or Acquisition, if (i) the Board of Directors of Larizza shall not have recommended or shall withdraw, modify or change its recommendation relating to the Merger in a manner adverse to Parent or shall have resolved to do any of the foregoing, or (ii) the Board of Directors of Larizza shall have recommended to the stockholders of Larizza that they accept or approve, or Larizza or any of its Subsidiaries shall have agreed to accept an Alternative Proposal.

         5.2 Effect of Termination. Except as provided in Section 5.3 with respect to the Topping Fee or in Section 6.3 with respect to the confidentiality agreement, and except for an intentional breach of this Agreement (provided that no claim for intentional breach of this Agreement shall survive the Closing), if this Agreement is terminated and the Merger is abandoned, this Agreement shall be void and have no effect, and no party to this Agreement shall have any liability to any other party or its shareholders, directors, officers, employees or agents with respect to this Agreement or the Merger, and each party shall be responsible for its own expenses.

         5.3 Topping Fee. If the Board of Directors of Larizza terminates this Agreement and abandons the Merger pursuant to Section 5.1(f), or if the Board of Directors of Parent or Acquisition terminates this Agreement and abandons the Merger pursuant to Section 5.1(g)(i) or (ii), then Parent shall receive from Larizza the sum (the "Topping Fee") of (i) $4,300,000 and (ii) the amount, not to exceed $1,700,000, of all costs and expenses incurred by Parent and Acquisition relating to this Agreement, the transactions contemplated hereby and the financing therefor, including without limitation, the fees, disbursements and charges of counsel to Parent, Acquisition and any financing source for which Parent or any of its affiliates is responsible, financial advisory fees (not in excess of customary financial advisory fees if payable to affiliated entities), accounting fees and expenses, due diligence costs, and all other out-of-pocket fees, costs and expenses. Notwithstanding any other provision hereof, Larizza will not have the right to terminate this Agreement under Section 5.1(f) unless the Topping Fee has been paid in full prior thereto.

6        MISCELLANEOUS.

         6.1 Non-Survival of Representations, Warranties and Covenants. Except as provided in Section 1.4 with respect to the payment for the Larizza Common Shares, in Section 6.2 with respect to directors' and officers' indemnification and insurance or in Section 6.3 with respect to the confidentiality agreement, regardless of any investigation at any time made by or on behalf of any party to this Agreement or of any information any party may have in respect thereof, notwithstanding any other term or condition of this Agreement, all representations, warranties, covenants and agreements contained in this Agreement or made pursuant to, or in connection with, this Agreement, the Merger or the transactions contemplated by this Agreement (including, without limitation, any certificates, instruments, opinions or other documents delivered at the Closing by or on behalf of the parties or any of their directors, officers, employees, agents, accountants or attorneys) shall automatically terminate (without further action) at and upon the Closing and they shall have no effect after the Closing and no claim whatsoever may be brought after the Closing alleging a breach of any representation or warranty or any other failure to comply with the terms and provisions of this Agreement or any of such other documents.

         6.2 Continuation of Directors' and Officers' Indemnification. Larizza will indemnify and hold harmless, and after the Closing Date, the Surviving Corporation and Parent, jointly and severally, will indemnify and hold harmless, each present and former employee, agent, director or officer of Larizza or of the Subsidiaries and the Stockholder party to the Stock Agreement (the "Directors and Officers") from and against any and all claims arising out of or in connection with activities in such capacity, or on behalf of, or at the request of, Larizza (including, without limitation, the Merger and the other transactions and performance provided for, or required by, this Agreement or the Stock Agreement), to the fullest extent permitted under applicable law and, in addition (if not prohibited by applicable law), to the fullest extent provided in the applicable Articles of Incorporation, Code of Regulations and Bylaws in effect at the date of this Agreement.

The Surviving Corporation and Parent, jointly and severally, will continue the indemnification, advancement of expenses and limitation of liability provisions currently provided by the applicable Articles of Incorporation, Code of Regulations and Bylaws for a period of not less than six years after the Closing Date. If any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Without limiting the foregoing, Larizza, and after the Closing Date, the Surviving Corporation and Parent, jointly and severally, will advance expenses incurred with respect to the foregoing, as they are incurred, to the fullest extent permitted under applicable law, if the person on whose behalf the expenses are advanced provides an undertaking (which need not be secured) to repay such advances if it is ultimately determined in a final, non-appealable judicial proceeding that such person is not entitled to indemnification.

         6.3 Entire Agreement. This Agreement, including the Schedules, agreements, documents, certificates and instruments referred to in this Agreement, embodies the entire agreement and understanding of the parties to this Agreement with respect to the subject matter of this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements, commitments and understandings, written or oral, between the parties with respect to such subject matter, and any such prior agreements or understandings are merged into this Agreement; provided, however, that the Confidentiality Agreement previously entered into by Larizza and Parent shall survive the execution, delivery and termination of this Agreement.

         6.4 Amendments. This Agreement may be amended only by a written instrument signed by the parties to this Agreement; provided, that after approval of the Merger by the shareholders of Larizza, no amendment may be made that decreases the consideration to which Larizza's shareholders are entitled pursuant to this Agreement or otherwise materially adversely affects the shareholders of Larizza without the further approval of Larizza's shareholders.

         6.5 Waivers. At any time before the Effective Time of the Merger, regardless of whether this Agreement has been approved by Larizza's shareholders, (i) Acquisition and Parent may extend the time for the performance of any of the obligations or other acts of Larizza or, subject to the provisions of Section 6.4, waive compliance with any of the agreements of Larizza or with any conditions to the obligations of Acquisition or Parent, or
(ii) Larizza may extend the time for the performance of any of the obligations or other acts of Acquisition or Parent or, subject to the provisions of Section 6.4, waive compliance with any of the agreements of Acquisition or Parent or with any conditions to the obligations of Larizza. Any agreement on the part of a party to this Agreement concerning any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer. No failure or delay on the part of any party in exercising any right, power or privilege under this Agreement or under the documents delivered in connection with this Agreement shall operate as a waiver of such right, power or privilege, nor shall any waiver on the part of any party of any right, power or privilege under this Agreement, nor any single or partial exercise of any right, power or privilege under this Agreement, preclude any other or further exercise of such right, power or privilege under this Agreement or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

         6.6 Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns. None of Larizza, Acquisition or Parent may assign or transfer any of their rights or delegate any of their obligations under this Agreement without the prior written consent of the other parties, and any purported assignment or transfer by any of them shall be void; provided that Acquisition will have the right to assign to Parent or any direct or indirect wholly-owned subsidiary of Parent any and all rights and obligations of Acquisition under this Agreement, including, without limitation, the right to substitute in its place Parent or such a subsidiary as one of the constituent corporations in the Merger (such subsidiary assuming all of the obligations of Acquisition in connection with the Merger); provided that any such assignment will not relieve Parent or Acquisition from any of its obligations hereunder. Except for Section 6.2 (which is intended to be for the benefit of directors, officers, agents and employees to the extent contemplated thereby and their beneficiaries, and may be enforced by such persons or entities), this Agreement is not intended to, nor will it confer upon any other person or entity (other than the parties hereto) any rights or remedies.
Except as otherwise expressly provided herein, this Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns.

         6.7 Expenses. Except as provided in Section 5.3 or Section 6.12 (if applicable), each party to this Agreement shall pay its own costs and expenses incident to this Agreement and the transactions contemplated in this Agreement, including, without limitation, attorneys' fees, brokerage, finder or financial advisor fees and accounting fees.

         6.8 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall have no effect on the other provisions of this Agreement, which shall remain valid, operative and enforceable. In addition, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         6.9 Notices. Any notice or other communication required or which may be given under this Agreement shall be in writing and either delivered personally to the addressee, telegraphed, telecopied or telexed to the addressee, sent by overnight courier to the addressee or mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telecopied or telexed to the addressee, or, if sent by overnight courier, one business day after the date so sent, or, if mailed, three business days after the date of mailing, as follows:

         If to Larizza:                    Larizza Industries, Inc.
                                           201 West Big Beaver Road, Suite 1040
                                           Troy, Michigan 48084
                                           Fax:  (810) 524-4996
                                           Attention:  Ronald T. Larizza

         With Copies To:                   Patrick T. Duerr, Esq.
                                           Honigman Miller Schwartz and Cohn
                                           2290 First National Building
                                           Detroit, Michigan 48226-3583
                                           Fax:  (313) 962-0176

         If to Acquisition or Parent:      Collins & Aikman Products Co.
                                           701 McCullough Drive
                                           Charlotte, North Carolina  28232
                                           Attention:  Chief Executive Officer
                                           Fax:  (704) 548-2208

         With Copies To:                   Collins & Aikman Products Co.
                                           210 Madison Avenue, 6th Floor
                                           New York, New York  10016
                                           Attention:  Elizabeth Philipp, Esq.
                                           Fax:  (212) 578-1269

         And:                              Jones, Day, Reavis & Pogue
                                           599 Lexington Avenue
                                           New York, New York  10022
                                           Attention:  Robert A. Profusek, Esq.
                                           Fax:  (212) 755-7306

Any or the foregoing may change its address for notices by notice to the other parties.

         6.10 Knowledge. When used in this Agreement, the term "knowledge" or "actual knowledge" (or any variation of knowledge) of Larizza shall refer to the actual conscious awareness of Ronald T. Larizza, Edward W. Wells, Terence
C. Seikel or Vincent L. Donovan.

         6.11 Governing Law. Except to the extent that Ohio law is mandatorily applicable to the Merger or the rights of the shareholders of Larizza, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Michigan principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

         6.12 Attorneys' Fees. If any party commences an action against any other party to enforce any of the terms, covenants, conditions or provisions of this Agreement or because of a default by a party under this Agreement, the prevailing party in any such action shall be entitled to recover its reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action from the losing party.

         6.13 Interpretation. The headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All references to "Sections" and "Schedules" in this Agreement are, unless specifically indicated otherwise, references to sections of, and Schedules to, this Agreement. Whenever the singular is used, the same shall include the plural and vice versa, where appropriate. Words of any gender shall include each other gender where appropriate. The Schedules to this Agreement are a part of this Agreement as if set forth in full in this Agreement.

         6.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

7        GLOSSARY.        The following words and phrases are defined in the
following Sections of this Agreement:

        Word or Phrase                                              Section
        --------------                                              -------

        Acquisition  . . . . . . . . . . . . . . . . . . . . . . .  Introductory Paragraph
        Acquisition Shares . . . . . . . . . . . . . . . . . . . .  Recital C
        Actual Knowledge . . . . . . . . . . . . . . . . . . . . .  Section 6.10
        Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  Introductory Paragraph
        Alternative Proposal . . . . . . . . . . . . . . . . . . .  Section 3.11(a)
        Bidders  . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.28
        Business . . . . . . . . . . . . . . . . . . . . . . . . .  Recital A
        Closing  . . . . . . . . . . . . . . . . . . . . . . . . .  Section 4.3
        Closing Date . . . . . . . . . . . . . . . . . . . . . . .  Section 4.3
        Code . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.12(b)
        Companies  . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.1
        Contracts  . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.24
        DGCL . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recital D
        Directors and Officers . . . . . . . . . . . . . . . . . .  Section 6.2
        Dissenting Shares  . . . . . . . . . . . . . . . . . . . .  Section 1.2(b)
        Drop Dead Date . . . . . . . . . . . . . . . . . . . . . .  Section 5.1(b)
        Effective Time of the Merger . . . . . . . . . . . . . . .  Section 4.3
        ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.14
        Exchange Act . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.5
        Exchange Agent . . . . . . . . . . . . . . . . . . . . . .  Section 1.4.1
        Fund . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 1.4.1
        HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.5


         Word or Phrase                                              Section
         --------------                                              -------



         Hughes . . . . . . . . . . . . . . . . . . . . . . . . . .  Recital A
         Intellectual Property  . . . . . . . . . . . . . . . . . .  Section 2.1.23
         Knowledge  . . . . . . . . . . . . . . . . . . . . . . . .  Section 6.10
         Larizza  . . . . . . . . . . . . . . . . . . . . . . . . .  Introductory Paragraph
         Larizza Common Shares  . . . . . . . . . . . . . . . . . .  Recital B
         Larizza Financial Statements . . . . . . . . . . . . . . .  Section 2.1.8
         Larizza Interim Statements . . . . . . . . . . . . . . . .  Section 2.1.8
         Larizza Preferred Shares . . . . . . . . . . . . . . . . .  Recital B
         Larizza SEC Filings  . . . . . . . . . . . . . . . . . . .  Section 2.1.6
         Liabilities  . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.11
         Liens  . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.10
         Mailing Date . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.7
         Manchester . . . . . . . . . . . . . . . . . . . . . . . .  Recital A
         Material Adverse Effect  . . . . . . . . . . . . . . . . .  Section 2.1.9
         Meeting  . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.3
         Merger . . . . . . . . . . . . . . . . . . . . . . . . . .  Recital D
         Merger Price . . . . . . . . . . . . . . . . . . . . . . .  Section 1.2(a)
         Merrill Letter . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.20
         New Bidder . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.11
         OGCL . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recital D
         Option . . . . . . . . . . . . . . . . . . . . . . . . . .  Recital E
         Other Potential Bidders  . . . . . . . . . . . . . . . . .  Section 2.1.28
         Parent . . . . . . . . . . . . . . . . . . . . . . . . . .  Introductory Paragraph
         Parent MAE . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.2.1
         Parent SEC Filings . . . . . . . . . . . . . . . . . . . .  Section 2.2.4
         Permits  . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.16
         Permitted Liens  . . . . . . . . . . . . . . . . . . . . .  Section 2.1.10
         Plans  . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.14
         Proxy Statement  . . . . . . . . . . . . . . . . . . . . .  Section 2.1.7
         Scheduled IP . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.23
         SEC  . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.6
         Senior Executives  . . . . . . . . . . . . . . . . . . . .  Section 2.1.18
         Stock Agreement  . . . . . . . . . . . . . . . . . . . . .  Recital E
         Stock Certificates . . . . . . . . . . . . . . . . . . . .  Section 1.2(a)
         Stockholder  . . . . . . . . . . . . . . . . . . . . . . .  Recital E
         Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .  Recital A
         Surviving Corporation  . . . . . . . . . . . . . . . . . .  Section 1.1(a)
         Tax Returns  . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.12(b)
         Tax/Taxes  . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.12(b)
         Topping Fee  . . . . . . . . . . . . . . . . . . . . . . .  Section 5.3
         Voting Trust Agreement . . . . . . . . . . . . . . . . . .  Section 2.1.3



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the introductory paragraph of this Agreement.


                          ACQUISITION:             LRI ACQUISITION CORP.


                                                   By: /S/ ELIZABETH R. PHILIPP
                                                       ------------------------
                                                   Its:    Director
                                                        ----------------------

                          LARIZZA:                 LARIZZA INDUSTRIES, INC.
                                                       -----------------------


                                                   By:  /S/ RONALD T. LARIZZA
                                                       -----------------------
                                                    Its:    CEO
                                                        ----------------------


                          PARENT:                  COLLINS & AIKMAN PRODUCTS CO.


                                                   By:  /S/ THOMAS E. HANNAH
                                                       ------------------------

                                                   Its: President and Chief
                                                        Executive Officer
                                                       -----------------------

                                 SCHEDULE INDEX

Schedule Number      Description
---------------      -----------

1.1(b)               Form of Restated Articles of Incorporation
1.1(c)               Form of Restated Code of Regulations
2.1.1                States In Which Qualified
2.1.3                The Companies' Authorized and Outstanding Stock and Options
2.1.5                Larizza Consents and Approvals
2.1.9                Larizza Changes Since June 30, 1995
2.1.10               Larizza Permitted Liens
2.1.11               Larizza Undisclosed Liabilities
2.1.12               Larizza Tax Audits
2.1.13               Larizza Litigation
2.1.14               Larizza ERISA Plans
2.1.15               Larizza Environmental Matters
2.1.18               Larizza Changes Since June 30, 1995
2.1.20               Merrill Lynch Letter
2.1.23               Larizza Intellectual Property
2.1.24               Larizza Contracts
2.1.25               Larizza Labor Matters
2.1.26               Larizza Related Party Transactions
2.2.3                Acquisition and Parent Consents and Approvals
4.1.11               Larizza Related Party Receivables to be paid


                                   APPENDIX B

                         [LETTERHEAD OF MERRILL LYNCH]

                                                 September 26, 1995

Non-Management Committee of the Board of Directors
Larizza Industries, Inc.
201 West Big Beaver Road, Suite 1040
Troy, Michigan  48084

Gentlemen:

         Larizza Industries, Inc. (the "Company") and Collins & Aikman Products Co. (the "Acquiror") have entered into an Agreement and Plan of Merger, dated the date hereof (the "Agreement"). Pursuant to the Agreement, the Company will become a wholly owned subsidiary of the Acquiror in a transaction (the "Merger") in which each outstanding share of the Company's common stock (the "Shares") not held as treasury shares of the Company or which have become Dissenting Shares (as defined in the Agreement) will be converted into the right to receive $6.50 in cash. In connection with the Agreement, the Acquiror and Mr. Ronald T. Larizza, the Chairman and Chief Executive Officer of the Company, have entered into an agreement (the "Stock Agreement") pursuant to which Mr. Larizza has granted the Acquiror an option to acquire the 7,910,906 Shares owned by Mr. Larizza and has agreed to vote such shares as well as the additional 3,272,177 shares over which he has voting control (together, the "Majority Shareholder Shares") in favor of the Merger at a special shareholders' meeting which is expected to be held in December 1995. The Majority Shareholder Shares represent approximately 50.6% of the total Shares outstanding. The Merger is expected to be consummated on or shortly after the date of the special shareholders' meeting.

         You have asked us whether, in our opinion, the proposed cash consideration to be received by the holders of the Shares in the Merger is fair to such shareholders from a financial point of view.

         In arriving at the opinion set forth below, we have, among other things:

             (1) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1994 and the Company's Forms 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1995 and June 30, 1995;

             (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company, furnished to us by the Company;

             (3) Conducted discussions with members of senior management of the Company concerning its businesses and prospects;

             (4) Reviewed the historical market prices and trading activity for the Shares and compared them with that of certain publicly traded companies which we deemed to be reasonably similar to the Company;

             (5) Compared the results of operations of the Company with that of certain companies which we deemed to be reasonably similar to the Company;

             (6) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

             (7) Reviewed the Agreement dated September 26, 1995;

             (8) Reviewed the Stock Agreement dated September 26, 1995; and

             (9) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed appropriate, including our assessment of general economic, market, monetary and other conditions as they exist on the date hereof.

         In preparing our opinion, we have relied on and assumed the accuracy and completeness of all information supplied or otherwise made available to us by the Company. We have not assumed any responsibility for independent verification of such information or any independent appraisal of the assets of the Company. With respect to the financial forecasts furnished by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company.

         In connection with our providing financial advice to the Company regarding the matters set forth in this opinion, we have, at the Company's request, had contacts with several financial and strategic potential purchasers, both domestic and foreign, with respect to an acquisition of the Company.

         Our opinion set forth below is directed to the Non-Management Committee of the Board of Directors of the Company and does not constitute a recommendation to any shareholder of the Company with respect to the approval of the transactions contemplated by the Agreement. This letter is for the information of the Non-Management Committee of the Board of Directors of the Company only in connection with its consideration of the Agreement and is not to be quoted or referred to, in whole or in part, in any proxy statement or other document prepared in connection with the transactions contemplated by the Agreement, nor shall this letter be used for any other purposes or publicly disclosed, without our prior written consent; provided, however, the Company is authorized to include this letter in its entirety in the proxy materials contemplated by the Agreement.

         We have acted as financial advisor to the Non-Management Committee of the Board of Directors of the Company in connection with the transactions contemplated by the Agreement and will receive a fee for our services, a substantial portion of which is contingent upon consummation of the transactions contemplated by the Agreement. In the ordinary course of our business, we and our affiliates may actively trade the securities of the Company and the Acquiror for our or their own accounts and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. We have, in the past, provided financial advisory and financing services to the Acquiror and certain affiliates of the Acquiror and have received fees for the rendering of such services.

         On the basis of, and subject to the foregoing, we are of the opinion that the proposed cash consideration to be received by the holders of the Shares pursuant to the Merger is fair to such shareholders from a financial point of view.

                                          Very truly yours,

                                          MERRILL LYNCH, PIERCE, FENNER &
                                                SMITH INCORPORATED

                                          By    /s/ Daniel M. Dickinson
                                                -----------------------------
                                                Director
                                                Investment Banking Group

                                   APPENDIX C


1701.85  RELIEF FOR DISSENTING SHAREHOLDERS; QUALIFICATION; PROCEDURES. --
(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.
         (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on such proposal was taken at the meeting of the shareholders, the shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, stating his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.
         (3)     The dissenting shareholder entitled to relief under division
(C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.
         (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new corporation, whether served before, on, or after the effective date of the merger or consolidation.
         (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, he, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested, in order that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the shareholder. Failure on the part of the shareholder to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to him within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. Such request by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.
         (B) Unless the corporation and the dissenting shareholder shall have come to an agreement on the fair cash value per share of the shares as to which he seeks relief, the shareholder or the corporation, which in case of a merger or consolidation may be the surviving or the new corporation, within three months after the service of the demand by the shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation which issued such shares is located, or was located at the time when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within the period of three months may join as plaintiffs, or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such complaint is required. Upon the filing of the complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint, and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share, and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding, and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code.
If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares as agreed upon by the parties or as fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which such payment is made.
         (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to that on which the vote by the shareholders was taken, and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event shall the fair cash value of it exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.
         (D) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay fair cash value of them terminates if:
         (1) Such shareholder has not complied with this section, unless the corporation by its directors waives such failure;
         (2) The corporation abandons, or is finally enjoined or prevented from carrying out, or the shareholders rescind their adoption, of the action involved;
         (3) The shareholder withdraws his demand, with the consent of the corporation by its directors;
         (4) The corporation and the dissenting shareholder shall not have come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation shall have filed or joined in a complaint under division (B) of this section within the period provided.
         (E) From the time of giving the demand, until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class, or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated otherwise than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination. (Last amended by Sub. H.B. 708, L. '88, eff. 4-19-88.)

                         Independent Auditor's Report


The Shareholders and Board of Directors
Larizza Industries, Inc.:

We have audited the accompanying consolidated balance sheets of Larizza Industries, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Larizza Industries, Inc. and subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in notes 1 and 8 to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

                                KPMG Peat Marwick LLP


Detroit, Michigan
February 9, 1995

                            LARIZZA INDUSTRIES, INC.
PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE SPECIAL MEETING OF SHAREHOLDERS, TO BE HELD ON
          DECEMBER 1, 1995 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF

The undersigned hereby appoints Ronald T. Larizza, Edward L. Sawyer, Jr. and Terence C. Seikel, or any of them, as Proxies, each with the power to act alone and the power of substitution and resubstitution, to vote all shares of common stock, no par value, which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held on December 1, 1995 or any adjournment or postponement thereof as specified below on the matters described in the Company's Proxy Statement dated November 1, 1995.


1.       The approval and adoption of the Agreement and Plan of Merger, dated                    (change of address)
         as of September 26, 1995 (included as Appendix A to, and described in,
         the Proxy Statement relating to this Special Meeting), among Larizza             ______________________________________
         Industries, Inc. (the "Company"), Collins & Aikman Products Co.                  ______________________________________
         ("Parent") and LRI Acquisition Corp. ("Acquisition"), a wholly-owned             ______________________________________
         subsidiary of Parent, pursuant to which Acquisition will be merged               ______________________________________
         with and into the Company, the Company will become a wholly-owned                (If you have written in the above space,
         subsidiary of Parent and each outstanding share of common stock, no               please mark the corresponding box on
         par value, of the Company will be converted into the right to receive             the reverse side of this card)
         $6.50 in cash.


2.       In their discretion with respect to any other matters that may
         properly come before the meeting.                                                          [SEE REVERSE
                                                                                                        SIDE]






                                                        SHARES IN YOUR NAME

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE



1. Approval and
   Adoption of  [ ] FOR [ ] AGAINST [ ] ABSTAIN
   Agreement
   and Plan of
   Merger

                                                    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
                                                    HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY
                       CHANGE                       WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER
                         OF        [ ]              AND THE RELATED MERGER.  IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE
                       ADDRESS                      SPECIAL MEETING FOR ACTION TO BE TAKEN THEREON, THIS PROXY WILL BE VOTED ON
                                                    SUCH MATTERS BY THE PERSONS NAMED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR
                        ATTEND                      BEST JUDGMENT.  THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT THE
                       MEETING     [ ]              PERSONS NAMED AS PROXIES HEREIN MAY DO BY VIRTUE HEREOF AND HEREBY ACKNOWLEDGES
                                                    RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY
                                                    STATEMENT.



SIGNATURE(S) ____________________________________ DATE _______________
                                                                                      PLEASE MARK, SIGN, DATE AND
SIGNATURE(S) ____________________________________ DATE _______________                RETURN THIS PROXY PROMPTLY USING
                                                                                      THE ENCLOSED ENVELOPE
(IMPORTANT:  PLEASE SIGN NAME EXACTLY AS IT APPEARS HEREON INDICATING,
             WHERE PROPER, OFFICIAL POSITION OR REPRESENTATIVE CAPACITY.
             IN CASE OF JOINT HOLDERS, BOTH SHOULD SIGN.)